Exhibit 10.1

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of June 18, 2015

among

ALERE INC.,

as Borrower,

THE LENDERS AND L/C ISSUERS PARTY HERETO,

GOLDMAN SACHS BANK USA,

as B Term Loan Administrative Agent,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Collateral Agent and Pro Rata Administrative Agent,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Syndication Agent

and

CITIZENS BANK, N.A. and DNB BANK ASA, NEW YORK BRANCH,

as Co-Documentation Agents

¿ ¿ ¿

GOLDMAN SACHS BANK USA, GE CAPITAL MARKETS, INC., J.P. MORGAN SECURITIES

LLC, DNB MARKETS, INC., RBC CAPITAL MARKETS, HSBC SECURITIES (USA) INC. and

CITIZENS BANK, N.A.,

as Joint Lead Arrangers and Bookrunners

i

SCHEDULES

Schedule I	–	Commitments
Schedule II	–	Addresses for Notices
Schedule 1.1(a)		Inactive Subsidiaries
Schedule 2.4	–	Existing Letters of Credit
Schedule 2.21	–	Reverse Dutch Auction Procedures
Schedule 4.2	–	Consents
Schedule 4.3(a)	–	Ownership of each Group Member and its Subsidiaries
Schedule 4.3(b)		P&G JV Agreements
Schedule 4.4(b)	–	Material Liabilities or Obligations
Schedule 4.7	–	Litigation
Schedule 4.8	–	Taxes
Schedule 4.12	–	Labor Matters
Schedule 4.14	–	Environmental Matters
Schedule 4.15	–	Intellectual Property
Schedule 4.16	–	Real Property
Schedule 4.17	–	Bank and Security Accounts
Schedule 4.18	–	Insurance
Schedule 7.13	–	Postclosing Deliveries
Schedule 8.1(b)	–	Existing Indebtedness
Schedule 8.2	–	Existing Liens
Schedule 8.3	–	Existing Investments
Schedule 8.9	–	Transactions with Affiliates

EXHIBITS

Exhibit A	–	Form of Assignment
Exhibit B-1	–	Form of A Term Loan Note
Exhibit B-2	–	Form of B Term Loan Note
Exhibit B-3	–	Form of Incremental Term Loan Note
Exhibit B-4	–	Form of Revolving Loan Note
Exhibit C	–	Form of Notice of Borrowing
Exhibit D	–	Form of Swingline Request
Exhibit E	–	Form of L/C Request
Exhibit F	–	Form of Notice of Conversion or Continuation
Exhibit G	–	Form of Compliance Certificate
Exhibit H	–	Form of Guaranty and Security Agreement
Exhibit I-1		Form of U.S. Tax Compliance Certificate
Exhibit I-2		Form of U.S. Tax Compliance Certificate
Exhibit I-3		Form of U.S. Tax Compliance Certificate
Exhibit I-4		Form of U.S. Tax Compliance Certificate

v

This Credit Agreement, dated as of June 18, 2015, is entered into among ALERE INC., a Delaware corporation (the “Borrower”), the Lenders (as defined below), the L/C Issuers (as defined below), GOLDMAN SACHS BANK, USA (“Goldman”), as an administrative agent (in such capacity, and together with its successors and permitted assigns in such capacity, the “B Term Loan Administrative Agent”), GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), as an administrative agent (in such capacity, and together with its successors and permitted assigns in such capacity, the “Pro Rata Administrative Agent” and, together with the B Term Loan Administrative Agent, the “Administrative Agents”), GE CAPITAL, as collateral agent (in such capacity, and together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the Lenders, the L/C Issuers and the other Secured Parties (as defined below),GE Capital, as syndication agent, and Citizens Bank, N.A. and DNB Bank ASA, New York Branch, as co-documentation agents.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“A Term Loan” has the meaning specified in Section 2.1(b)(i).

“A Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make A Term Loans to the Borrower, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “A Term Loan Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the A Term Loan Commitments on the Closing Date equals $650,000,000.

“Administrative Agents” has the meaning specified in the preamble hereto.

“Affected Lender” has the meaning specified in Section 2.18(a).

“Affiliate” means, with respect to any Person, each officer, director, general partner or joint-venturer of such Person and any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; provided, however, that no Secured Party shall be an Affiliate of the Borrower. For purpose of this definition, “control” means the possession of either (a) the power to vote, or the beneficial ownership of, 10% or more of the Voting Stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents” means the B Term Loan Administrative Agent, the Pro Rata Administrative Agent and the Collateral Agent; and “Agent” means any of them, as the context may require.

“Agreement” means this Credit Agreement.

“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any other Group Member from time to time concerning or relating to bribery or corruption (including the Foreign Corrupt Practices Act of 1977, as amended) administered or enforced by any Governmental Authority having jurisdiction over the Borrower or any Group Member.

“Anti-Money Laundering Laws” means all applicable money laundering statutes and related financial recordkeeping and reporting requirements and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, which in each case are issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrower or any other Group Member, or to which the Borrower or any other Group Member is subject.

“Anti-Terrorism Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any other Group Member from time to time concerning or relating to terrorism, including the Executive Order, the Trading with the Enemy Act (50 U.S.C. § 5 et seq.) and the Patriot Act.

“Applicable Administrative Agent” means (i) in respect of any A Term Loans, any Revolving Loans (including any Extended Revolving Loans or revolving loans in respect of any Incremental Revolving Credit Commitments or any Specified Refinancing Revolving Credit Commitments), any Swing Loans, any Extended Term Loans or Specified Refinancing Term Loans in either case in respect of any then outstanding A Term Loans, any Letters of Credit and any Commitments in respect of any of the foregoing extensions of credit referred to in this clause (i), the Pro Rata Administrative Agent, and (ii) in respect of any B Term Loans, any Incremental Term Loans, any Extended Term Loans or Specified Refinancing Term Loans in either case in respect of any then outstanding B Term Loans or Incremental Term Loans and any Commitments in respect of any of the foregoing extensions of credit referred to in this clause (ii), the B Term Loan Administrative Agent.

“Applicable Margin” means (x) with respect to any A Term Loan that is (i) a Base Rate Loan, 2.00% per annum, and (ii) a Eurodollar Rate Loan, 3.00% per annum, (y) with respect to any Revolving Loan and Swing Loan that is (i) a Base Rate Loan, 2.00% per annum, and (ii) a Eurodollar Rate Loan, 3.00% per annum and (z) with respect to any B Term Loan, a percentage equal to (i) during the period commencing on the Closing Date and ending on the next date of determination after the Closing Date, the respective percentage set forth in the applicable column opposite Level I in the table set forth below and (ii) thereafter, as of each date of determination (and until the next such date of determination), a percentage equal to the percentage set forth below in the applicable column opposite the Level corresponding to the Consolidated Secured Leverage Ratio in effect as of the last day of the most recently ended Fiscal Quarter:

LEVEL	CONSOLIDATED SECURED LEVERAGE RATIO	B TERM LOANS
		BASE RATE LOANS	EURODOLLAR RATE LOANS (EXCEPT FOR SWING LOANS)
I	Greater than 2.25: 1.00	2.25%	3.25%
II	Less than or equal to 2.25: 1.00	2.00%	3.00%

Each date of determination for the “Applicable Margin” applicable to the B Term Loans shall be the date that is 3 Business Days after delivery by the Borrower to the B Term Loan Administrative Agent of a new Compliance Certificate pursuant to Section 6.1(c). Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Consolidated Secured Leverage Ratio), the Applicable Margin with respect to B Term Loans shall equal the percentage set forth in the appropriate column opposite Level I in the table above, effective immediately upon (x) the occurrence of any Event of Default under Section 9.1(e)(ii) or (y) the delivery of a notice by the B Term Loan Administrative Agent or the Required B Term Loan Lenders to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing.

“Applicable Threshold Price” has the meaning specified in Schedule 2.21.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

“Arrangers” means Goldman, GE Capital Markets, Inc., J.P. Morgan Securities LLC, DNB Markets, Inc., RBC Capital Markets, HSBC Securities (USA) Inc. and Citizens Bank, N.A.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 11.2 (with the consent of any party whose consent is required by Section 11.2), accepted by the Applicable Administrative Agent in substantially the form of Exhibit A, or any other form approved by the Applicable Administrative Agent.

“Auction” has the meaning specified in Section 2.21(a).

“Auction Manager” has the meaning specified in Section 2.21(a).

“Auction Notice” has the meaning specified in Schedule 2.21.

“Available Amount” means, as of any date, an amount (which shall not be less than zero), determined on a cumulative basis, equal to, without duplication:

(a) the Retained Excess Cash Flow Amount, minus

(b) the cumulative amount of Investments made in reliance on Section 8.3(m), minus

(c) the cumulative amount of Restricted Payments made in reliance on Section 8.5(h), minus

(d) the cumulative amount of Restricted Debt Payments made in reliance on Section 8.6(f).

“B Term Loan” has the meaning specified in Section 2.1(b)(ii).

“B Term Loan Administrative Agent” has the meaning specified in the preamble hereto.

“B Term Loan Commitment” means, with respect to each Term Loan Lender, the commitment of such Lender to make B Term Loans to the Borrower, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “B Term Loan

Commitment”, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement. The aggregate amount of the B Term Loan Commitments on the Closing Date equals $1,050,000,000.

“Base Rate” means, at any time, a rate per annum equal to the highest of (a) the rate last quoted by The Wall Street Journal as the latest “U.S. prime rate” or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Applicable Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Applicable Administrative Agent), (b) the sum of 0.5% per annum and the Federal Funds Rate and (c) the Eurodollar Rate for a Eurodollar Rate Loan with a one-month Interest Period commencing on such day plus 1.00%; provided that if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the foregoing, in no event shall the Base Rate with respect to any outstanding B Term Loans be less than 2.00% per annum.

“BBI Sale” means the Sale of (x) all of the Stock and Stock Equivalents of, or (y) any or all of the assets of, BBI Diagnostics Group, plc and any of its Subsidiaries or any direct or indirect holding company thereof holding, directly or indirectly, the Stock and Stock Equivalents of BBI Diagnostics Group, plc and its Subsidiaries (provided that such holding company does not engage in any material business or own any material assets other than owning, directly or indirectly, the Stock and Stock Equivalents of BBI Diagnostics Group, plc and its Subsidiaries).

“Base Rate Loan” means any Loan that bears interest based on the Base Rate.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA (whether governed by the laws of the United States or otherwise) to which any Group Member incurs or otherwise has any obligation or liability, contingent or otherwise.

“Borrower” has the meaning specified in the preamble hereto.

“Borrower Materials” has the meaning specified in Section 11.20(a).

“Borrowing” means a borrowing of one Type of Loans of a single Tranche (other than Swing Loans and Loans deemed made pursuant to Section 2.3 or 2.4) made in one Facility on the same day by the Lenders according to their respective Commitments under such Facility.

“Business Day” means any day of the year that is not a Saturday, Sunday or a day on which banks are required or authorized to close in New York City and, when determined in connection with notices and determinations in respect of any Eurodollar Rate or Eurodollar Rate Loan or any funding, conversion, continuation, Interest Period or payment of any Eurodollar Rate Loan, that is also a day on which dealings in Dollar deposits are carried on in the London interbank market.

“Capital Expenditures” means, for any Person for any period, the aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by such Person and its Subsidiaries during such period for the acquisition, leasing (pursuant to a Capital Lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under GAAP on a Consolidated balance sheet of such Person, excluding (a) interest capitalized during construction and (b) any expenditure to the extent, for the purposes of the definition of Permitted Acquisition, such expenditure is part of the aggregate amounts payable in connection with, or other consideration for, any Permitted Acquisition consummated during or prior to such period.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

“Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any Sale and Leaseback Transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Collateral Account” means a deposit account or securities account in the name of a Loan Party and under the sole control (as defined in the applicable UCC) of the Collateral Agent and (a) in the case of a deposit account, from which such Loan Party may not make withdrawals except as permitted by the Collateral Agent and (b) in the case of a securities account, with respect to which the Collateral Agent shall be the entitlement holder and the only Person authorized to give entitlement orders with respect thereto.

“Cash Equivalents” means (a) any readily-marketable securities (i) issued by, or directly, unconditionally and fully guaranteed or insured by the United States federal government or (ii) issued by any agency of the United States federal government the obligations of which are fully backed by the full faith and credit of the United States federal government, (b) any readily-marketable direct obligations issued by any other agency of the United States federal government, any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s, (c) any commercial paper rated at least “A-1” by S&P or “P-1” by Moody’s and issued by any Person organized under the laws of any state of the United States, (d) any Dollar-denominated time deposit, insured certificate of deposit, overnight bank deposit or bankers’ acceptance issued or accepted by (i) any Lender or (ii) any commercial bank that is (A) organized under the laws of the United States, any state thereof or the District of Columbia, (B) “adequately capitalized” (as defined in the regulations of its primary federal banking regulators) and (C) has Tier 1 capital (as defined in such regulations) in excess of $250,000,000, (e) shares of any United States money market fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clause (a), (b), (c) or (d) above with maturities as set forth in the proviso below, (ii) has net assets in excess of $500,000,000 and (iii) has obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States; provided, however, that the maturities of all obligations specified in any of clauses (a), (b), (c) and (d) above shall not exceed 365 days, and (f) in the case of any Subsidiary organized in a jurisdiction outside the United States: (i) direct obligations of the sovereign nation (or agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (iii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors (or the parents of such obligors), which investments or obligors (or the parent of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors).

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§ 9601 et seq.).

“Change of Control” means the occurrence of any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Securities Exchange Act of 1934) of more than 50% of the issued and outstanding shares of capital Stock of the Borrower having the right to vote for the election of directors of the Borrower under ordinary circumstances; or (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Borrower (together with any new directors whose election by the board of directors of the Borrower or whose nomination for election by the stockholders of the Borrower was prior to such election approved or ratified by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) a “Change of Control”, a “Fundamental Change” or “Termination of Trading” or any term of similar effect, as defined in any Existing Notes Indenture (including in any documents relating to any Permitted Refinancing of any Existing Notes) or any Permitted Additional Debt Documents relating to Indebtedness in an aggregate principal amount equal to or greater than $50,000,000 (or any indenture or agreement governing any Indebtedness (in an aggregate principal amount equal to or greater than $50,000,000) incurred pursuant to a Permitted Refinancing in respect of any such Indebtedness as permitted by Section 8.1) shall occur and, as a result thereof, the Company or any Subsidiary thereof shall be required to repurchase, repay, redeem or make any similar payment or payments in respect of any such Indebtedness in an aggregate principal amount equal to or greater than such amount.

“Closing Date” means the first date on which any Loan is made or any Letter of Credit is Issued.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted pursuant to any Loan Document.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Commitment” means any of the commitments of any Lender, i.e., an A Term Loan Commitment, a B Term Loan Commitment, an Incremental Term Loan Commitment, a Revolving Credit Commitment (including as the same may be increased through an Incremental Revolving Credit Commitment), an Extended Term Loan Commitment, an Extended Revolving Credit Commitment, a Specified Refinancing Term Loan Commitment or a Specified Refinancing Revolving Credit Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate substantially in the form of Exhibit G.

“Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.

“Consolidated Cash Interest Expense” means, with respect to the Borrower and its Subsidiaries for any period, the Consolidated Interest Expense for such period less the sum of (without duplication), in each case to the extent included in the definition of Consolidated Interest Expense, (a) the amortized amount of debt discount and debt issuance costs, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Consolidated Total Debt, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

“Consolidated Current Assets” means, with respect to the Borrower and its Subsidiaries at any date of determination, the total Consolidated current assets of the Borrower and its Subsidiaries at such date other than cash, Cash Equivalents and any Indebtedness owing to the Borrower or any of its Subsidiaries by Affiliates of the Borrower.

“Consolidated Current Liabilities” means, with respect to the Borrower and its Subsidiaries at any date of determination, all liabilities of the Borrower and its Subsidiaries at such date that should be classified as current liabilities on a Consolidated balance sheet of the Borrower; provided, however, that “Consolidated Current Liabilities” shall exclude the principal amount of the Loans then outstanding and the current portion of any other long-term Indebtedness that would otherwise be included therein.

“Consolidated EBITDA” means, with respect to the Borrower and its Subsidiaries for any period, (a) the Consolidated Net Income of the Borrower and its Subsidiaries on a Consolidated basis for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for income taxes or other taxes measured by net income, (ii) Consolidated Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness, (iii) any loss from extraordinary items and any non-recurring loss, (iv) any depreciation, depletion and amortization expense, (v) any aggregate net loss on the Sale of property (other than accounts (as defined under the applicable UCC) and inventory) outside the ordinary course of business, and (vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and inventory), including the amount of any compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, and minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income (except, in the case of succeeding clause (v), whether or not included in such calculation) but without duplication, (i) any credit for income taxes or other taxes measured by net income, (ii) any gain from extraordinary items and any non-recurring gain, (iii) any aggregate net gain from the Sale of property (other than accounts (as defined in the applicable UCC) and inventory) outside the ordinary course of business by such Person, (iv) any other non-cash gain or non-cash income, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Stock or Stock Equivalent and any cancellation of indebtedness income and (v) any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA pursuant to clause (b)(vi) above in any prior period.

“Consolidated Interest Expense” means, for the Borrower and its Subsidiaries on a Consolidated basis for any period, total interest expense for such period and including, in any event, (i) interest capitalized during such period and net costs under Interest Rate Contracts for such period and (ii) all fees, charges, commissions, discounts and other similar obligations (other than reimbursement obligations) with respect to letters of credit, bank guarantees, banker’s acceptances, surety bonds and performance bonds (whether or not matured) payable by the Borrower and its Subsidiaries during such period.

“Consolidated Net Income” means, with respect to the Borrower and its Subsidiaries for any period, the Consolidated net income (or loss) of the Borrower and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of any other Person in which the Borrower or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person), except to the extent of the amount of cash dividends or cash distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than under the Loan Documents), to the extent of such restriction or limitation, (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary or merging or consolidating into the Borrower or one of its Subsidiaries, (d) consolidated minority interest expense of such Person or one of its Subsidiaries resulting from allocations of earnings of any Consolidated Subsidiary which is less than 100% owned, except to the extent of the amount of cash dividends and cash distributions paid by such Person or such Subsidiary to the minority shareholders of such Consolidated Subsidiary and (e) the net income of any Unrestricted Subsidiary except to the extent of the amount of cash dividends or cash distributions paid by such Unrestricted Subsidiary to the Borrower or, subject to the foregoing clauses of this definition, a Subsidiary thereof.

“Consolidated Secured Indebtedness” means, at any date of determination, an amount equal to the Consolidated Total Debt at such time that is secured by a Lien on any asset of the Borrower and/or any of its Subsidiaries (including, without limitation, the Obligations) other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby.

“Consolidated Secured Leverage Ratio” means, at any date of determination, the ratio of (a) Consolidated Secured Indebtedness outstanding as of such date to (b) Consolidated EBITDA for the last period of four consecutive Fiscal Quarters ending on or before such date.

“Consolidated Total Debt” means, at any date of determination, the remainder of (A) the sum of (without duplication) all Indebtedness (or, if issued at a discount, the face amount of such Indebtedness) of a type described in clause (a), (b), (c)(i), (d), (f) or (g) of the definition thereof and all Guaranty Obligations with respect to any such Indebtedness, in each case of the Borrower and its Subsidiaries on a Consolidated basis minus (B) the aggregate amount of all Unrestricted cash and Cash Equivalents on hand of the Loan Parties at such time; provided that, notwithstanding anything to the contrary contained above in this definition, for purposes of calculating the Consolidated Total Leverage Ratio and the Consolidated Secured Leverage Ratio pursuant to Section 2.19(a)(v) or clause (i) of the definition of Permitted Additional Debt (and only for such purposes), the cash proceeds of any Incremental Term Loan Facility, any Incremental Revolving Credit Commitments (or any Revolving Loans made pursuant thereto) or any Permitted Additional Debt, as the case may be, shall not be included in the amount of Unrestricted cash and Cash Equivalents on hand of the Loans Parties at such time to be netted in the determination of Consolidated Total Debt and Consolidated Secured Indebtedness, as applicable, in calculating either such ratio for either such purpose.

“Consolidated Total Leverage Ratio” means, at any date of determination, the ratio of (a) Consolidated Total Debt outstanding as of such date to (b) Consolidated EBITDA for the last period of four consecutive Fiscal Quarters ending on or before such date.

“Constituent Documents” means, with respect to any Person, collectively and, in each case, together with any modification of any term thereof, (a) the articles of incorporation, certificate of incorporation, constitution or certificate of formation of such Person, (b) the bylaws, operating agreement or joint venture agreement of such Person, (c) any other constitutive, organizational or governing document of such Person, whether or not equivalent, and (d) any other document setting forth the manner of election or duties of the directors, officers or managing members of such Person or the designation, amount or relative rights, limitations and preferences of any Stock of such Person.

“Contractual Obligation” means, with respect to any Person, any provision of any Security issued by such Person or of any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Control Agreement” means, with respect to any deposit account, any securities account, commodity account, securities entitlement or commodity contract, an agreement, in form and substance satisfactory to the Collateral Agent, among the Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Loan Party maintaining such account, entitlement or contract, effective to grant “control” (as defined under the applicable UCC) over such account, entitlement or contract, to the Collateral Agent.

“Controlled Deposit Account” means each deposit account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution approved by the Collateral Agent (such approval not to be unreasonably withheld).

“Controlled Securities Account” means each securities account or commodity account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a securities intermediary or commodity intermediary approved by the Collateral Agent (such approval not to be unreasonably withheld).

“Copyrights” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations thereof and all applications therefor.

“Corporate Chart” means a document in form reasonably acceptable to the Administrative Agents and setting forth, as of a date set forth therein, for each Person that is a Loan Party, that is subject to Section 7.10, that is a Subsidiary or joint venture of any of them or that is an Unrestricted Subsidiary, (a) the full legal name of such Person, (b) the jurisdiction of organization and, in the case of any Loan Party, any organizational number and tax identification number of such Person, (c) in the case of any Loan Party, the location of such Person’s chief executive office (or, if applicable, sole place of business) and (d) the percentage of outstanding shares of each class of Stock of such Person (other than the Borrower) owned, directly or indirectly, by any Loan Party or any Subsidiary of any of them.

“Corrective Extension Amendment” has the meaning specified in Section 2.23(f).

“Customary Permitted Liens” means, with respect to any Person, any of the following:

(a) Liens (i) with respect to the payment of taxes, assessments or other governmental charges or (ii) of suppliers, carriers, materialmen, warehousemen, workmen or mechanics and other similar Liens, in each case imposed by law or arising in the ordinary course of business, and, for each of the Liens in clauses (i) and (ii) above, for amounts that are not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(b) (i) Liens of a collection bank on items in the course of collection arising under Section 4-208 of the UCC as in effect in the State of New York or any similar section under any applicable UCC or any similar Requirement of Law of any foreign jurisdiction or (ii) other rights of setoff or banker’s liens in favor of banks or other depository institutions arising in the ordinary course of business;

(c) pledges or cash deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance, social security or other types of governmental insurance benefits (other than any Lien imposed by ERISA), (ii) to secure the performance of bids, tenders, leases (other than Capital Leases), sales or other trade contracts (other than for the repayment of borrowed money) or (iii) made in lieu of, or to secure the performance of, surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation);

(d) judgment liens (other than for the payment of taxes, assessments or other governmental charges) securing judgments and other proceedings not constituting an Event of Default under Section 9.1(f) and pledges or cash deposits made in lieu of, or to secure the performance of, judgment or appeal bonds in respect of such judgments and proceedings;

(e) Liens (i) arising by reason of zoning restrictions, easements, licenses, reservations, restrictions, covenants, rights-of-way, encroachments, minor defects or irregularities in title (including leasehold title) and other similar encumbrances on the use of real property or (ii) consisting of leases, licenses or subleases (other than Capital Leases) granted by a lessor, licensor or sublessor on its real property in the ordinary course of business that, for each of the Liens in clauses (i) and (ii) above, do not, in the aggregate, materially (x) impair the use or occupancy of such real property or (y) interfere with the ordinary conduct of the business conducted by the Borrower and its Subsidiaries at such real property;

(f) Liens of landlords and mortgagees of landlords (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, (iii) for amounts not overdue or that are being contested in good faith by appropriate proceedings diligently conducted and (iv) for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(g) the title and interest of a lessor or sublessor in and to personal property leased or subleased (other than through a Capital Lease), in each case extending only to such personal property;

(h) licenses and sublicenses of intellectual property granted to third parties in the ordinary course of business that do not, in the aggregate, materially (x) impair the use of such intellectual property or (y) interfere with the ordinary conduct of the business conducted by the Borrower and its Subsidiaries with such intellectual property; and

(i) precautionary financing statements filed in connection with operating leases or other transactions that are not secured transactions.

“Default” means any event that, with the passing of time or the giving of notice or both, would become an Event of Default.

“Defaulting Lender” means any Lender with respect to which a Lender Default is in effect.

“Designated Permitted Investments” means one or more Investments pursuant to Section 8.3(k) or (m) in which the Borrower or a Subsidiary thereof purchases or otherwise acquires any Stock of a Person, together with any other Security of such Person.

“Designated Person” means a person or entity:

(a) listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(b) (i) named as a “Specially Designated National and Blocked Person” or a “Foreign Sanctions Evader” on the most current lists published by OFAC at its official website or any replacement website or other replacement official publication of such list or (ii) listed in any sanctions-related list of designated persons maintained by the United Nations;

(c) in which an entity or person covered by clause (a) or (b) above has 50% or greater ownership interest or that is otherwise controlled by an entity or person covered by clause (a) or (b) above; or

(d) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions Laws and Regulations.

“Designated Sales” means each of the BBI Sale, the SPDH Sale, the TechLab Sale and the Wampole Sale.

“Disclosure Documents” means, collectively, (a) all confidential information memoranda and related materials prepared in connection with the syndication of the Facilities and (b) all other documents filed by any Group Member with the SEC.

“Discount Range” has the meaning specified in Schedule 2.21.

“Disqualified Stock” means any Stock of the Borrower that, by its terms (or by the terms of any security or other Stock into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition stated in such terms, (a) is mandatorily redeemable or otherwise matures and is payable (in either case, other than either solely at the option of the Borrower or solely for common Stock of the Borrower and/or Preferred Stock of the Borrower that is not Disqualified Stock (together with cash payments in lieu of the issuance of fractional shares)), whether pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of holder thereof (other than solely for common Stock of the Borrower and/or Preferred Stock of the Borrower that is not Disqualified Stock (together with cash payments in lieu of the issuance of fractional shares)), in whole or in part, or is required to be repurchased by the Borrower or any of its Subsidiaries, in whole or in part, at the option of the holder thereof or (c) is convertible into or exchangeable, either mandatorily or at the option of the holder thereof (but other than solely at the option of the Borrower), for Indebtedness or any other Stock (other than solely common Stock of the Borrower and/or Preferred Stock of the Borrower that is not Disqualified Stock (together with cash payments in lieu of the issuance of fractional shares)), in each of the foregoing clauses (a), (b) and (c), prior to 180 days after the Latest Maturity Date, except, in the case of clauses (a) and (b) above, if as a result of a “change of control” or “asset sale”, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to (unless waived by the Required Lenders) (A) in the case of a “change of control”, (i) the prior payment in full of the Loans and all other Obligations (other than unasserted contingent indemnification obligations), (ii) the cancellation or expiration of all Letters of Credit (or the cash collateralization of all L/C Obligations at face value plus the amount of fees accruing thereon through expiration of the applicable Letters of Credit) and (iii) the termination of the Commitments and (B) in the case of an “asset sale”, the net cash proceeds therefrom being applied to the Obligations as provided for in this Agreement. It is hereby acknowledged that the Borrower’s Series B Perpetual Convertible Preferred Stock, as constituted on the Closing Date, shall not be Disqualified Stock.

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Domestic Person” means any “United States person” under and as defined in Section 770l(a)(30) of the Code.

“E-Fax” means any system used to receive or transmit faxes electronically.

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness as reasonably determined by the B Term Loan Administrative Agent, taking into account the applicable interest rate margins, interest rate benchmark floors and all fees, including recurring, up-front or similar fees or original issue discount (amortized over the shorter of (x) the remaining life of such Indebtedness and (y) the four years following the date of incurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness, but excluding (i) any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the Lenders or other institutions thereunder and (ii) any customary consent fees paid generally to consenting Lenders.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Eligible Assignee” has the meaning specified in Section 11.2(b).

“Engagement Letter” means the Engagement Letter (including the annexes and exhibits thereto), dated June 2, 2015, among the Arrangers, the Agents and the Borrower.

“Environmental Laws” means all Requirements of Law and Permits imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources, including CERCLA, the SWDA, the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.), the Toxic Substances Control Act (15 U.S.C. §§ 2601 et seq.), the Clean Air Act (42 U.S.C. §§ 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.), the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), all regulations promulgated under any of the foregoing, all analogous Requirements of Law and Permits and any environmental transfer of ownership notification or approval statutes, including the Industrial Site Recovery Act (N.J. Stat. Ann. §§ 13:1K-6 et seq.).

“Environmental Liabilities” means all Liabilities (including costs of Remedial Actions, natural resource damages and costs and expenses of investigation and feasibility studies) that may be imposed on, incurred by or asserted against any Group Member as a result of, or related to, any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law or otherwise, arising under any Environmental Law or in connection with any environmental, health or safety condition or with any Release and resulting from the ownership, lease, sublease or other operation or occupation of property by any Group Member, whether on, prior or after the date hereof.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, collectively, any Group Member, and any Person under common control, or treated as a single employer, with any Group Member, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means any of the following: (a) a reportable event described in Section 4043(b) of ERISA (or, unless the 30-day notice requirement has been duly waived under the applicable regulations, Section 4043(c) of ERISA) with respect to a Title IV Plan; (b) the withdrawal of any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any ERISA Affiliate from any Multiemployer Plan; (d) with respect to any Multiemployer Plan, the filing of a notice of reorganization, insolvency or termination (or treatment of a plan amendment as termination) under Section 4041A of ERISA; (e) the filing of a notice of intent to terminate a Title IV Plan (or treatment of a plan amendment as termination) under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to any Title IV Plan or Multiemployer Plan when due; (h) the imposition of a lien under Section 412 of the Code or Section 302 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (i) the failure of a Benefit Plan or any trust thereunder intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law to qualify thereunder; (j) a Title IV Plan is in “at risk status” within the meaning of Code Section 430(i) or ERISA Section 303(i); (k) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Code Section 432(b) or ERISA Section 305(b); (l) an ERISA Affiliate incurs a substantial cessation of operations within the meaning of ERISA Section 4062(e), with respect to a Title IV Plan; or (m) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of any liability upon any ERISA Affiliate under Title IV of ERISA other than for PBGC premiums due but not delinquent.

“E-Signature” means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system, including Intralinks®, SyndTrak Online, ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by either Administrative Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Eurodollar Base Rate” means the rate per annum equal to the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period which appears on Reuters Screen LIBOR01 Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market as designated by the Applicable Administrative Agent from time to time) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, if no comparable term for an Interest Period is available, the Eurodollar Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 page (or otherwise on the Reuters screen) at such time, the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying the offered rate for deposit in Dollars in the London interbank market as may be selected by the Applicable Administrative Agent and, in the absence of availability, such other method to determine such offered rate as may be selected by the Applicable Administrative Agent in its sole discretion; provided that if any such rate determined pursuant to this sentence or the preceding sentence is below zero, the Eurodollar Base Rate shall be deemed to be zero. “Reuters Screen LIBOR01 Page” shall mean the display designated on the Reuters 3000 Xtra Page (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

“Eurodollar Rate” means, with respect to any Interest Period and for any Eurodollar Rate Loan, an interest rate per annum determined as the ratio of (a) the Eurodollar Base Rate with respect to such Interest Period for such Eurodollar Rate Loan to (b) the difference between the number one and the Eurodollar Reserve Requirements with respect to such Interest Period and for such Eurodollar Rate Loan. Notwithstanding the foregoing, in no event shall the Eurodollar Rate with respect to any Interest Period for any outstanding B Term Loan that is maintained as a Eurodollar Rate Loan be less than 1.00% per annum.

“Eurodollar Rate Loan” means any Loan that bears interest based on the Eurodollar Rate.

“Eurodollar Reserve Requirements” means, with respect to any Interest Period and for any Eurodollar Rate Loan, a rate per annum equal to the aggregate, without duplication, of the maximum rates (expressed as a decimal number) of reserve requirements in effect 2 Business Days prior to the first day of such Interest Period (including basic, supplemental, marginal and emergency reserves) under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the United States Federal Reserve System.

“Event of Default” has the meaning specified in Section 9.1.

“Excess Cash Flow” means, for any period, (a) Consolidated EBITDA of the Borrower for such period, minus (b) without duplication, (i) the aggregate amount of all prepayments or other non-scheduled payments of principal of Indebtedness of the Borrower or any of its Subsidiaries made in cash during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), excluding (x) the Loans, (y) prepayments and other non-scheduled payments made using the Available Amount, and (z) prepayments and other non-scheduled payments funded with the proceeds of long-term Indebtedness (other than with Loans under the Revolving Credit Facility) or the proceeds of asset sales outside of the ordinary course of business or directly with proceeds received from the issuance of common Stock or Preferred Stock of the Borrower, (ii) the aggregate amount of all scheduled amortization (or similar) payments made in cash on Indebtedness (including the Term Loans) during such period, (iii) any Capital Expenditure made in cash by the Borrower or any of its Subsidiaries during such period to the extent permitted by this Agreement, excluding the portion thereof financed with long-term Indebtedness (other than with Loans under the Revolving Credit Facility) or directly with proceeds received from the issuance of common Stock or Preferred Stock of the Borrower, (iv) the Consolidated Cash Interest Expense of the Borrower and its Subsidiaries for such period, (v) any cash losses from extraordinary or non-recurring items, (vi) any cash paid during such period or payable with respect to such period to satisfy obligations for income taxes or other taxes measured by net income, (vii) cash restructuring costs associated with any Permitted Acquisition for such period, (viii) any Permitted Acquisition Consideration paid in cash and any Investments pursuant to Section 8.3(j) or (k) made in cash, in each case, by the Borrower or any of its Subsidiaries during such period to the extent permitted by this Agreement, but excluding the portion thereof financed with long-term Indebtedness (other than with Loans under the Revolving Credit Facility) or directly with proceeds received from the issuance of common Stock or Preferred Stock of the Borrower, (ix) any increase in the Working Capital of the Borrower and its Subsidiaries during such period (measured as the excess of such Working Capital at the end of such period over such Working Capital at the beginning of such period), (x) the aggregate consideration paid in cash by the Group Members for all Permitted Stock Repurchases and all redemptions, purchases or other acquisition or net investments by the Borrower of its Common Stock pursuant to Section 8.5(c) during such period, but excluding the portion thereof financed with long-term Indebtedness (other than with Loans under the Revolving Credit Facility) or directly with proceeds received from the issuance of common Stock or Preferred Stock of the Borrower, (xi) the aggregate amount of all cash dividends on Stock of the Borrower pursuant to Section 8.5(f) during such period, but excluding the portion thereof financed with long-term Indebtedness (other than with Loans under the Revolving Credit Facility) or directly with proceeds received from the issuance of common Stock or Preferred Stock of the Borrower, and (xii) the aggregate amount of all fees, costs and expenses paid in cash during such period in connection with the incurrence or repayment of Indebtedness (including cash advisor, professional and investment banking fees, arranger fees, underwriting fees, prepayment premiums and/or fees, tender offer premiums and/or fees, and consent and/or amendment fees), in each case, to the extent that such fees, costs and expenses are not (x) expensed during such period or deducted in calculating Consolidated EBITDA for such period or (y) paid directly with the proceeds of Indebtedness incurred in connection therewith (excluding any incurrence of Indebtedness under a revolving credit facility), and plus (c) without duplication, (i) any decrease in the Working Capital of the Borrower and its Subsidiaries during such period (measured as the excess of such Working Capital at the beginning of such period over such Working Capital at the end thereof), and (ii) any cash gains or income from extraordinary or non-recurring items for such period (only to the extent of any increase in Consolidated Net Income resulting therefrom, but, for the avoidance of doubt, excluding any cash gains or income (x) deducted from Consolidated EBITDA pursuant to clause (c)(iii) of the definition thereof or (y) resulting from any Sale of property or Property Loss Event which is subject to the mandatory prepayment provisions of Section 2.8(c) (including any Net Cash Proceeds that are used (or to be used) to make one or more Permitted Reinvestments in accordance with Section 2.8(c)).

“Excluded Foreign Subsidiary” means (i) any Subsidiary of the Borrower that is not a Domestic Person and (ii) any Subsidiary of the Borrower that is a Domestic Person that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code; provided, however, that (x) the Collateral Agent and the Borrower may agree that, despite the foregoing, any such Subsidiary shall not be an “Excluded Foreign Subsidiary”, (y) no such Subsidiary shall be an “Excluded Foreign Subsidiary” if (A) such Subsidiary has entered into any Guaranty Obligations with respect to, (B) such Subsidiary has granted a security interest in any of its property to secure, or (C) more than 65% of the Voting Stock of such Subsidiary was pledged to secure, in each such case, directly or indirectly, any Indebtedness (other than the Obligations) of any Loan Party (it being understood that in no event shall any joint and several liability of such Subsidiary and any Loan Party for any Permitted Acquisition Debt under clause (i) of the definition thereof be deemed such a Guaranty Obligation under preceding clause (A) so long as such Subsidiary does not guaranty any other Indebtedness of any Loan Party) and (z) in no event shall Alere US Holdings, LLC or Alere International Holdings Corp. be an Excluded Foreign Subsidiary.

“Excluded Information” has the meaning specified in Section 2.21(d).

“Excluded Investment” has the meaning specified in Section 8.3.

“Excluded Sales” has the meaning specified in Section 2.8(c).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty Obligation of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty Obligation thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty Obligation of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty Obligation or security interest is or becomes illegal.

“Excluded Taxes” has the meaning specified in Section 2.17(e).

“Executive Order” means the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

“Existing 2016 Subordinated Convertible Notes” means the 3% unsecured subordinated convertible notes due May 15, 2016, issued by the Borrower pursuant to the Existing 2016 Subordinated Convertible Notes Indenture, in an aggregate principal amount of $150,000,000 (as such amount may be reduced by any repayments, prepayments, redemptions, repurchases, sinking fund or similar payments of principal thereof).

“Existing 2016 Subordinated Convertible Notes Indenture” means the Indenture in respect of the Existing 2016 Subordinated Convertible Notes, dated as of May 14, 2007, among the Borrower, as issuer, and U.S. Bank Trust National Association, as indenture trustee, as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2018 Senior Notes” means the 7.250% senior unsecured notes due July 1, 2018, issued by the Borrower pursuant to the Existing 2018 Senior Notes Indenture, in an aggregate principal amount of $450,000,000 (as such amount may be reduced by any repayments, prepayments, redemptions, repurchases, sinking fund or similar payments of principal thereof).

“Existing 2018 Senior Notes Indenture” means the Indenture in respect of the Existing 2018 Senior Notes, dated as of August 11, 2009, between the Borrower, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by that certain Fifteenth Supplemental Indenture thereto, dated as of December 11, 2012, among the Borrower, as issuer, certain of its Subsidiaries as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, and as further amended, supplemented and in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2018 Subordinated Notes” means the 8.625% unsecured subordinated notes due October 1, 2018, issued by the Borrower pursuant to the Existing 2018 Subordinated Notes Indenture, in an aggregate principal amount of $400,000,000 (as such amount may be reduced by any repayments, prepayments, redemptions, repurchases, sinking fund or similar payments of principal thereof).

“Existing 2018 Subordinated Notes Indenture” means the Indenture in respect of the Existing 2018 Subordinated Notes, dated as of May 12, 2009, between the Borrower, as issuer, and U.S. Bank National Association, as trustee, as supplemented by that certain Ninth Supplemental Indenture thereto, dated as of September 21, 2010, among the Borrower, as issuer, certain of its Subsidiaries as guarantors, and U.S. Bank National Association, as trustee, and as further amended, supplemented and as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2020 Subordinated Notes” means the 6.500% unsecured subordinated notes due June 15, 2020, issued by the Borrower pursuant to the Existing 2020 Subordinated Notes Indenture, in an aggregate principal amount of $425,000,000 (as such amount may be reduced by any repayments, prepayments, redemptions, repurchases, sinking fund or similar payments of principal thereof).

“Existing 2020 Subordinated Notes Indenture” means the Indenture in respect of the Existing 2020 Subordinated Notes, dated as of May 12, 2009, between the Borrower, as issuer, and U.S. Bank National Association, as trustee, as supplemented by that certain Sixteenth Supplemental Indenture thereto, dated as of May 24, 2013, among the Borrower, as issuer, certain of its Subsidiaries as guarantors, and U.S. Bank National Association, as trustee, and as further amended, supplemented and as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of June 30, 2011, among the Borrower, as borrower, the lenders party thereto, Jefferies Finance LLC, as syndication agent, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, DnB Nor Bank ASA and SunTrust Bank, as co-documentation agents, Jefferies Finance LLC, GE Capital Markets, Inc., Credit Suisse Securities (USA) LLC and Goldman Sachs Bank USA, as joint lead arrangers and bookrunners, and General Electric Capital Corporation, as administrative agent, as in effect on the Closing Date.

“Existing Indebtedness” has the meaning specified in Section 8.1(b).

“Existing Letter of Credit” has the meaning specified in Section 2.4(a).

“Existing Notes” means, collectively, the Existing 2018 Senior Notes and the Existing Subordinated Notes.

“Existing Notes Documents” means, collectively, the Existing Notes, the Existing Notes Indentures and any other document related to any of the foregoing.

“Existing Notes Indentures” means, collectively, the Existing 2018 Senior Notes Indenture and the Existing Subordinated Notes Indentures.

“Existing Subordinated Notes” means, collectively, the Existing 2020 Subordinated Notes, the Existing 2018 Subordinated Notes and the Existing 2016 Subordinated Convertible Notes.

“Existing Subordinated Notes Indentures” means, collectively, the Existing 2016 Subordinated Convertible Notes Indenture, the Existing 2018 Subordinated Notes Indenture and the Existing 2020 Subordinated Notes Indenture.

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.23(a).

“Extended Revolving Credit Facility” means the Extended Revolving Credit Commitments and the provisions herein related to the Extended Revolving Loans and any Swing Loans or Letters of Credit incurred under the Extended Revolving Credit Commitments.

“Extended Revolving Loans” has the meaning specified in Section 2.23(a).

“Extended Term Loan Facility” means the Extended Term Loans and the provisions herein related to the Extended Term Loans.

“Extended Term Loan Commitment” has the meaning specified in the definition of “Term Loan Commitment”.

“Extended Term Loans” has the meaning specified in Section 2.23(a).

“Extending Lenders” has the meaning specified in Section 2.23(a).

“Extending Revolving Credit Lender” has the meaning specified in Section 2.23(a).

“Extending Term Lender” has the meaning specified in Section 2.23(a).

“Extension” has the meaning specified in Section 2.23(a).

“Extension Amendment” has the meaning specified in Section 2.23(d).

“Extension Election” has the meaning specified in Section 2.23(c).

“Extension Request” has the meaning specified in Section 2.23(a).

“Expiration Time” has the meaning specified in Schedule 2.21.

“Facilities” means (a) each Initial Term Loan Facility, (b) each Incremental Term Loan Facility, (c) each Extended Term Loan Facility, (d) each Specified Refinancing Term Loan Facility, (e) the Revolving Credit Facility, (f) each Extended Revolving Credit Facility and (g) each Specified Refinancing Revolving Credit Facility.

“FATCA” means Sections 1471 through 1474 of the Code, as enacted on the Closing Date (and any amended or successor provisions thereto that are substantively comparable and not materially more onerous to comply with), the regulations promulgated thereunder or published administrative guidance implementing such Sections of the Code, and any “intergovernmental agreements” within the meaning of regulations promulgated under Section 1471 of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average (rounded upwards, if necessary, to the next 1/100th of 1.0%) of the rates on overnight federal funds transactions with members of the United States Federal Reserve System arranged by federal funds brokers, as determined by the Applicable Administrative Agent in its sole discretion.

“Federal Reserve Board” means the Board of Governors of the United States Federal Reserve System and any successor thereto.

“Fee Letters” means, collectively, (i) the letter agreement, dated June 2, 2015, addressed to the Borrower from the Pro Rata Administrative Agent and accepted by the Borrower, with respect to certain fees to be paid from time to time to the Pro Rata Administrative Agent and (ii) the letter agreement, dated June 2, 2015, addressed to the Borrower from the B Term Loan Administrative Agent and accepted by the Borrower, with respect to certain fees to be paid from time to time to the B Term Loan Administrative Agent.

“financial maintenance covenants” means any “financial maintenance covenant” tested on a periodic basis (whether stated as a covenant, event of default or other provision with similar effect, provided that “incurrence-based” financial tests shall not be treated as a “financial maintenance covenant” for this purpose).

“Financial Statement” means (i) the Borrower’s financial statements referred to in clause (ii) of Section 4.4(a) and (ii) each financial statement delivered pursuant to Section 6.1(a) or (b).

“Fiscal Quarter” means each 3 fiscal month period ending on March 31, June 30, September 30 or December 31.

“Fiscal Year” means the twelve-month period ending on December 31.

“Foreign Subsidiary” means any Subsidiary of the Borrower which is organized and existing under the laws of any jurisdiction outside of the United States of America (which jurisdictions outside the United States of America shall include Puerto Rico or any other territory of the United States of America).

“Fronting Exposure” means, at any time there is a Revolving Credit Lender that is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s L/C Exposure with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or cash collateralized in a manner reasonably satisfactory to the applicable L/C Issuer in aggregate amount equal to 105% of such Defaulting Lender’s L/C Exposure, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Swingline Exposure other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, in the statements and pronouncements of the Financial Accounting Standards Board and in such other statements by such other entity as may be in general use by significant segments of the accounting profession that are applicable to the circumstances as of the date of determination. Subject to Section 1.3, all references to “GAAP” shall be to GAAP applied consistently with the principles used in the preparation of the Financial Statements described in Section 4.4(a).

“GE Capital” has the meaning provided in the preamble hereto.

“Goldman” has the meaning provided in the preamble hereto.

“Governmental Authority” means any nation, sovereign, government, state or other political subdivision, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members” means, collectively, the Borrower and each of its Subsidiaries.

“Group Members’ Accountants” means PricewaterhouseCoopers LLP or other nationally-recognized independent registered certified public accountants.

“Guarantor” means each Subsidiary of the Borrower listed on Schedule 4.3(a) that has executed and delivered the Guaranty and Security Agreement and that is not an Excluded Foreign Subsidiary, and each other Person that enters into any Guaranty Obligation with respect to any Obligation of any Loan Party pursuant to the Guaranty and Security Agreement.

“Guaranty and Security Agreement” means a guaranty and security agreement, in substantially the form of Exhibit H, among the Collateral Agent, the Borrower and the Guarantors from time to time party thereto.

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support or assurance to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation (but only to the extent of the value of such property securing such obligation) and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments in respect of the primary obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered) for the purpose of enabling the primary obligor to satisfy such primary obligation; provided, however, that “Guaranty Obligations” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) product warranties given in the ordinary course of business. The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum reasonably anticipated amount for which such Person may be liable under such Guaranty Obligation.

“Hazardous Material” means any substance, material or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including petroleum or any fraction thereof, asbestos, polychlorinated biphenyls and radioactive substances.

“Healthcare Laws” means (a) Federal Food, Drug and Cosmetic Act as interpreted and enforced by the U.S. Food and Drug Administration, Department of Health and Human Services, and United States Department of Justice; (b) the Clinical Laboratory Improvement Amendments (42 U.S.C. § 263a) and the regulations promulgated pursuant thereto; (c) all federal and state fraud and abuse laws, including, but not limited to the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)), the federal Ethics in Patient Referrals Act (42 U.S.C. §§1395mm et. seq.), the Stark Law (42 U.S.C. §1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. §3729 et. seq.), TRICARE (10 U.S.C. Section 1071 et. seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (d) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the regulations promulgated thereunder; (e) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (f) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder; (g) quality, safety and accreditation standards and requirements of all applicable state laws or Governmental Authorities; (h) licensure laws and regulations; and (i) any and all other applicable medical, medical devices or health care laws, regulations, manual provisions, policies and administrative guidance, each of clauses (a) through (h) above as may be amended from time to time.

“Hedging Agreement” means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.

“Immaterial Subsidiary” means any Subsidiary of the Borrower (other than Alere US Holdings, LLC) which (a) generated less than 5% of the consolidated revenues of the Borrower and its Subsidiaries for the fiscal period most recently ended and (b) owned less than 5% of the assets (as determined on a book value basis) of the Borrower and its Subsidiaries on a consolidated basis for such fiscal period; provided that no Group Member which otherwise satisfies the criteria set forth in clauses (a) and (b) above shall be treated as an Immaterial Subsidiary in this Agreement if (x) the aggregate revenues generated by all Immaterial Subsidiaries would exceed 10% of the consolidated revenues of the Borrower and its Subsidiaries for the fiscal period most recently ended or (y) all Immaterial Subsidiaries own more than 10% of the assets of the Borrower and its Subsidiaries on a consolidated basis, in each case after including such Group Member as an Immaterial Subsidiary for purposes of calculating compliance with clauses (x) and (y) above.

“Inactive Subsidiaries” means, collectively, those Subsidiaries of the Borrower set forth on Schedule 1.1(a).

“Increasing Lenders” has the meaning specified in Section 2.19(a).

“Incremental Amendment” has the meaning specified in Section 2.19(c).

“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.19(a).

“Incremental Term Loan” has the meaning specified in Section 2.19(a).

“Incremental Term Loan Commitments” has the meaning specified in Section 2.19(a).

“Incremental Term Loan Facility” means the Incremental Term Loan Commitments and the provisions herein related to the Incremental Term Loans.

“Incremental Term Loan Maturity Date” means, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans, provided that the final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Indebtedness” of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and other obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business that are unsecured and customary adjustments of purchase price, contingent payments, earnout payments or similar obligations of any Group Member arising under any of the documents pertaining to a merger or acquisition or a Sale), (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, repurchase, retire, defease or otherwise acquire for value (other than solely at the option of such Person) any Disqualified Stock of such Person, in each case for cash (other than cash in lieu of fractional shares) or in exchange for (or by other delivery of) Indebtedness or any other Disqualified Stock, prior to the date that is 180 days after the Latest Maturity Date in effect at the time of the incurrence or issuance of such Indebtedness, valued at the maximum fixed redemption or purchase or repurchase price of such Disqualified Stock thereunder, except, in the case of this clause (g), for any such obligations solely as a result of a “change of control” or “asset sale”, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to (unless waived by the Required Lenders) (A) in the case of a “change of control”, (i) the prior payment in full of the Loans and all other Obligations (other than unasserted contingent indemnification obligations), (ii) the cancellation or expiration of all Letters of Credit (or the cash collateralization of all L/C Obligations at face value plus the amount of fees accruing thereon through expiration of the applicable Letters of Credit) and (iii) the termination of the Commitments and (B) in the case of an “asset sale”, the net cash proceeds therefrom being applied to the Obligations as provided for in this Agreement, (h) the net amount of all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination, and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (h) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien. Any amount of any Indebtedness for which recourse is expressly limited to a specific asset shall be limited to the fair market value of such asset.

“Indemnified Matters” has the meaning specified in Section 11.4.

“Indemnitee” has the meaning specified in Section 11.4.

“Individual Exposure” of any Lender means, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans made by such Lender and then outstanding, (b) such Lender’s Revolving Credit Percentage in the aggregate principal amount of all Swing Loans then outstanding and (c) such Lender’s Revolving Credit Percentage in the aggregate amount of all L/C Obligations at such time.

“Initial Projections” means those financial projections covering the Fiscal Years ending in 2015 through 2019 and delivered to the Administrative Agents by the Borrower prior to the date hereof.

“Initial Term Loan” means, collectively, each A Term Loan and each B Term Loan.

“Initial Term Loan Commitment” means, collectively, the A Term Loan Commitment and the B Term Loan Commitment.

“Initial Term Loan Facility” means the Initial Term Loan Commitments and the provisions herein related to the Initial Term Loans.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Interest Period” means, with respect to any Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan or, if such loan is continued, on the last day of the immediately preceding Interest Period therefor and, in each case, ending 1, 2, 3 or 6 months (or if agreed to by all Lenders of the respective Tranche of Loans, 12 months) thereafter, as selected by the Borrower; provided, however, that (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month, (c) the Borrower may not select any Interest Period in respect of any Tranche of Loans ending after the Maturity Date for such Tranche of Loans, (d) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $1,000,000 and (e) there shall be outstanding at any one time no more than 10 Interest Periods in respect of any Tranche of Loans (or such greater number for any Tranche of Loans as may be permitted by the Applicable Administrative Agent).

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Internet Domain Names” means all right, title and interest (and all related IP Ancillary Rights) relating to Internet domain names.

“Investment” means, with respect to any Person, directly or indirectly, (a) to own, purchase or otherwise acquire, in each case whether beneficially or otherwise, any investment in,

including any interest in, any Security of any other Person (other than any evidence of any Obligation), (b) to purchase or otherwise acquire, whether in one transaction or in a series of transactions, all or substantially all of the property of any other Person or a business conducted by any other Person or all or substantially all of the assets constituting the business of a division, branch, brand or other unit operation of any other Person, (c) to incur, or to remain liable under, any Guaranty Obligation for Indebtedness of any other Person, to assume the Indebtedness of any other Person or to make, hold, purchase or otherwise acquire, in each case directly or indirectly, any loan, advance, commitment to lend or advance, or other extension of credit (including by deferring or extending the date of, in each case outside the ordinary course of business, the payment of the purchase price for Sales of property or services to any other Person, to the extent such payment obligation constitutes Indebtedness of such other Person), excluding deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items created in the ordinary course of business or (d) to make, directly or indirectly, any contribution to the capital of any other Person.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“IRS” means the Internal Revenue Service of the United States and any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiration date of, renew (including by failure to object to any automatic renewal on the last day such objection is permitted), increase the face amount of, or reduce or eliminate any scheduled decrease in the face amount of, such Letter of Credit, or to cause any Person to do any of the foregoing. The terms “Issued” and “Issuance” have correlative meanings.

“Junior Indebtedness” means any Indebtedness in respect of the Existing Notes (and any Permitted Refinancing of the Existing Notes (including the New 2023 Subordinated Notes)), any Subordinated Debt, any Permitted Acquisition Debt under clause (a)(i) of the definition thereof (and any Permitted Refinancing thereof) incurred in reliance on Section 8.1(i) and any Permitted Additional Debt (including any Permitted Refinancing thereof) incurred in reliance on Section 8.1(n) to the extent that such Permitted Additional Debt is unsecured, Subordinated Debt or secured by a Lien ranking junior to the Lien securing the Obligations.

“L/C Back-Stop Arrangements” has the meaning specified in Section 2.20(a)(ii).

“L/C Cash Collateral Account” means any Cash Collateral Account (a) specifically designated as such by the Borrower in a notice to the Pro Rata Administrative Agent and (b) from and after the effectiveness of such notice, not containing any funds other than those required under the Loan Documents to be placed therein.

“L/C Exposure” means, at any time, the aggregate amount of all L/C Obligations at such time in respect of Letters of Credit. The L/C Exposure of any Revolving Credit Lender at any time shall be its Revolving Credit Percentage of the aggregate L/C Exposure at such time.

“L/C Issuer” means (a) GE Capital or any of its designated Affiliates and (b) each Person that hereafter becomes an L/C Issuer with the approval of, and pursuant to an agreement with and in form and substance satisfactory to, the Pro Rata Administrative Agent, the Borrower and such Person to become an L/C Issuer, in each case in their capacity as L/C Issuers hereunder and together with their successors.

“L/C Obligations” means, for any Letter of Credit at any time, the sum of (a) the L/C Reimbursement Obligations at such time for such Letter of Credit and (b) the aggregate maximum undrawn face amount of such Letter of Credit outstanding at such time.

“L/C Reimbursement Agreement” has the meaning specified in Section 2.4(a).

“L/C Reimbursement Date” has the meaning specified in Section 2.4(e).

“L/C Reimbursement Obligation” means, for any Letter of Credit, the obligation of the Borrower to the L/C Issuer thereof, as and when matured, to pay all amounts drawn under such Letter of Credit.

“L/C Request” has the meaning specified in Section 2.4(b).

“L/C Sublimit” means $50,000,000.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Tranche of Loans at such time under this Agreement (for this purpose only however, determined without regard to the Scheduled A Term Loan Springing Maturity Date, the Scheduled B Term Loan Springing Maturity Date or the Scheduled Revolving Credit Springing Maturity Date).

“Lender Default” means, subject to Section 2.20(d), as to any Lender (a) failure to (i) fund all or any portion of any Borrowing, or, in the case of a Revolving Credit Lender, to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 2.4(f), in each case, within two Business Days of the date such Borrowing or unreimbursed payment were required to be funded hereunder unless such Lender notifies the Applicable Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such notice) has not been satisfied, or (ii) pay to the Applicable Administrative Agent, any L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two Business Days of the date when due, (b) if such Lender has notified the Borrower, the Applicable Administrative Agent, any L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund all or any portion of any Borrowing, or, in the case of a Revolving Credit Lender, to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 2.4(f), in each case, and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failure, within three Business Days after written request by the Applicable Administrative Agent or the Borrower, to confirm in writing to the Applicable Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender Default shall cease pursuant to this clause (c) upon receipt of such written confirmation by the Applicable Administrative Agent and the Borrower), or (d) such Lender has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender Default shall not exist solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Applicable Administrative Agent that a Lender Default has occurred under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(d)) upon delivery of written notice of such determination to the Borrower, each L/C Issuer, the Swingline Lender, each Lender and the other Administrative Agent.

“Lenders” means, collectively, the Swingline Lender and any other financial institution or other Person that (a) is listed on the signature pages hereof as a “Lender”, (b) from time to time becomes a party hereto by execution of an Assignment, in each case together with its successors or (c) becomes a party hereto in connection with an Incremental Term Loan Commitment, Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment, Extended Term Loan Facility, Specified Refinancing Revolving Credit Commitment or Specified Refinancing Term Loan Facility by execution of an Incremental Amendment, Extension Amendment or Refinancing Amendment, as applicable, in connection with such Incremental Term Loan Commitment, Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment, Extended Term Loan Facility, Specified Refinancing Revolving Credit Commitment or Specified Refinancing Term Loan Facility.

“Letter of Credit” means any letter of credit Issued pursuant to Section 2.4.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereof and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, charge, security deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other similar security arrangement, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Limited Condition Acquisition” means any Permitted Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” means any loan made or deemed made by any Lender hereunder. Unless the context shall otherwise require, the term “Loans” also shall include any loans made by any Lenders pursuant to Sections 2.19, 2.22 and 2.23.

“Loan Documents” means, collectively, this Agreement, any Notes, the Guaranty and Security Agreement, the Mortgages, the Swiss Pledge Agreement, the Control Agreements, the Fee Letters, the L/C Reimbursement Agreements, the Secured Hedging Agreements, the Secured Treasury Services Agreements, each intercreditor agreement entered into by the Collateral Agent as may be contemplated hereunder and, when executed, each document executed by a Loan Party and delivered to either Administrative Agent, the Collateral Agent, any Lender or any L/C Issuer in connection with or pursuant to any of the foregoing or the Obligations, together with any modification of any term, or any waiver with respect to, any of the foregoing.

“Loan Party” means the Borrower and each Guarantor.

“Majority Lenders” of any Tranche means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations under the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Margin Stock” has the meaning provided in Regulation U of the Federal Reserve Board.

“Material Adverse Effect” means an effect that results in or causes, or could reasonably be expected to result in or cause, a material adverse change in any of (a) the condition (financial or otherwise), business, performance, operations or property of the Group Members, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their obligations under any Loan Document and (c) the validity or enforceability of any Loan Document or the rights and remedies of the Administrative Agents, the Collateral Agent, the Lenders and the other Secured Parties under any Loan Document.

“Maturity Date” means, with respect to the relevant Tranche of Loans, the Scheduled A Term Loan Maturity Date, the Scheduled B Term Loan Maturity Date, the Scheduled Revolving Credit Termination Date or the applicable Incremental Term Loan Maturity Date, as the case may be; provided, however, that with respect to (i) any Tranche of Specified Refinancing Term Loans and/or Specified Refinancing Revolving Credit Commitments, the Maturity Date with respect thereto shall be as specified in the applicable Refinancing Amendment and (ii) any Tranche of Extended Term Loans and/or Extended Revolving Credit Commitments, the Maturity Date with respect thereto instead shall be as specified in the applicable Extension Amendment.

“Maximum Lawful Rate” has the meaning specified in Section 2.9(d).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, deed of trust or other document executed or required herein to be executed by any Loan Party and granting a security interest over real property in favor of the Collateral Agent as security for the Obligations.

“Mortgage Supporting Documents” means, with respect to any Mortgage for a parcel of owned real property, each document (including (i) title insurance policies or marked-up unconditional insurance binders (in each case, together with copies of all documents referred to therein), (ii) ALTA (or TLTA, if applicable) as-built surveys (in form and as to date that is sufficiently acceptable to the title insurer issuing title insurance to the Collateral Agent for such title insurer to deliver endorsements to such title insurance as reasonably requested by the Collateral Agent), (iii) environmental assessments and reports, (iv) evidence regarding recording and payment of fees, insurance premium and taxes, (v) “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determinations with respect to each real property covered by a Mortgage, in form and substance reasonably acceptable to the Collateral Agent (together with notice about special flood hazard area status and flood disaster assistance, duly executed by the applicable Loan Party, and evidence of flood insurance, in the event any improved parcel of real property or a portion thereof is located in a special flood hazard area) and (vi) any estoppels, assignments, subordination agreements and other additional documentation, information and certifications, in each of the foregoing cases that the Collateral Agent may reasonably request, to create, register, perfect, maintain, evidence the existence, substance, form or validity of or enforce a valid lien on and perfected security interest in such parcel of real property in favor of the Collateral Agent for the benefit of the Secured Parties, subject only to Permitted Liens or other Liens as the Collateral Agent may approve (provided that such approval shall not be unreasonably withheld if such other Lien is affirmatively insured under a lender’s title insurance policy).

“Multiemployer Plan” means any multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which any ERISA Affiliate contributes to or has contributed to within the last 6 years or otherwise has any obligation or liability, contingent or otherwise.

“Net Cash Proceeds” means proceeds received in cash from (a) any Sale of, or Property Loss Event with respect to, property, net of (i) the out-of-pocket cash costs, fees and expenses paid or required to be paid in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations, any secured Permitted Additional Debt and Indebtedness owing to any Group Member) secured by the property subject thereto and (iv) in the case of a Sale of any property, the amount of liabilities not assumed by the buyer (not constituting Indebtedness) reasonably estimated by the Borrower to be payable by the Borrower or a Subsidiary as a result thereof at the time of, or within 180 days after the date of, such Sale or (b) any incurrence of Indebtedness or (solely for purposes of the last paragraph of Section 8.3) issuance of any Stock, in each case net of brokers’, advisors’, arrangers’ and investment banking fees and other out-of-pocket underwriting discounts, commissions and other out-of-pocket cash costs, fees and expenses, in each case incurred in connection with such transaction; provided, however, that any such proceeds received by any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary of the Borrower shall constitute “Net Cash Proceeds” only to the extent of the aggregate direct and indirect beneficial ownership interest of the Borrower therein.

“New 2023 Subordinated Notes” means the 6.375% unsecured senior subordinated notes due 2023, to be issued by the Borrower pursuant to the New 2023 Subordinated Notes Indenture, in an aggregate principal amount of $425,000,000 (as such amount may be reduced by any repayments, prepayments, redemptions, repurchases, sinking fund or similar payments of principal thereof).

“New 2023 Subordinated Notes Indenture” means the Indenture to be entered into in respect of the New 2023 Subordinated between the Borrower, as issuer, and U.S. Bank National Association, as trustee, reflecting the terms and conditions of the New 2023 Subordinated Notes substantially as set forth in the Offering Memorandum related thereto dated June 11, 2015, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“New Lender” has the meaning specified in Section 2.19(b).

“Non-Defaulting Lender” means and includes each Lender which is not a Defaulting Lender.

“Non-Funding Lender” has the meaning specified in Section 2.2(c).

“Non-U.S. Lender Party” means each of each Administrative Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is not a Domestic Person.

“Note” means a promissory note of the Borrower, in substantially the form of Exhibit B-1, B-2, B-3 or B-4, as applicable (and, in the case of any Extended Term Loan Facility, Extended Revolving Credit Facility, Specified Refinancing Term Loan Facility and Specified Refinancing Revolving Credit Facility, any promissory note of the Borrower substantially similar in form to Exhibit B-1, B-2, B-3 or B-4, as applicable), payable to a Lender or its registered assigns in any Facility in a principal amount equal to the amount of such Lender’s Commitment under such Facility (or, in the case of the Term Loan Facility, the aggregate initial principal amount of the Term Loans made by such Lender).

“Notice of Borrowing” has the meaning specified in Section 2.2.

“Notice of Conversion or Continuation” has the meaning specified in Section 2.10(b).

“Obligations” means, with respect to any Loan Party, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Loan Party to any Administrative Agent, the Collateral Agent, any Lender, any L/C Issuer, any other Indemnitee, any participant, any SPV, any Secured Hedging Counterparty or any Secured Treasury Services Creditor arising out of, under, or in connection with, any Loan Document, whether direct or indirect (regardless of whether acquired by assignment), absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, (a) if such Loan Party is the Borrower, all Loans and L/C Obligations, (b) all interest, whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding, and (c) all other fees, expenses (including reasonable fees, charges and disbursement of counsel), interest, premiums, commissions, charges, costs, disbursements, indemnities and reimbursement of amounts paid and other sums chargeable to such Loan Party pursuant to any Loan Document (including those payable to L/C Issuers as described in Section 2.11).

“OFAC” has the meaning specified in the definition of “Sanctions Laws and Regulations.”

“Other Taxes” has the meaning specified in Section 2.17(c).

“P&G Call Option” means the ability of a member of the P&G JV Companies to require a breaching member (or any of its affiliates) to sell its units or shares in the P&G JV Companies (less damages arising from the material breach) to the non-breaching member (or any of its affiliates) pursuant to the P&G JV Agreements.

“P&G Holdings Guaranty” means that certain guaranty dated May 17, 2007 made by the Borrower in respect of the P&G Joint Venture.

“P&G Joint Venture” means the joint venture between the Borrower and The Proctor & Gamble Company conducted through the P&G JV Companies pursuant to the P&G JV Agreements for the purpose of developing, acquiring and marketing consumer diagnostic and monitoring products (excluding products in the cardiology, diabetes and oral care fields).

“P&G JV Agreements” means the agreements set forth on Schedule 4.3(b).

“P&G JV Capital Call Obligations” means any capital call obligation of the P&G JV Companies under the P&G JV Agreements, or any guaranty thereof by the Borrower pursuant to the P&G Holdings Guaranty.

“P&G JV Companies” means US CD LLC, a Delaware limited liability company, and SPD Swiss Precision Diagnostics GmbH, a company organized under the laws of Switzerland and any subsidiaries of either of them.

“Participant Register” has the meaning specified in Section 11.2(f).

“Patents” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to patents and applications therefor.

“Patriot Act” means USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

“PBGC” means the United States Pension Benefit Guaranty Corporation and any successor thereto.

“Pension Plan” means a Plan described in Section 3(2) of ERISA

“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance, permission, clearance, notice of no objection or waiver from, and any other Contractual Obligations in the nature of any of the foregoing with, any Governmental Authority, in each case whether or not having the force of law, and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Acquisition” means any Proposed Acquisition satisfying each of the following conditions: (a) except with respect to any Proposed Acquisition having Permitted Acquisition Consideration of less than $25,000,000, the Administrative Agents shall have received reasonable advance notice of such Proposed Acquisition including a reasonably detailed description thereof at least 10 days prior to the consummation of such Proposed Acquisition (or such later date as may be agreed by the Administrative Agents) and on or prior to the date of such Proposed Acquisition, the Administrative Agents shall have received copies of the acquisition agreement and related material Contractual Obligations and other material documents and information (including financial information and analysis, environmental assessments and reports, opinions, certificates and lien searches), in each of the foregoing cases as reasonably requested by either Administrative Agent, (b) as of the date of consummation of any transaction as part of such Proposed Acquisition and after giving effect to all transactions to occur on such date as part of such Proposed Acquisition, no Default or Event of Default shall be continuing, (c) after giving effect to such Proposed Acquisition, the Borrower shall be in compliance with the financial covenant set forth in Article V (but assuming for the purpose of such compliance with the maximum Consolidated Secured Leverage Ratio set forth in Section 5.1, that the maximum Consolidated Secured Leverage Ratio permitted at such time was 4.25:1.00) on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on such day (as if such Permitted Acquisition had occurred on the first day of such period) and (d) at or prior to the closing of such Proposed Acquisition, the Borrower shall deliver to the Administrative Agents a certificate of the chief financial officer, treasurer or vice president, finance of the Borrower to the effect that the conditions in clauses (b) and (c) above have been satisfied and setting forth the calculation thereof, which certificate shall be a form reasonably satisfactory to the Administrative Agents (provided that no such certificate shall be required for any Proposed Acquisition having Permitted Acquisition Consideration of less than $25,000,000). For purposes of preceding clauses (a) and (d), to the extent that any Permitted Acquisition Consideration is in the form of an earn-out or other deferred payment obligation that is to be paid over time or from time to time, only the aggregate amount thereof that is reasonably estimated to be paid by the Borrower or its Subsidiary in connection with such Permitted Acquisition (as determined in good faith by a Responsible Officer of the Borrower) shall be included in the calculation of the aggregate amount of the Permitted Acquisition Consideration for such Permitted Acquisition for purposes of determining whether the notice and officer’s certificate referred to in preceding clauses (a) and (d) need to be delivered. “Permitted Acquisition” also includes any proposed merger or acquisition consented to by the Required Lenders to be treated as a Permitted Acquisition hereunder.

“Permitted Acquisition Consideration” means the aggregate amounts payable in connection with, and other consideration for, any Permitted Acquisition, in each case, including, if and when earned, any “earnout” and similar payment obligations, all transaction costs and all Indebtedness, liabilities and Guaranty Obligations incurred or assumed in connection therewith or otherwise reflected in a Consolidated balance sheet of the Borrower and the Proposed Acquisition Target.

“Permitted Acquisition Debt” means Indebtedness which satisfies each of the following conditions: (a) the Indebtedness is either (i) unsecured Indebtedness of the Borrower or any of its Subsidiaries that is issued or incurred to any seller or sellers (or any shareholder(s), affiliate(s), designee(s), successor(s) and/or assign(s) thereof) or otherwise as consideration pursuant to the terms of a Permitted Acquisition and/or (ii) Indebtedness assumed in connection with any Permitted Acquisition (but not incurred in connection with or contemplation of such Permitted Acquisition), (b) except in respect of any Permitted Acquisition Debt incurred, issued or assumed in connection with any Proposed Acquisition having Permitted Acquisition Consideration of less than $25,000,000, the Administrative Agents shall have received reasonable advance notice of the incurrence, issuance and/or assumption of such Indebtedness including a reasonably detailed description thereof at least 10 days prior to such incurrence, issuance and/or assumption (or such later date as may be agreed by the Administrative Agents) and on or prior to the date of such incurrence, issuance and/or assumption, the Administrative Agents shall have received copies of the credit agreement, indenture and related Contractual Obligations and other documents and information, in each of the foregoing cases as reasonably requested by either Administrative Agent, (c) as of the date of incurrence, issuance and/or assumption of such Indebtedness and after giving effect to all transactions to occur on such date (including such Permitted Acquisition), no Default or Event of Default shall be continuing, (d) after giving effect to the incurrence, issuance and/or assumption of such Indebtedness and such Permitted Acquisition, the Borrower shall be in compliance with (x) a Consolidated Secured Leverage Ratio of no greater than 4.00:1.00 and (y) a Consolidated Total Leverage Ratio of no greater than 5.75:1.00, in the case of the preceding clauses (x) and (y), on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on such day (as if such Indebtedness had been incurred, issued or assumed and such Permitted Acquisition had occurred on the first day of such period), and (e) at or prior to the incurrence, issuance and/or assumption of such Indebtedness (or at such later time as the Administrative Agents may approve), the Borrower shall deliver to the Administrative Agents a certificate of the chief financial officer, treasurer or vice president, finance of the Borrower to the effect that the conditions in clauses (c) and (d) above have been satisfied and setting forth in reasonable detail the calculation thereof, which certificate shall be in a form reasonably satisfactory to the Administrative Agents (provided that no such certificate shall be required for any Permitted Acquisition Debt being incurred or issued to finance any Proposed Acquisition having Permitted Acquisition Consideration of less than $25,000,000); provided that only one certificate shall be required for Permitted Acquisition Debt that may be incurred or issued in multiple tranches over time and from time to time in accordance with the obligations or commitments existing in the transaction documents for such Permitted Acquisition Debt and the related Permitted Acquisition at the time of the closing of such Permitted Acquisition (such certificate to be delivered at or prior to the time of the first incurrence or issuance of such Permitted Acquisition Debt or such later time as the Administrative Agents may agree). For purposes of (i) preceding clauses (c) and (d), to the extent that any Permitted Acquisition Debt is to be incurred or issued over time or from time to time, the full amount of all such Permitted Acquisition Debt shall be deemed incurred and/or issued at the time of the initial incurrence or issuance thereof (and to the extent that any portion of such Permitted Acquisition Debt constitutes any deferred payment obligation incurred or to be incurred in reliance on clause (a)(i) above, the amount thereof for the purposes of such calculation shall be the amount certified by a Responsible Officer of the Borrower as being the maximum amount reasonably expected to be payable in connection therewith and (ii) preceding clauses (b) and (e), to the extent that any Permitted Acquisition Consideration is in the form of an earn-out or other deferred payment obligation that is to be paid over time or from time to time, only the aggregate amount thereof that is reasonably estimated to be paid by the Borrower or its Subsidiary in connection with such Permitted Acquisition (as determined in good faith by a Responsible Officer of the Borrower) shall be included in the calculation of the aggregate amount of the Permitted Acquisition Consideration for such Permitted Acquisition for purposes of determining whether the notice and officer’s certificate referred to in preceding clauses (b) and (e) need to be delivered).

“Permitted Additional Debt” means Indebtedness (which Indebtedness may be (i) (x) senior (i.e. pari passu in right of payment with the Loans) or (y) Subordinated Debt and (ii) (x) unsecured or (y) in the case of senior Indebtedness only, secured by a Lien ranking pari passu with, or junior to, the Lien securing the Obligations, in each case issued or incurred by the Borrower), the terms of which Indebtedness satisfy each of the following conditions: (a) except with respect to Permitted Additional Debt of less than $10,000,000, the Administrative Agents shall have received reasonable advance notice of the incurrence or issuance of such Indebtedness including a reasonably detailed description thereof at least 10 days prior to such incurrence or issuance (or such later date as may be agreed by the Administrative Agents) and on or prior to the date of such incurrence or issuance, the Administrative Agents shall have received copies of any related loan agreement, indenture or other instrument evidencing such Indebtedness and related Contractual Obligations and other documents and information, in each of the foregoing cases as reasonably requested by either Administrative Agent, (b) such Indebtedness shall not be subject to any scheduled amortization, mandatory redemption, mandatory repayment or mandatory prepayment, sinking fund or similar payment (other than, in each case, (x) customary offers to repurchase upon a change of control, asset sale or event of loss and acceleration rights after an event of default, (y) any such amortization, redemption, repayment, sinking fund or other payment at the sole option of the Borrower, and (z) in the case of Indebtedness that is convertible into shares of the Borrower’s Stock, customary repurchase obligations in connection with a “Fundamental Change” or “Termination of Trading” or any term of similar effect, as defined in any documents relating to such Indebtedness) or have a final maturity date, in either case prior to the date occurring 180 days following the Latest Maturity Date in effect at the time of the incurrence or issuance of such Indebtedness, (c) the loan agreement, indenture or other applicable instrument or agreement governing such Indebtedness (including any related guaranties and collateral) shall not include any “financial maintenance covenants” (whether stated as a covenant, default or otherwise, although “incurrence-based” financial tests may be included), (d) if such Indebtedness is Subordinated Debt, it satisfies the requirements set forth in the definition of “Subordinated Debt”, (e) as of the date of incurrence or issuance of such Indebtedness and after giving effect to all transactions to occur on such date, no Default or Event of Default is continuing, (f) such Indebtedness, if secured on a ratable basis with the Loans, does not provide for any mandatory repayment or redemption from asset sales or casualty or condemnation events on more than a ratable basis with the Loans, (g) such Indebtedness, (x) if secured, shall not be secured by any Lien on any asset of the Borrower or any of its Subsidiaries other than Collateral, (y) if guaranteed, shall not be guaranteed by any Group Member other than the Guarantors, and (z) if secured on a pari passu basis with the Obligations, shall be in the form of debt securities (and not loans), (h) the holders of such Indebtedness (or the respective agent or trustee on their behalf), if such Indebtedness is secured, shall have entered into an intercreditor agreement with the Collateral Agent in form and substance reasonably satisfactory to the Administrative Agents, (i) the Borrower shall be in compliance with (x) a Consolidated Secured Leverage Ratio of no greater than 4.00:1.00 and (y) a Consolidated Total Leverage Ratio of no greater than 5.75:1.00, in the case of the preceding clauses (x) and (y), on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on such day (as if such Indebtedness had been incurred or issued on the first day of such period), and (j) at or prior to the incurrence and/or issuance of such Indebtedness (or at such later time as the Administrative Agents may approve), the Borrower shall deliver to the Administrative Agents a certificate of its chief financial officer, treasurer or vice president, finance to the effect that the conditions in clause (i) above have been satisfied and setting forth in reasonable detail the calculation thereof, which certificate shall be in a form reasonably satisfactory to the Administrative Agents (provided that no such certificate shall be required for Permitted Additional Debt of less than $10,000,000).

“Permitted Additional Debt Documents” means, on and after the execution and delivery thereof by any Group Member, each note, instrument, agreement, guaranty, security agreement, mortgage and other document relating to each incurrence or issuance of Permitted Additional Debt, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Indebtedness” means any Indebtedness of any Group Member that is not prohibited by Section 8.1.

“Permitted Investment” means any Investment of any Group Member that is not prohibited by Section 8.3.

“Permitted Lien” means any Lien on or with respect to the property of any Group Member that is not prohibited by Section 8.2.

“Permitted Refinancing” means Indebtedness (including Guaranty Obligations of Group Members in respect thereof) constituting a refinancing, extension of maturity or other modifications of the terms of (including Indebtedness issued in exchange for) Permitted Indebtedness to the extent provided for in Section 8.1 (including any Permitted Refinancing of any such Permitted Refinancing Indebtedness) (a) that has an aggregate outstanding principal amount not greater than the aggregate principal amount of such Permitted Indebtedness being refinanced or extended (plus accrued and unpaid interest and premium payable on the Permitted Indebtedness being refinanced and the aggregate amount of all fees, costs and expenses incurred in connection with such Permitted Refinancing (including advisor, professional and investment banking fees, arranger fees, underwriting fees, tender offer premiums and/or fees, and consent and/or amendment fees)) outstanding at the time of such refinancing or extension, (b) (i) to the extent such Indebtedness refinances or extends Permitted Indebtedness (other than Indebtedness represented by the Existing Notes), that has a weighted average maturity (measured as of the date of such refinancing or extension) no shorter than that of such Permitted Indebtedness being refinanced or extended (as of the date immediately prior to such refinancing or extension) and (ii) to the extent such Indebtedness refinances or extends Permitted Indebtedness represented by the Existing Notes, that is not subject to any scheduled amortization, mandatory redemption, mandatory repayment or mandatory prepayment, sinking fund or similar payment (other than, in each case, (x) customary offers to repurchase upon a change of control, asset sale or event of loss and acceleration rights after an event of default, (y) any of the foregoing at the sole option of the Borrower, and (z) in the case of Indebtedness that is convertible into shares of the Borrower’s Stock, customary repurchase obligations in connection with a “Fundamental Change” or “Termination of Trading” or any term of similar effect, as defined in any documents relating to such Indebtedness) or have a final maturity date, in either case prior to the date occurring 180 days following the Latest Maturity Date in effect at the time of the incurrence or issuance of such Indebtedness, (c) that is not secured by any property or any Lien other than those securing such Permitted Indebtedness being refinanced or extended; provided such Lien shall have the same (or a more junior) priority as the Lien securing such Permitted Indebtedness being refinanced or extended, (d) that is subordinated to the Obligations on terms no less favorable (in the reasonable judgment of the Administrative Agents) to the holders of the Obligations as the Permitted Indebtedness being refinanced or extended, (e) (i) to the extent such Indebtedness refinances or extends any Permitted Indebtedness that includes any “financial maintenance covenants”, that does not include any additional or new “financial maintenance covenants” or make existing “financial maintenance covenants” more restrictive in any material respect and (ii) to the extent that such indebtedness refinances or extends any Permitted Indebtedness that does not include any “financial maintenance covenants”, that does not include any “financial maintenance covenants” and (f) does not benefit from any Guaranty Obligation other than any Guaranty Obligation benefitting such Permitted Indebtedness being refinanced or extended immediately prior to such refinancing or extension. Notwithstanding anything to the contrary contained herein, the incurrences of Indebtedness in respect of the New 2023 Subordinated Notes pursuant to, and in accordance with, Section 8.1(q) shall be deemed to be a Permitted Refinancing of the Existing 2018 Subordinated Notes.

“Permitted Reinvestment” means, with respect to the Net Cash Proceeds of any Sale or Property Loss Event, to acquire (or make Capital Expenditures to finance the acquisition, repair, improvement or construction of), to the extent otherwise permitted hereunder, property useful in the business of the Borrower or any of its Subsidiaries (including through a Permitted Acquisition) or, if such Property Loss Event involves loss or damage to property, to repair such loss or damage.

“Permitted Stock Repurchases” means, subject to Section 8.5(e)(i), any repurchase, redemption, retirement, termination, defeasance, cancellation or other purchase by the Borrower of Stock or Stock Equivalents of the Borrower on or after the Closing Date satisfying each of the following conditions: (a) as of the date of consummation of any such repurchase, redemption, retirement or other purchase and after giving effect thereto on such date, no Default or Event of Default shall be continuing, (b) both immediately before and immediately after giving effect to such repurchase, redemption, retirement, termination, defeasance, cancellation or other purchase, the sum of (I) Revolver Availability and (II) the aggregate amount of Unrestricted cash and Cash Equivalents of the Loan Parties shall be at least $150,000,000 and (c) the aggregate consideration paid by the Group Members for all such repurchases, redemptions, retirements, terminations, defeasances, cancellations or other purchases, without duplication, on or after the Closing Date shall not exceed $300,000,000.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Platform” has the meaning specified in Section 11.20(a).

“Preferred Stock”, as applied to the Stock of any Person, means Stock of such Person (other than common Stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Stock of any other class of such Person, and shall include any Disqualified Stock.

“Pro Forma Administrative Agent” has the meaning specified in the preamble hereto.

“Pro Forma Basis” means, in connection with any calculation of compliance with any financial covenant ratio or financial term as it relates to any determination for any period and any Pro Forma Transaction, that such determination shall be made by giving pro forma effect to each such Pro Forma Transaction after the first day of the relevant period (including, in the case of any Permitted Acquisition, any Pro Forma Cost Savings directly attributable to such Pro Forma Transaction and, in the case of the incurrence of any Indebtedness, assuming that the proceeds thereof are applied), as if each such Pro Forma Transaction had been consummated on the first day of such period, and (i) in connection with any Permitted Acquisition or Sale based on historical results accounted for in accordance with GAAP and (ii) to the extent applicable in connection with any Permitted Acquisition, based on reasonable assumptions that are specified in detail in the relevant Compliance Certificate, Financial Statement or other document provided to the Administrative Agents or any Lender in connection herewith in accordance with Regulation S-X (except for any Pro Forma Cost Savings which need not be in accordance with Regulation S-X).

“Pro Forma Cost Savings” means, with respect to any period and in connection with any Permitted Acquisition, operating expense reductions that are reasonably expected to be sustainable over such period, will not adversely affect revenues and are not greater than the reduction reasonably expected to be realized, regardless of whether these cost savings could then be reflected in pro forma financial statements in accordance with Regulation S-X, all such operating expense reductions to be reasonably determined in good faith by the chief financial or accounting officer of the Borrower and, to the extent requested by either Administrative Agent, to be set forth in a certificate signed by such officer.

“Pro Forma Transaction” means, as the context requires, (i) any transaction consummated as part of any Permitted Acquisition, together with each other transaction relating thereto and consummated in connection therewith, (ii) the incurrence of any Indebtedness (other than revolving Indebtedness, except to the extent such Indebtedness is incurred to refinance or repay other outstanding Indebtedness (including a Restricted Debt Payment) or to finance a Permitted Acquisition, an Investment or a Restricted Payment), (iii) the purchase of any Indebtedness in accordance with the procedures set forth in Section 2.21 or the permanent repayment of any Indebtedness (including a Restricted Debt Payment) (other than revolving Indebtedness, except to the extent accompanied by a corresponding permanent commitment reduction), (iv) any Sale permitted under Section 8.4(e), (f), (g), (h) or (i) together with each other transaction relating thereto and consummated in connection therewith, (v) any Restricted Payment made (x) in respect of a Permitted Stock Repurchase in accordance with Section 8.5(e), (y) in respect of any cash dividend on any common Stock or Preferred Stock of the Borrower made in accordance with Section 8.5(f), or (z) in respect of any Restricted Payment made in accordance with Section 8.5(h), (vi) any Investment made in accordance with Section 8.3(m) and (vii) any designation of a Subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Subsidiary, in either case, pursuant to Section 7.15.

“Pro Rata Administrative Agent” has the meaning specified in the preamble hereto.

“Pro Rata Commitments” means those Commitments related to the respective Facilities included in any determination of the Required Pro Rata Lenders.

“Pro Rata Loans” means those Loans and Letters of Credit related to the respective Facilities included in any determination of the Required Pro Rata Lenders.

“Pro Rata Outstandings” of any Lender at any time, means (a) in the case of any Term Loan Facility, the outstanding principal amount of the Term Loans owing to such Lender under such Term Loan Facility and (b) in the case of any Revolving Credit Facility, the sum of (i) the outstanding principal amount of Revolving Loans owing to such Lender under such Revolving Credit Facility and (ii) the amount of the participation of such Lender in the L/C Obligations outstanding with respect to all Letters of Credit.

“Pro Rata Share” means, with respect to any Lender and any Facility or Facilities, as the case may be, at any time, the percentage obtained by dividing (a) the sum of the Commitments (or, if such Commitments in any such Facility are terminated, the Pro Rata Outstandings therein)

of such Lender then in effect under such Facility or Facilities, as the case may be, by (b) the sum of the Commitments (or, if such Commitments in any such Facility are terminated, the Pro Rata Outstandings therein) of all Lenders then in effect under such Facility or Facilities, as the case may be; provided, however, that, if there are no Commitments and no Pro Rata Outstandings in any of such Facility or Facilities, as the case may be, such Lender’s Pro Rata Share in such Facility or Facilities shall be determined based on the Pro Rata Share in such Facility or Facilities, as the case may be, most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to Section 2.18.

“Projections” means, collectively, the Initial Projections and any document delivered pursuant to Section 6.1(e).

“Property Loss Event” means, with respect to any property, any loss of or damage to such property or any taking of such property or condemnation thereof.

“Proposed Acquisition” means (a) any proposed acquisition that is consensual and approved by the board of directors (or other applicable governing body) of the applicable Proposed Acquisition Target, of (x) (i) in the case of a Proposed Acquisition Target that is to become a Loan Party, at least a majority of the Stock of such Proposed Acquisition Target or (ii) in the case of a Proposed Acquisition Target that is not to become a Loan Party, at least 75% (or to the extent provided below in this definition, at least a majority) of the Stock of such Proposed Acquisition Target, in each case by the Borrower or any Subsidiary of the Borrower or (y) all or substantially all of the assets of any Proposed Acquisition Target by any Subsidiary of the Borrower, (b) any proposed merger of any Proposed Acquisition Target with or into the Borrower or any Subsidiary of the Borrower (and, in the case of a merger with (x) the Borrower, with the Borrower being the surviving corporation, and (y) another Loan Party, with a Loan Party being the surviving Person (which, subject to the satisfaction of the requirements set forth in Section 7.10 within the time periods set forth therein, may include the Proposed Acquisition Target being the surviving Person and becoming a Loan Party)), (c) any proposed acquisition of all or any portion of the remaining Stock and/or Stock Equivalents of any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary; provided that in the case where such Subsidiary is not, and will not become, a Loan Party after such acquisition, the Borrower and its Subsidiaries must own at least 75% (or to the extent provided below in this definition, at least a majority) of the Stock of such Proposed Acquisition Target after such acquisition, or (d) any proposed acquisition of all or any portion of the remaining Stock and/or Stock Equivalents in any Proposed Acquisition Target that is not already owned by the Borrower or any Subsidiary of the Borrower, provided that (i) in the case of a Proposed Acquisition Target that is to become a Loan Party after such acquisition, the Borrower and its Subsidiaries must own at least a majority of the Stock of such Proposed Acquisition Target after such acquisition or (ii) in the case of a Proposed Acquisition Target that is not to become a Loan Party after such acquisition, the Borrower and its Wholly Owned Subsidiaries must own at least 75% (or to the extent provided below in this definition, at least a majority) of the Stock of such Proposed Acquisition Target after such acquisition. With respect to any Proposed Acquisition of a Proposed Acquisition Target that is not to become a Loan Party after such acquisition, the 75% threshold set forth above in this definition may be reduced to a majority threshold so long as the aggregate Permitted Acquisition Consideration for all such Proposed Acquisitions does not exceed $100,000,000.

“Proposed Acquisition Target” means any Person (including any Subsidiary thereof) or any brand, line of business, division, branch, operating division or other unit operation of any Person.

“Public Lender” has the meaning specified in Section 11.20(a).

“Refinancing” means the refinancing transactions specified in Section 3.1(c)(i).

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agents, among the Borrower, the Administrative Agents and the Lenders providing Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments, which Refinancing Amendment shall effect the incurrence of such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments in accordance with Section 2.22.

“Register” has the meaning specified in Section 2.14(b).

“Regulation S-X” means Regulation S-X of the Securities Act of 1933.

“Reinvestment Prepayment Amount” means, with respect to any Net Cash Proceeds on the Reinvestment Prepayment Date therefor, the amount of such Net Cash Proceeds less any amount paid or required to be paid by any Group Member to make Permitted Reinvestments with such Net Cash Proceeds pursuant to a Contractual Obligation entered into prior to such Reinvestment Prepayment Date with any Person that is not an Affiliate of the Borrower.

“Reinvestment Prepayment Date” means, with respect to any portion of any Net Cash Proceeds of any Sale or Property Loss Event, the earliest of (a) the 360th day after the completion of the portion of such Sale or Property Loss Event corresponding to such Net Cash Proceeds, (b) the date that is 5 Business Days after the date on which the Borrower shall have notified the Administrative Agents of the Borrower’s determination not to make Permitted Reinvestments with such Net Cash Proceeds, and (c) 5 Business Days after the delivery of a notice by both Administrative Agents or the Required Lenders to the Borrower during the continuance of any Event of Default.

“Related Person” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, stockholder, partner or other equity holder, financing source or agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III) and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is the Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping the Administrative Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Loan Document.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material into or through the environment.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Hazardous Material in the indoor or outdoor environment, (b) prevent or minimize any Release so that a Hazardous Material does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care with respect to any Hazardous Material.

“Repricing Event” means (i) any prepayment or repayment of B Term Loans, in whole or in part, with the proceeds of, or any conversion of B Term Loans into, any new or replacement tranche of term loans (whether under this Agreement or otherwise) bearing interest with an Effective Yield less than the Effective Yield applicable to the B Term Loans (as such comparative yields are determined by the B Term Loan Administrative Agent) and (ii) any amendment or other modification or waiver to this Agreement which effectively reduces the Effective Yield (as determined by the B Term Loan Administrative Agent in its reasonable judgment) applicable to the B Term Loans (and any assignment pursuant to Section 2.18 in connection therewith). Any such determination by the B Term Loan Administrative Agent as contemplated by the preceding sentence shall be conclusive and binding on the Borrower and all Lenders holding B Term Loans absent manifest error. The B Term Loan Administrative Agent shall not have any liability to any Person with respect to such determination.

“Required B Term Loan Lenders” means, at any time, those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement at such time, but, for this purpose, determined as if there were no outstanding A Term Loans (or related A Term Loan Commitments), Revolving Credit Commitments (or, if such Commitments are terminated, assuming there are no participations in Swing Loans, no unparticipated portions of Swing Loans and no Outstandings in the Revolving Credit Facility), Extended Term Loans (or related Extended Term Loan Commitments) in respect of any A Term Loans or Specified Refinancing Loans (or related Specified Refinancing Term Loan Commitments) in respect of any A Term Loans at such time.

“Required Lenders” means, at any time, Non-Defaulting Lenders having at such time in excess of 50% of the sum of (i) the aggregate Revolving Credit Commitments (or, if such Commitments are terminated, the sum of the amounts of the participations in Swing Loans, the principal amount of unparticipated portions of the Swing Loans and the Pro Rata Outstandings in the Revolving Credit Facility) and (ii) the aggregate Term Loan Commitments (or, if such Commitments are terminated, the aggregate Pro Rata Outstandings in the Term Loan Facilities) then in effect, ignoring, in such calculation, any Commitments (or, if such Commitments are terminated, the Pro Rata Outstandings in any Facility) held by any Defaulting Lender or any Non-Funding Lender.

“Required Pro Rata Lenders” means, at any time, those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement at such time, but, for this purpose, determined as if there were no outstanding B Term Loans (or related B Term Loan Commitments), Incremental Term Loans (or related Incremental Term Loan Commitments), Extended Term Loans (or related Extended Term Loan Commitments) in respect of any B Term Loans or Incremental Term Loans or Specified Refinancing Loans (or related Specified Refinancing Term Loan Commitments) in respect of any B Term Loans or Incremental Term Loans at such time.

“Required Revolving Credit Lenders” means, at any time, Non-Defaulting Lenders having at such time in excess of 50% of the aggregate Revolving Credit Commitments (or, if such Commitments are terminated, the sum of the aggregate amounts of the participations in Swing Loans, the aggregate principal amount of the unparticipated portions of the Swing Loans and the aggregate Pro Rata Outstandings in the Revolving Credit Facility) then in effect, ignoring, in such calculation, any Revolving Credit Commitments (or, if such Revolving Credit Commitments are terminated, the sum of the amounts of the participations in Swing Loans, the principal amount of the unparticipated portions of the Swing Loans and the Pro Rata Outstandings in the Revolving Credit Facility) held by any Defaulting Lender or any Non-Funding Lender.

“Required Term Loan Lenders” means, at any time, Non-Defaulting Lenders having at such time in excess of 50% of the aggregate Term Loan Commitments (or, if such Commitments are terminated, the aggregate Pro Rata Outstandings in the Term Loan Facilities) then in effect, ignoring, in such calculation, any Term Loan Commitments (or, if such Term Loan Commitments are terminated, the Pro Rata Outstandings in the Term Loan Facility) held by any Defaulting Lender or Non-Funding Lender.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law, and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including all Healthcare Laws.

“Responsible Officer” means, with respect to any Person, any of the president, chief executive officer, chief financial officer, vice president for finance, treasurer, assistant treasurer, controller, managing member or general partner of such Person but, in any event, with respect to financial matters, any such officer that is responsible for preparing the Financial Statements delivered hereunder and, with respect to the Corporate Chart delivered pursuant to Section 6.1(d), documents delivered on the Closing Date and documents delivered pursuant to Section 7.10, the secretary or assistant secretary of such Person or any other officer responsible for maintaining the corporate and similar records of such Person. Any certificate or other document required to be delivered hereunder by any Responsible Officer or other officer of any Group Member shall, notwithstanding any language therein to the contrary, be deemed to be delivered on behalf of the applicable Group Member and not in such person’s individual capacity.

“Restricted” means, when referring to cash or Cash Equivalents of the Borrower or any of its Subsidiaries, that such cash or Cash Equivalents (i) appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Borrower or of any such Subsidiary (unless such appearance is related to (x) the Loan Documents or the Liens created thereunder or (y) (A) any secured Permitted Additional Debt Documents or the Liens created thereunder or (B) any documents relating to any secured Permitted Refinancing of any Permitted Additional Debt, or the Liens created thereunder), (ii) are subject to any Lien in favor of any Person other than (x) the Collateral Agent for the benefit of the Secured Parties and (y) (A) the holders of any secured Permitted Additional Debt (or any agent or trustee in respect thereof) or (B) the holders of any secured Permitted Refinancing of any Permitted Additional Debt (or any agent or trustee in respect thereof) or (iii) are not otherwise generally available for use by the Borrower or such Subsidiary.

“Restricted Debt Payment” has the meaning specified in Section 8.6.

“Restricted Payment” means (a) any dividend, return of capital, distribution or any other similar payment or Sale of property for less than fair market value, whether direct or indirect and whether in cash, Securities or other property, in each case to the holders (in their capacities as such) of any Stock or Stock Equivalent of any Group Member and in respect thereof, in each case now or hereafter outstanding, including with respect to a claim for rescission of a Sale of such Stock or Stock Equivalent, and (b) any redemption, retirement, termination, defeasance, purchase or other acquisition for value, whether direct or indirect, of any Stock or Stock Equivalent of any Group Member, now or hereafter outstanding, and any payment or other transfer setting aside funds for any such redemption, retirement, termination, purchase or other acquisition, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise.

“Retained Excess Cash Flow Amount” means, at any date of determination, an amount equal to (a) the sum of the amounts of Excess Cash Flow for all periods ending after December 31, 2015 and on or prior to the date of determination for which the amount of Excess Cash Flow shall have been calculated as provided in Section 6.1(c) and with respect to which any payment required under Section 2.8(a) has been paid, minus (b) the sum at the time of determination of (i) the aggregate amount of prepayments required to be made pursuant to Section 2.8(a) through the date of determination (whether or not such prepayments are accepted by Lenders) and (ii) the aggregate amount by which the payments required by such Section 2.8(a) have been reduced by operation of clause (B) thereof.

“Return Bid” has the meaning specified in Schedule 2.21.

“Revolver Availability” means the maximum amount of unused Revolving Credit Commitments that would be available for borrowing of Revolving Loans if after giving effect to such Revolving Loans, the Borrower would be in compliance with the Consolidated Secured Leverage Ratio covenant set forth in Section 5.1 on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on such day (as if the Borrower had incurred such Revolving Loans on the first day of such period).

“Revolving Credit Commitment” means, with respect to each Revolving Credit Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings, which commitment is in the amount set forth opposite such Lender’s name on Schedule I under the caption “Revolving Credit Commitment”, as amended to reflect Assignments and as such amount may be reduced or increased pursuant to this Agreement. In addition, the Revolving Credit Commitment of each Lender shall include any Extended Revolving Credit Commitments and Specified Refinancing Revolving Credit Commitments of such Lender and shall be increased by the amount of any Incremental Revolving Credit Commitments of such Lender. The aggregate amount of the Revolving Credit Commitments on the Closing Date equals $250,000,000.

“Revolving Credit Commitment Increase Lender” has the meaning specified in Section 2.19(d).

“Revolving Credit Facility” means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

“Revolving Credit Lender” means each Lender that has a Revolving Credit Commitment, holds a Revolving Loan or participates in any Swing Loan or Letter of Credit.

“Revolving Credit Obligations” means (i) all Revolving Loans, Swing Loans, L/C Obligations and the Revolving Credit Commitments and (ii) all related Obligations relating to the Indebtedness and Commitments described in preceding clause (i).

“Revolving Credit Outstandings” means, at any time, the sum of, in each case to the extent outstanding at such time, (a) the aggregate principal amount of the Revolving Loans and Swing Loans and (b) the L/C Obligations for all Letters of Credit.

“Revolving Credit Percentage” of any Revolving Credit Lender at any time means a fraction (expressed as a percentage) the numerator of which is the Revolving Credit Commitment of such Revolving Credit Lender at such time and the denominator of which is the Total Revolving Credit Commitment at such time; provided that (x) if the Revolving Credit Percentage of any Revolving Credit Lender is to be determined after the Total Revolving Credit Commitment has been terminated, then the Revolving Credit Percentages of such Revolving Credit Lender shall be determined immediately prior (and without giving effect) to such termination (but giving effect to assignments made thereafter in accordance with the terms hereof) and (y) in the case of Section 2.20 when a Defaulting Lender shall exist, “Revolving Credit Percentage” means the percentage of the Total Revolving Credit Commitments (disregarding any Defaulting Lender’s Revolving Credit Commitment) represented by such Lender’s Revolving Credit Commitment.

“Revolving Credit Termination Date” means the earliest of (a) the Scheduled Revolving Credit Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.5 or 9.2 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2.

“Revolving Loan” has the meaning specified in Section 2.1; provided that, at any time that any Extended Revolving Credit Commitments, Incremental Revolving Credit Commitments or Specified Refinancing Revolving Credit Commitments have been made available, the Extended Revolving Loans and other revolving loans outstanding in respect thereof also shall be Revolving Loans.

“S&P” means Standard & Poor’s Rating Services.

“Sale and Leaseback Transaction” means, with respect to any Person (the “obligor”), any Contractual Obligation or other arrangement with any other Person (the “counterparty”) consisting of a lease by such obligor of any property that, directly or indirectly, has been or is to be Sold by the obligor to such counterparty or to any other Person to whom funds have been advanced by such counterparty based on a Lien on, or an assignment of, such property or any obligations of such obligor under such lease.

“Sanctions Laws and Regulations” means (i) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the Executive Order, the USA PATRIOT Act, the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law, sanctions or executive order relating thereto administered or enforced by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State, and any similar law, sanctions, regulation, or Executive Order enacted in the United States after the date of this Agreement, (ii) any sanctions or requirements imposed under similar laws or regulations enacted by the United Nations, Her Majesty’s Treasury, the European Union or the United Kingdom and (iii) any similar Requirement of Law of any jurisdiction other than the United States, the European Union or the United Kingdom, in each case, applicable to the Borrower or any of its Subsidiaries.

“Scheduled A Term Loan Maturity Date” means June 18, 2020; provided, however, in the event that any Existing 2018 Subordinated Notes remain outstanding on April 1, 2018, then the Scheduled A Term Loan Maturity Date instead shall be April 1, 2018 (the “Scheduled A Term Loan Springing Maturity Date”) (unless either (x) the outstanding obligations under the Existing 2018 Subordinated Notes (including all interest that will accrue thereon until such time as the Existing 2018 Subordinated Notes have been redeemed or repaid in full in accordance with the terms of the Existing 2018 Subordinated Notes Indenture and the Existing 2018 Subordinated Notes Indenture has been terminated) have been defeased or satisfied and discharged in accordance with the terms of the Existing Notes Documents with respect to the Existing 2018 Subordinated Notes on such date or (y) cash in an aggregate amount equal to all such outstanding obligations has been deposited as security for the benefit of the Secured Parties in a manner, on terms and conditions, and pursuant to documentation, in each case reasonably satisfactory to the Administrative Agents (which, in any event, shall require that such cash be deposited in a Cash Collateral Account (subject to the Collateral Agent’s security interest under the Guaranty and Security Agreement)), which cash can only be accessed by the Borrower for the purpose of paying any remaining scheduled interest payments thereon as and when the same shall become due and payable and to repay such Existing 2018 Subordinated Notes in full at maturity or in connection with any tender offer for, repurchase of or other satisfaction or repayment of, the Existing 2018 Subordinated Notes permitted under this Agreement so long as the remaining funds on deposit in such Cash Collateral Account are sufficient to satisfy any remaining scheduled interest payments thereon and to repay the principal, interest and any other cash payment obligations on the Existing 2018 Subordinated Notes in full at maturity (it being understood that to the extent that the amount of such funds on deposit at any time shall exceed the aggregate amount of the remaining outstanding obligations, such excess amount shall be remitted to the Borrower at its written request so long as no Default or Event of Default then exists or would result therefrom)).

“Scheduled A Term Loan Repayment” has the meaning specified in Section 2.6(b).

“Scheduled A Term Loan Repayment Date” has the meaning specified in Section 2.6(b).

“Scheduled A Term Loan Springing Maturity Date” has the meaning specified in the definition of “Scheduled A Term Loan Maturity Date”.

“Scheduled B Term Loan Maturity Date” means June 18, 2022; provided, however, in the event that any Existing 2018 Subordinated Notes remain outstanding on April 1, 2018, then the Scheduled B Term Loan Maturity Date instead shall be April 1, 2018 (the “Scheduled B Term Loan Springing Maturity Date”) (unless either (x) the outstanding obligations under the Existing 2018 Subordinated Notes (including all interest that will accrue thereon until such time as the Existing 2018 Subordinated Notes have been redeemed or repaid in full in accordance with the terms of the Existing 2018 Subordinated Notes Indenture and the Existing 2018 Subordinated Notes Indenture has been terminated) have been defeased or satisfied and discharged in accordance with the terms of the Existing Notes Documents with respect to the Existing 2018 Subordinated Notes on such date or (y) cash in an aggregate amount equal to all such outstanding obligations has been deposited as security for the benefit of the Secured Parties in a manner, on terms and conditions, and pursuant to documentation, in each case reasonably satisfactory to the Administrative Agents (which, in any event, shall require that such cash be deposited in a Cash

Collateral Account (subject to the Collateral Agent’s security interest under the Guaranty and Security Agreement)), which cash can only be accessed by the Borrower for the purpose of paying any remaining scheduled interest payments thereon as and when the same shall become due and payable and to repay such Existing 2018 Subordinated Notes in full at maturity or in connection with any tender offer for, repurchase of or other satisfaction or repayment of, the Existing 2018 Subordinated Notes permitted under this Agreement so long as the remaining funds on deposit in such Cash Collateral Account are sufficient to satisfy any remaining scheduled interest payments thereon and to repay the principal, interest and any other cash payment obligations on the Existing 2018 Subordinated Notes in full at maturity (it being understood that to the extent that the amount of such funds on deposit at any time shall exceed the aggregate amount of the remaining outstanding obligations, such excess amount shall be remitted to the Borrower at its written request so long as no Default or Event of Default then exists or would result therefrom)).

“Scheduled B Term Loan Repayment” has the meaning specified in Section 2.6(c).

“Scheduled B Term Loan Repayment Date” has the meaning specified in Section 2.6(c).

“Scheduled B Term Loan Springing Maturity Date” has the meaning specified in the definition of “Scheduled B Term Loan Maturity Date”.

“Scheduled Revolving Credit Termination Date” means June 18, 2020; provided, however, in the event that any Existing 2018 Subordinated Notes remain outstanding on April 1, 2018, then the Scheduled Revolving Credit Termination Date instead shall be April 1, 2018 (the “Scheduled Revolving Credit Springing Termination Date”) (unless either (x) the outstanding obligations under the Existing 2018 Subordinated Notes (including all interest that will accrue thereon until such time as the Existing 2018 Subordinated Notes have been redeemed or repaid in full in accordance with the terms of the Existing 2018 Subordinated Notes Indenture and the Existing 2018 Subordinated Notes Indenture has been terminated) have been defeased or satisfied and discharged in accordance with the terms of the Existing Notes Documents with respect to the Existing 2018 Subordinated Notes on such date or (y) cash in an aggregate amount equal to all such outstanding obligations has been deposited as security for the benefit of the Secured Parties in a manner, on terms and conditions, and pursuant to documentation, in each case reasonably satisfactory to the Administrative Agents (which, in any event, shall require that such cash be deposited in a Cash Collateral Account (subject to the Collateral Agent’s security interest under the Guaranty and Security Agreement)), which cash can only be accessed by the Borrower for the purpose of paying any remaining scheduled interest payments thereon as and when the same shall become due and payable and to repay such Existing 2018 Subordinated Notes in full at maturity or in connection with any tender offer for, repurchase of or other satisfaction or repayment of, the Existing 2018 Subordinated Notes permitted under this Agreement so long as the remaining funds on deposit in such Cash Collateral Account are sufficient to satisfy any remaining scheduled interest payments thereon and to repay the principal, interest and any other cash payment obligations on the Existing 2018 Subordinated Notes in full at maturity (it being understood that to the extent that the amount of such funds on deposit at any time shall exceed the aggregate amount of the remaining outstanding obligations, such excess amount shall be remitted to the Borrower at its written request so long as no Default or Event of Default then exists or would result therefrom)).

“Scheduled Revolving Credit Springing Termination Date” has the meaning specified in the definition of “Scheduled Revolving Credit Termination Date”.

“SEC” means The United States Securities and Exchange Commission.

“Secured Hedging Agreement” means any Hedging Agreement that (a) has been entered into with a Secured Hedging Counterparty, (b) in the case of a Hedging Agreement not entered into with or provided or arranged by either Administrative Agent or an Affiliate of either Administrative Agent, is expressly identified as being a “Secured Hedging Agreement” hereunder in a joint notice from such Loan Party and such Person delivered to the Collateral Agent reasonably promptly after the execution of such Hedging Agreement and (c) meets the requirements of Section 8.1(f).

“Secured Hedging Counterparty” means (a) a Person who has entered into a Hedging Agreement which meets the requirements of Section 8.1(f) with a Loan Party if such Hedging Agreement was provided or arranged by either Administrative Agent or an Affiliate of either Administrative Agent, and any assignee of such Person or (b) a Lender or an Affiliate of a Lender who has entered into a Hedging Agreement which meets the requirements of Section 8.1(f) with a Loan Party (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of such Hedging Agreement).

“Secured Parties” means the Lenders, the L/C Issuers, the Administrative Agents, the Collateral Agent, any Secured Hedging Counterparty, any Secured Treasury Services Creditor, each other Indemnitee and any other holder of any Obligation of any Loan Party.

“Secured Treasury Services Agreement” means any Treasury Services Agreement that (a) has been entered into with a Secured Treasury Services Creditor, (b) has been approved in writing by the Borrower as being a “Secured Treasury Services Agreement” hereunder and (c) is expressly identified as being a “Secured Treasury Services Agreement” hereunder in a joint written notice from the Borrower and such Secured Treasury Services Creditor delivered to the Collateral Agent reasonably promptly after the execution of such Treasury Services Agreement (it being understood (i) that any such notice may specify the aggregate amount of obligations under the respective Secured Treasury Services Agreement that is entitled to be secured by the Collateral under the Loan Documents and treated as Obligations hereunder and thereunder and (ii) to the extent that any such notice does not specify such a limit, then, unless otherwise approved in writing by the Borrower, no more than $10,000,000 in the aggregate of all obligations under all Secured Treasury Services Agreements shall be entitled to be secured on a ratable basis by the Collateral under the Loan Documents and treated as Obligations hereunder and thereunder).

“Secured Treasury Services Creditor” means a Lender or an Affiliate of a Lender who has entered into a Treasury Services Agreement with a Loan Party.

“Security” means all Stock, Stock Equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

“Sell” means, with respect to any property, to sell, convey, transfer, assign, license, lease or otherwise dispose of, any interest therein or to permit any Person to acquire any such interest, including, in each case, through a Sale and Leaseback Transaction or through a sale, factoring at maturity, collection of or other disposal, with or without recourse, of any notes or accounts receivable. Conjugated forms thereof and the noun “Sale” have correlative meanings.

“Solvent” means, with respect to any Person or any group of Persons taken together on a consolidated basis as of any date of determination, that, as of such date, (a) the value of the assets of such Person or group (both at fair value and present fair saleable value) is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person or group, (b) such Person or group is able to pay all liabilities of such Person or group as such liabilities mature and (c) such Person or group does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPDH Sale” means the Sale of (x) all of the Stock and Stock Equivalents of, and/or (y) any or all of the assets of, the P&G JV Companies, Inverness Medical, LLC (but only with regard to the assets thereof relating to the business of the P&G JV Companies) and/or Alere (Shanghai) Diagnostics Co., Ltd. (but only with regard to the assets thereof relating to the business of the P&G JV Companies), and any of their respective Subsidiaries or any direct or indirect holding company thereof (including SPDH, Inc.) holding, directly or indirectly, the Stock and Stock Equivalents of either of the P&G JV Companies, Inverness Medical, LLC and/or Alere (Shanghai) Diagnostics Co., Ltd., as applicable, and any of their respective Subsidiaries (provided that such holding company does not engage in any material business or own any material assets other than owning, directly or indirectly, the Stock and Stock Equivalents of either of the P&G JV Companies, Inverness Medical, LLC and/or Alere (Shanghai) Diagnostics Co., Ltd., as applicable, and any of their respective Subsidiaries).

“Specified Refinancing Revolving Credit Commitments” has the meaning specified in Section 2.22(a).

“Specified Refinancing Revolving Credit Facility” means the Specified Refinancing Revolving Credit Commitments and the provisions herein related to the Revolving Loans, any Swing Loans or Letters of Credit incurred under the Specified Refinancing Revolving Credit Commitments.

“Specified Refinancing Term Loan Commitment” has the meaning specified in the definition of “Term Loan Commitment”.

“Specified Refinancing Term Loan Facility” means the Specified Refinancing Term Loans and the provisions herein related to the Specified Refinancing Term Loans.

“Specified Refinancing Term Loans” has the meaning specified in Section 2.22(a).

“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to the Applicable Administrative Agent.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subordinated Debt” means any Indebtedness that is subordinated to the payment in full of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agents (including the Existing Subordinated Notes, the New 2023 Subordinated Notes and any Permitted Additional Debt, Permitted Acquisition Debt or other Junior Indebtedness that satisfies the criteria for subordination set forth in this definition).

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, association or other entity, the management of which is, directly or indirectly, controlled by, or of which an aggregate of more than 50% of the outstanding Voting Stock is, at the time, owned or controlled directly or indirectly by, such Person or one or more Subsidiaries of such Person. Based on the capital structure and ownership of the P&G JV Companies as of the Closing Date, the P&G JV Companies are not Subsidiaries of any Group Member. Notwithstanding the foregoing or anything else in this Agreement or any other Loan Document to the contrary, other than for purposes of (x) the definition of “Unrestricted Subsidiary” contained herein and (y) Sections 4.1(e) (to the extent relating to Anti-Corruption Laws, Anti-Terrorism Laws, Anti-Money Laundering Laws and Sanctions Laws and Regulations), 4.21 and 7.2 (to the extent relating to Anti-Corruption Laws, Anti-Terrorism Laws, Anti-Money Laundering Laws and Sanctions Laws and Regulations), an Unrestricted Subsidiary (and its Subsidiaries) shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for purposes of this Agreement or any other Loan Document.

“Substitute Lender” has the meaning specified in Section 2.18(a).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Secured Hedging Agreement that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“SWDA” means the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.).

“Swingline Commitment” means $25,000,000.

“Swingline Lender” means, each in its capacity as Swingline Lender hereunder, GE Capital or, upon the resignation of GE Capital as Pro Rata Administrative Agent hereunder, any Lender (or Affiliate or Approved Fund of any Lender) that agrees, with the approval of the Pro Rata Administrative Agent (or, if there is no such successor Pro Rata Administrative Agent, the Required Lenders) and the Borrower, to act as the Swingline Lender hereunder.

“Swingline Request” has the meaning specified in Section 2.3(b).

“Swing Loan” has the meaning specified in Section 2.3(a).

“Swing Loan Exposure” means, at any time, the aggregate principal amount of all Swing Loans outstanding at such time. The Swing Loan Exposure of any Revolving Credit Lender at any time shall be its Revolving Credit Percentage of the aggregate Swing Loan Exposure at such time.

“Swissco” means Alere Switzerland GmbH, an entity organized under the laws of Switzerland.

“Swiss Pledge Agreement” has the meaning specified in Section 3.1(a)(iii).

“Tax Affiliate” means (a) the Borrower and its Subsidiaries and (b) any Affiliate of the Borrower with which the Borrower files or is eligible to file consolidated, combined or unitary tax returns.

“Tax Return” has the meaning specified in Section 4.8.

“Taxes” has the meaning specified in Section 2.17(a).

“TechLab Sale” means the sale of all of the Borrower’s or any of its Subsidiaries’ Investment in TechLab, Inc., which may include any assets directly associated with the business thereof and held by the Borrower or any of its Subsidiaries.

“Term Loan” means each Initial Term Loan, and, unless the context shall otherwise require, each Incremental Term Loan, each Extended Term Loan and each Specified Refinancing Term Loan.

“Term Loan Commitment” means, with respect to each Term Loan Lender, the A Term Loan Commitment, the B Term Loan Commitment and any Incremental Term Loan Commitment of such Lender, as amended to reflect Assignments and as such amount may be reduced pursuant to this Agreement. In addition, the Term Loan Commitment of each Lender shall include any commitment to make Extended Term Loans (the “Extended Term Loan Commitment”) or any commitment to make Specified Refinancing Term Loans (the “Specified Refinancing Term Loan Commitment”).

“Term Loan Facility” means, in respect of each Tranche of Term Loans, the Term Loan Commitments, the related Term Loans and the provisions herein related to such Tranche of Term Loans.

“Term Loan Lender” means each Lender that has a Term Loan Commitment or that holds a Term Loan.

“Term Loan Percentage” of a Tranche of Term Loans means, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of all Term Loans of such Tranche at such time and the denominator of which is equal to the aggregate outstanding principal amount of all Term Loans of all Tranches at such time.

“Title IV Plan” means a Pension Plan subject to Title IV of ERISA, other than a Multiemployer Plan, to which any ERISA Affiliate maintains, sponsors or contributes to or has maintained, sponsored or contributed to within the last 6 years or otherwise has any obligation or liability, contingent or otherwise.

“Total Assets” means the total assets of the Borrower and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Borrower referred to in Section 4.4(a) or delivered pursuant to Section 6.1(a) or (b) (but excluding, for this purpose, the value of the Stock of any Unrestricted Subsidiaries).

“Total A Term Loan Commitment” means, at any time, the sum of the A Term Loan Commitments of each of the Lenders at such time.

“Total B Term Loan Commitment” means, at any time, the sum of the B Term Loan Commitments of each of the Lenders at such time.

“Total Commitment” means, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Revolving Credit Commitments” means, at any time, the sum of the Revolving Credit Commitments of each of the Lenders at such time.

“Trademarks” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations thereof and all applications therefor.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Tranche” means the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches as of the Closing Date, i.e., A Term Loans, B Term Loans, Revolving Loans and Swing Loans; provided that, for the purposes of Sections 2.6(a), 2.19, 2.22, 2.23, 11.1 and 11.2(b), Revolving Loans and Swing Loans shall be deemed to constitute part of a single “Tranche”. In addition, notwithstanding the foregoing, any Incremental Term Loans incurred after the Closing Date shall, unless added to the B Term Loans or any then outstanding Incremental Term Loans, be made pursuant to one or more additional Tranches of Term Loans which shall be designated in accordance with the relevant requirements specified in Section 2.19.

“Transactions” means, collectively, (i) the consummation of the Refinancing, (ii) the entering into of the Loan Documents, the incurrence of Loans on the Closing Date and the use of proceeds thereof and (iii) the payment of all fees and expenses in connection with the foregoing.

“Treasury Services” means treasury, depositary, automated clearinghouse transfers of funds, credit cards, purchasing cards and other cash management services (including, without limitation, overnight overdraft services, lockbox services, wire transfer services and electronic funds transfer services).

“Treasury Services Agreements” means any written agreements and/or arrangements to provide Treasury Services.

“Type” means the type or Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code of any applicable jurisdiction and, if the applicable jurisdiction shall not have any Uniform Commercial Code, the Uniform Commercial Code as in effect in the State of New York.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of 5 years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued, but only to the extent such liabilities could reasonably be expected to have a Material Adverse Effect) that could be avoided by any Group Member or any ERISA Affiliate as a result of such transaction.

“United States” or “U.S.” means the United States of America.

“Unrestricted” means, when referring to cash or Cash Equivalents of any Loan Party, that such cash or Cash Equivalents are not Restricted.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary pursuant to Section 7.15, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 7.15 and (b) any Subsidiary of any Unrestricted Subsidiary designated pursuant to preceding clause (a) (and which has not so ceased to be an Unrestricted Subsidiary).

“Unused Revolver Commitment Fee” has the meaning specified in Section 2.11.

“U.S. Lender Party” means each of each Administrative Agent, each Lender, each L/C Issuer, each SPV and each participant, in each case that is a Domestic Person.

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the occurrence of any contingency).

“Wampole Business” means the business conducted by various Subsidiaries of the Borrower relating to the design, manufacture and sale of laboratory diagnostics and associated products related to the diagnosis of certain diseases and medical conditions.

“Wampole Sale” means the Sale of any or all of the assets of the Wampole Business or the Stock or Stock Equivalents of any Subsidiary that conducts the Wampole Business or any direct or indirect holding company thereof holding, directly or indirectly, the Stock and Stock Equivalents of any such Subsidiary (provided that such Subsidiary or holding company does not engage in any material business or own any material assets other than the Wampole Business or owning, directly or indirectly, the Stock and Stock Equivalents of any such Subsidiary).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person, all of the Stock of which (other than nominal holdings and director’s qualifying shares) is owned by such Person, either directly or through one or more Wholly Owned Subsidiaries of such Person.

“Working Capital” means, for any Person at any date, its Consolidated Current Assets at such date minus its Consolidated Current Liabilities at such date.

Section 1.2 UCC Terms. The following terms have the meanings given to them in the applicable UCC: “commodity account”, “commodity contract”, “commodity intermediary”, “deposit account”, “entitlement holder”, “entitlement order”, “equipment”, “financial asset”, “general intangible”, “goods”, “instruments”, “inventory”, “securities account”, “securities intermediary” and “security entitlement”.

Section 1.3 Accounting Terms and Principles.

(a) GAAP. All accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in accordance with GAAP. No change in the accounting principles used in the preparation of any Financial Statement hereafter adopted by the Borrower shall be given effect if such change would affect a calculation that measures compliance with any provision of Article V or VIII unless the Borrower, the Administrative Agents and the Required Lenders agree to modify such provisions to reflect such changes in GAAP and, unless such provisions are modified, all Financial Statements, Compliance Certificates and similar documents provided hereunder shall be provided together with a reconciliation between the calculations and amounts set forth therein before and after giving effect to such change in GAAP. For the avoidance of doubt, all operating lease expense with respect to leases of the Borrower and its Subsidiaries that would constitute operating leases under GAAP as in effect on the Closing Date shall not be included in the calculations of Capital Leases and Capital Lease Obligations hereunder unless the Borrower, the Administrative Agents and the Required Lenders otherwise agree to modify the provisions hereof in accordance with the immediately preceding sentence. In addition, to the extent that (x) the obligations in respect of any issue of Existing Notes, any Permitted Additional Debt or any Permitted Refinancing of any of the foregoing (including all interest that will accrue thereon through the relevant redemption or maturity date) and the relevant indenture governing such Indebtedness are defeased or satisfied and discharged in accordance with the terms of such indenture or (y) in the case of any Existing 2016 Subordinated Convertible Notes or Existing 2018 Subordinated Notes, cash is deposited with the Collateral Agent as security for the benefit of the Secured Parties in an amount sufficient to repay in full such Indebtedness at maturity pursuant to arrangements reasonably satisfactory to the Administrative Agents, then, in any case, such Indebtedness will not be considered outstanding for purposes of this Agreement (including any of the covenants or other provisions in Articles V or VIII). Unless otherwise expressly provided for herein, the term “consolidated” (including “Consolidated”) with respect to any Person refers to such Person consolidated with its Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person (and, without limiting the foregoing, it is understood and agreed that, for purposes of calculating the Applicable Margin and all financial ratios and financial terms contained herein or in any other Loan Document, the financial results of all Unrestricted Subsidiaries shall be ignored).

(b) Pro Forma. All components of financial calculations made to determine compliance with Article V shall be adjusted on a Pro Forma Basis to include or exclude, as the case may be, without duplication, such components of such calculations attributable to any Pro Forma Transaction consummated after the first day of the applicable period of determination and prior to the end of such period, as determined in good faith by the Borrower based on assumptions expressed therein and that were reasonable based on the information available to the Borrower at the time of preparation of the Compliance Certificate setting forth such calculations.

Section 1.4 Payments. The Administrative Agents may set up standards and procedures to determine or redetermine the equivalent in Dollars of any amount expressed in any currency other than Dollars and otherwise may, but shall not be obligated to, rely on any determination made by any Loan Party or any L/C Issuer. Any such determination or redetermination by the Administrative Agents shall be conclusive and binding for all purposes, absent manifest error. No determination or redetermination by any Secured Party or Loan Party and no other currency conversion shall change or release any obligation of any Loan Party or of any Secured Party (other than either Administrative Agent and its Related Persons) under any Loan Document, each of which agrees to pay separately for any shortfall remaining after any conversion and payment of the amount as converted. The Administrative Agents may round up or down, and may set up appropriate mechanisms to round up or down, any amount hereunder to nearest higher or lower amounts and may determine reasonable de minimis payment thresholds.

Section 1.5 Interpretation.

(a) Certain Terms. Except as set forth in any Loan Document, all accounting terms not specifically defined herein shall be construed in accordance with GAAP (except for the term “property”, which shall be interpreted as broadly as possible, including, in any case, cash, Securities, other assets, rights under Contractual Obligations and Permits and any right or interest in any property). The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole. In the computation of periods of time from a specified date to a later specified date in any Loan Document, the terms “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” In any other case, the term “including” when used in any Loan Document means “including without limitation.” The term “documents” means all writings, however evidenced and whether in physical or electronic form, including all documents, instruments, agreements, notices, demands, certificates, forms, financial statements, opinions and reports. The term “incur” means incur, create, make, issue, assume or otherwise become directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings.

(b) Certain References. Unless otherwise expressly indicated, references (i) in this Agreement to an Exhibit, Schedule, Article, Section or clause refer to the appropriate Exhibit or Schedule to, or Article, Section or clause in, this Agreement and (ii) in any Loan Document, to (A) any agreement shall include, without limitation, all exhibits, schedules, appendixes and annexes to such agreement and, unless any prior consent of any Secured Party or the Loan Parties expressly required hereunder is not obtained, any modification, amendment, restatement or amendment and restatement to any term of such agreement, (B) any statute shall be to such statute as modified from time to time and to any successor legislation thereto, in each case as in effect at the time any such reference is operative and (C) any time of day shall be a reference to New York time. Titles of articles, sections, clauses, exhibits, schedules and annexes contained in any Loan Document are without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term.

Section 1.6 Available Amount Transactions. If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and in no event may any two or more such actions be treated as occurring simultaneously.

ARTICLE II

THE FACILITIES

Section 2.1 The Commitments.

(a) Revolving Credit Commitments. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally, but not jointly, agrees to make loans in Dollars (each a “Revolving Loan”) to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Lender’s Revolving Credit Commitment; provided, however, that at no time shall any Revolving Credit Lender be obligated to make a Revolving Loan in excess of such Lender’s Pro Rata Share of the amount by which the then effective Revolving Credit Commitments exceeds the aggregate Revolving Credit Outstandings at such time. Within the limits set forth in the first sentence of this clause (a), amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

(b) Term Loan Commitments . (i) On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally, but not jointly, agrees to make a loan (each an “A Term Loan”) in Dollars to the Borrower on the Closing Date in an amount not to exceed such Lender’s A Term Loan Commitment. Amounts of A Term Loans repaid may not be reborrowed.

(ii) On the terms and subject to the conditions contained in this Agreement, each Term Loan Lender severally, but not jointly, agrees to make a loan (each a “B Term Loan”) in Dollars to the Borrower on the Closing Date in an amount not to exceed such Lender’s B Term Loan Commitment. Amounts of B Term Loans repaid may not be reborrowed.

Section 2.2 Borrowing Procedures.

(a) Notice From the Borrower. Each Borrowing shall be made on notice given by the Borrower to the Applicable Administrative Agent not later than (i) 10:00 a.m. on the date of, in the case of a Borrowing of Base Rate Loans, and (ii) 11:00 a.m. on the third Business Day prior to the date of, in the case of a Borrowing of Eurodollar Rate Loans, the proposed Borrowing. Each such notice may be made in a writing substantially in the form of Exhibit C (a “Notice of Borrowing”) duly completed or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Borrowing, with such a Notice of Borrowing. Loans shall be made as Base Rate Loans unless, outside of a suspension period pursuant to Section 2.15, the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. The Notice of Borrowing shall specify whether the loans being incurred pursuant to such Borrowing shall constitute Initial Term Loans or Revolving Loans. Each Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000.

(b) Notice to Each Lender. The Applicable Administrative Agent shall give to each relevant Lender prompt notice of the Applicable Administrative Agent’s receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, prompt notice of the applicable interest rate. Each Lender shall, before 12:00 noon on the date of the proposed Borrowing, make available to the Applicable Administrative Agent at its address referred to in Section 11.11, such Lender’s Pro Rata Share of such proposed Borrowing. Upon fulfillment or due waiver (i) on the Closing Date, of the applicable conditions set forth in Section 3.1 and (ii) on the Closing Date and on the date of each borrowing of Loans thereafter, of the applicable conditions set forth in Section 3.2, the Applicable Administrative Agent shall make the funds made available to it by the Lenders before 12:00 noon on the date of the proposed Borrowing available to the Borrower.

(c) Non-Funding Lenders. Unless the Applicable Administrative Agent shall have received notice from any Lender prior to the date such Lender is required to make any payment hereunder with respect to any Loan or any participation in any Swing Loan or Letter of Credit that such Lender will not make such payment (or any portion thereof) available to the Applicable Administrative Agent, the Applicable Administrative Agent may assume that such Lender has made such payment available to the Applicable Administrative Agent on the date such payment is required to be made in accordance with this Article II and the Applicable Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. The Borrower agrees to repay to the Applicable Administrative Agent on demand such amount (until repaid by such Lender) with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Applicable Administrative Agent, at the interest rate applicable to the Obligation that would have been created when the Applicable Administrative Agent made available such amount to the Borrower had such Lender made a corresponding payment available; provided, however, that such payment shall not relieve such Lender of any obligation it may have to the Borrower, the Swingline Lender or any L/C Issuer. In addition, any Lender that shall not have made available to the Applicable Administrative Agent any portion of any payment described above (any such Lender, a “Non-Funding Lender”) agrees to pay such amount to the Applicable Administrative Agent on demand together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Applicable Administrative Agent, at the Federal Funds Rate for the first Business Day and thereafter (i) in the case of a payment in respect of a Loan, at the interest rate applicable at the time to such Loan and (ii) otherwise, at the interest rate applicable to Base Rate Loans under the Revolving Credit Facility. Such repayment shall then constitute the funding of the corresponding Loan (including any Loan deemed to have been made hereunder with such payment) or participation. The existence of any Non-Funding Lender shall not relieve any other Lender of its obligations under any Loan Document, but no other Lender shall be responsible for the failure of any Non-Funding Lender to make any payment required under any Loan Document.

Section 2.3 Swing Loans.

(a) Availability. On the terms and subject to the conditions contained in this Agreement, the Swingline Lender may, in its sole discretion, make loans in Dollars (each a “Swing Loan”) available to the Borrower under the Revolving Credit Facility from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding not to exceed its Swingline Commitment; provided, however, that the Swingline Lender may not make any Swing Loan (x) to the extent that after giving effect to such Swing Loan, the aggregate Revolving Credit Outstandings would exceed the Revolving Credit Commitments and (y) in the period commencing on the first Business Day after it receives notice from the Pro Rata Administrative Agent or the Required Revolving Credit Lenders that one or more of the conditions precedent contained in Section 3.2 are not satisfied and ending when such conditions are satisfied or duly waived. In connection with the making of any Swing Loan, the Swingline Lender may but shall not be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied or waived. Each Swing Loan shall be a Base Rate Loan and must be repaid in full on the earliest of (i) the funding date of any Borrowing of Revolving Loans and (ii) the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this clause (a), amounts of Swing Loans repaid may be reborrowed under this clause (a).

(b) Borrowing Procedures. In order to request a Swing Loan, the Borrower shall give to the Applicable Administrative Agent a notice to be received not later than 1:00 p.m. on the day of the proposed borrowing, which may be made in a writing substantially in the form of Exhibit D duly completed (a “Swingline Request”) or by telephone if confirmed promptly but, in any event, prior to such borrowing, with such a Swingline Request. In addition, if any Notice of Borrowing requests a Borrowing of Base Rate Loans, the Swing Line Lender may, notwithstanding anything else to the contrary in Section 2.2, make a Swing Loan available to the Borrower in an aggregate amount not to exceed such proposed Borrowing, and the aggregate amount of the corresponding proposed Borrowing shall be reduced accordingly by the principal amount of such Swing Loan. The Applicable Administrative Agent shall promptly notify the Swingline Lender of the details of the requested Swing Loan. Upon receipt of such notice and subject to the terms of this Agreement, the Swingline Lender may make a Swing Loan available to the Borrower by making the proceeds thereof available to the Applicable Administrative Agent and, in turn, the Applicable Administrative Agent shall make such proceeds available to the Borrower on the date set forth in the relevant Swingline Request.

(c) Refinancing Swing Loans. The Swingline Lender may at any time forward a demand to the Applicable Administrative Agent (which the Applicable Administrative Agent shall, upon receipt, forward to each Revolving Credit Lender) that each Revolving Credit Lender pay to the Applicable Administrative Agent, for the account of the Swingline Lender, such Revolving Credit Lender’s Pro Rata Share of all or a portion of the outstanding Swing Loans. Each Revolving Credit Lender shall pay such Pro Rata Share to the Applicable Administrative Agent for the account of the Swingline Lender. Upon receipt by the Applicable Administrative Agent of such payment (other than during the continuation of any Event of Default under Section 9.1(e)), such Revolving Credit Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt of such payment by the Swingline Lender from the Applicable Administrative Agent, the Borrower shall be deemed to have used in whole to refinance such Swing Loan. In addition, regardless of whether any such demand is made, upon the occurrence of any Event of Default under Section 9.1(e), each Revolving Credit Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in each Swing Loan in an amount equal to such Lender’s Pro Rata Share of such Swing Loan. If any payment made by any Revolving Credit Lender as a result of any such demand is not deemed a Revolving Loan, such payment shall be deemed a funding by such Lender of such participation. Such participation shall not be otherwise required to be funded. Upon receipt by the Swingline Lender of any payment from any Revolving Credit Lender pursuant to this clause (c) with respect to any portion of any Swing Loan, the Swingline Lender shall promptly pay over to such Revolving Credit Lender all payments of principal (to the extent received after such payment by such Lender) and interest (to the extent accrued with respect to periods after such payment) received by the Swingline Lender with respect to such portion.

(d) Obligation to Fund Absolute. Each Revolving Credit Lender’s obligations pursuant to clause (c) above shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including (A) the existence of any setoff, claim, abatement, recoupment, defense or other right that such Lender, any Affiliate thereof or any other Person may have against the Swing Loan Lender, any other Secured Party or any other Person, (B) the failure of any condition precedent set forth in Section 3.2 to be satisfied or the failure of the Borrower to deliver any notice set forth in Section 2.2(a) (each of which requirements the Revolving Credit Lenders hereby irrevocably waive) and (C) any adverse change in the condition (financial or otherwise) of any Loan Party.

Section 2.4 Letters of Credit.

(a) Commitment and Conditions. (A) On the terms and subject to the conditions contained herein, each L/C Issuer agrees to Issue, at the request of the Borrower, in accordance with such L/C Issuer’s usual and customary business practices, and for the account of the Borrower (or, as long as the Borrower remains responsible for the payment in full of all amounts drawn thereunder and related fees, costs and expenses, for the account of any Group Member), Letters of Credit (denominated in Dollars in a minimum face amount of $1,000,000 for each Letter of Credit (or such lesser face amount as may be acceptable to the respective L/C Issuer)) from time to time on any Business Day during the period from the Closing Date through the earlier of the Revolving Credit Termination Date and 5 days prior to the Scheduled Revolving Credit Termination Date; provided, however, that such L/C Issuer shall not be under any obligation to Issue any Letter of Credit upon the occurrence of any of the following, after giving effect to such Issuance:

(i) (A) the aggregate Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments or (B) the L/C Obligations for all Letters of Credit would exceed the L/C Sublimit;

(ii) the expiration date of such Letter of Credit (A) is not a Business Day, (B) is more than one year after the date of issuance thereof or (C) is later than 5 days prior to the Scheduled Revolving Credit Termination Date; provided, however, that any Letter of Credit with a term not exceeding one year may provide for its renewal for additional one year periods as long as (x) each of the Borrower and such L/C Issuer have the option to prevent such renewal before the expiration of such term or any such additional one year period and (y) neither such L/C Issuer nor the Borrower shall permit any such renewal to extend such expiration date beyond the date set forth in clause (C) above; or

(iii) (A) any fee due in connection with, and on or prior to, such Issuance has not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such L/C Issuer or (C) such L/C Issuer shall not have received, each in form and substance reasonably acceptable to it and duly executed by the Borrower (and, if such Letter of Credit is issued for the account of any other Group Member, such Group Member), the documents that such L/C Issuer generally uses in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit (collectively, the “L/C Reimbursement Agreement”).

For each such Issuance, the applicable L/C Issuer may, but shall not be required to, determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied or waived in connection with the Issuance of any Letter of Credit; provided, however, that no Letter of Credit shall be Issued during the period starting on the first Business Day after the receipt by such L/C Issuer of notice from the Pro Rata Administrative Agent or the Required Revolving Credit Lenders that any condition precedent contained in Section 3.2 is not satisfied and ending on the date all such conditions are satisfied or duly waived.

(B) Schedule 2.4 contains a description of letters of credit that were issued pursuant to the Existing Credit Agreement and which remain outstanding on the Closing Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount, (v) the currency in which the letter of credit is denominated, (vi) the name of the beneficiary, (vii) the expiry date and (viii) whether such letter of credit constitutes a standby letter of credit or a commercial letter of credit). Each such letter of credit, including any extension or renewal thereof in accordance with the terms thereof and hereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued on the Closing Date.

(b) Notice of Issuance. The Borrower shall give the relevant L/C Issuer and the Applicable Administrative Agent a notice of any requested Issuance of any Letter of Credit (other than in respect of an Existing Letter of Credit), which shall be effective only if received by such L/C Issuer and the Applicable Administrative Agent not later than 11:00 a.m. on the third Business Day prior to the date of such requested Issuance. Such notice may be made in a writing substantially the form of Exhibit E duly completed or in a writing in any other form acceptable to such L/C Issuer (an “L/C Request”) or by telephone if confirmed promptly, but in any event within one Business Day and prior to such Issuance, with such an L/C Request.

(c) Reporting Obligations of L/C Issuers. Each L/C Issuer agrees to provide the Applicable Administrative Agent (which, after receipt, the Applicable Administrative Agent shall provide to each Revolving Credit Lender), in form and substance satisfactory to the Applicable Administrative Agent, each of the following on the following dates: (i) on or prior to (A) any Issuance of any Letter of Credit by such L/C Issuer, (B) any drawing under any such Letter of Credit or (C) any payment (or failure to pay when due) by the Borrower of any related L/C Reimbursement Obligation, notice thereof, which shall contain a reasonably detailed description of such Issuance, drawing or payment, (ii) upon the request of the Applicable Administrative Agent (or any Revolving Credit Lender through the Applicable Administrative Agent), copies of any Letter of Credit Issued by such L/C Issuer and any related L/C Reimbursement Agreement and such other documents and information as may reasonably be requested by the Applicable Administrative Agent and (iii) on the first Business Day of each calendar week, a schedule of the Letters of Credit Issued by such L/C Issuer, in form and substance reasonably satisfactory to the Applicable Administrative Agent, setting forth the L/C Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar week.

(d) Acquisition of Participations. Upon any Issuance of a Letter of Credit in accordance with the terms of this Agreement resulting in any increase in the L/C Obligations, each Revolving Credit Lender shall be deemed to have acquired, without recourse or warranty, an undivided interest and participation in such Letter of Credit and the related L/C Obligations in an amount equal to such Lender’s Pro Rata Share of such L/C Obligations.

(e) Reimbursement Obligations of the Borrower. The Borrower agrees to pay to the L/C Issuer of any Letter of Credit each L/C Reimbursement Obligation owing with respect to such Letter of Credit no later than the first Business Day after the Borrower receives notice from such L/C Issuer that payment has been made under such Letter of Credit or that such L/C Reimbursement Obligation is otherwise due (the “L/C Reimbursement Date”) with interest thereon computed as set forth in clause (i) below. In the event that any L/C Issuer incurs any L/C Reimbursement Obligation not repaid by the Borrower as provided in this clause (e) (or any such payment by the Borrower is rescinded or set aside for any reason), such L/C Issuer shall promptly notify the Applicable Administrative Agent of such failure (and, upon receipt of such notice, the Applicable Administrative Agent shall forward a copy to each Revolving Credit Lender) and, irrespective of whether such notice is given, such L/C Reimbursement Obligation shall be payable on demand by the Borrower with interest thereon computed (i) from the date on which such L/C Reimbursement Obligation arose to the L/C Reimbursement Date, at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans and (ii) thereafter until payment in full, at the interest rate applicable during such period to past due Revolving Loans that are Base Rate Loans.

(f) Reimbursement Obligations of the Revolving Credit Lenders. Upon receipt of the notice described in clause (e) above from the Applicable Administrative Agent, each Revolving Credit Lender shall pay to the Applicable Administrative Agent for the account of such L/C Issuer its Pro Rata Share of such L/C Reimbursement Obligation. By making such payment (other than during the continuation of an Event of Default under Section 9.1(e)), such Lender shall be deemed to have made a Revolving Loan to the Borrower, which, upon receipt thereof by such L/C Issuer, the Borrower shall be deemed to have used in whole to repay such L/C Reimbursement Obligation. Any such payment that is not deemed a Revolving Loan shall be deemed a funding by such Lender of its participation in the applicable Letter of Credit and the related L/C Obligations. Such participation shall not otherwise be required to be funded. Upon receipt by any L/C Issuer of any payment from any Lender pursuant to this clause (f) with respect to any portion of any L/C Reimbursement Obligation, such L/C Issuer shall promptly pay over to such Lender all payments received after such payment by such L/C Issuer with respect to such portion.

(g) Obligations Absolute. The obligations of the Borrower and the Revolving Credit Lenders pursuant to clauses (d), (e) and (f) above shall be absolute, unconditional and irrevocable and performed strictly in accordance with the terms of this Agreement irrespective of (i) (A) the invalidity or unenforceability of any term or provision in any Letter of Credit, any document transferring or purporting to transfer a Letter of Credit, any Loan Document (including the sufficiency of any such instrument), or any modification to any provision of any of the foregoing, (B) any document presented under a Letter of Credit being forged, fraudulent, invalid, insufficient or inaccurate in any respect or failing to comply with the terms of such Letter of Credit or (C) any loss or delay, including in the transmission of any document, (ii) the existence of any setoff, claim, abatement, recoupment, defense or other right that any Person (including any Group Member) may have against the beneficiary of any Letter of Credit or any other Person, whether in connection with any Loan Document or any other Contractual Obligation or transaction, or the existence of any other withholding, abatement or reduction, (iii) in the case of the obligations of any Revolving Credit Lender, (A) the failure of any condition precedent set forth in Section 3.2 to be satisfied (each of which conditions precedent the Revolving Credit Lenders hereby irrevocably waive) or (B) any adverse change in the condition (financial or otherwise) of any Loan Party and (iv) any other act or omission to act or delay of any kind of any Secured Party or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of any obligation of the Borrower or any Revolving Credit Lender hereunder.

Section 2.5 Reduction and Termination of the Commitments.

(a) Optional. The Borrower may, upon notice to the Applicable Administrative Agent, terminate in whole or reduce in part ratably any unused portion of the Revolving Credit Commitments; provided, however, that each partial reduction shall be in an aggregate amount that is an integral multiple of $1,000,000.

(b) Mandatory.

(i) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on July 2, 2015, unless the Closing Date has occurred on or prior to such date.

(ii) In addition to any other mandatory commitment reductions pursuant to this Section 2.5(b), the Total A Term Loan Commitment (and the A Term Loan Commitment of each Lender) shall terminate in its entirety on the Closing Date (after giving effect to the incurrence of A Term Loans on such date).

(iii) In addition to any other mandatory commitment reductions pursuant to this Section 2.5(b), the Total B Term Loan Commitment (and the B Term Loan Commitment of each Lender) shall terminate in its entirety on the Closing Date (after giving effect to the incurrence of B Term Loans on such date).

(iv) In addition to any other mandatory commitment reductions pursuant to this Section 2.5(b), the Total Revolving Credit Commitment shall terminate in its entirety on the Revolving Credit Termination Date.

(v) Each reduction to, or termination of, the Total Revolving Credit Commitment pursuant to this Section 2.5(b) shall be applied to proportionately reduce or terminate the Revolving Credit Commitment of each Lender with such a Commitment.

(vi) Upon the incurrence of any Specified Refinancing Revolving Credit Commitments, the Revolving Credit Commitments of the Revolving Credit Lenders under the Revolving Credit Commitments and Revolving Loans being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100% of the Specified Refinancing Revolving Credit Commitments so incurred.

Section 2.6 Repayment of Loans. (a) The Borrower shall repay the entire unpaid principal amount of each Tranche of Loans on the respective Maturity Date for such Tranche of Loans.

(b) In addition to any other mandatory repayments pursuant to Section 2.8, on each date set forth below (each, a “Scheduled A Term Loan Repayment Date”), the Borrower shall be required to repay that principal amount of A Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 2.12(a), 2.12(b) and 2.21, a “Scheduled A Term Loan Repayment”):

Scheduled A Term Loan Repayment Date	Amount
September 30, 2015	$8,125,000
December 31, 2015	$8,125,000
March 31, 2016	$8,125,000
June 30, 2016	$8,125,000
September 30, 2016	$8,125,000
December 31, 2016	$8,125,000
March 31, 2017	$8,125,000
June 30, 2017	$8,125,000
September 30, 2017	$8,125,000
December 31, 2017	$8,125,000
March 31, 2018	$8,125,000
June 30, 2018	$8,125,000
September 30, 2018	$8,125,000
December 31, 2018	$8,125,000
March 31, 2019	$8,125,000
June 30, 2019	$8,125,000
September 30, 2019	$8,125,000
December 31, 2019	$8,125,000
March 31, 2020	$8,125,000
Scheduled A Term Loan Maturity Date	$495,625,000

(c) In addition to any other mandatory repayments pursuant to Section 2.8, on each date set forth below (each, a “Scheduled B Term Loan Repayment Date”), the Borrower shall be required to repay that principal amount of B Term Loans, to the extent then outstanding, as is set forth opposite each such date below (each such repayment, as the same may be reduced as provided in Sections 2.12(a), 2.12(b) and 2.21, a “Scheduled B Term Loan Repayment”):

Scheduled B Term Loan Repayment Date	Amount
September 30, 2015	$2,625,000
December 31, 2015	$2,625,000
March 31, 2016	$2,625,000
June 30, 2016	$2,625,000
September 30, 2016	$2,625,000
December 31, 2016	$2,625,000
March 31, 2017	$2,625,000
June 30, 2017	$2,625,000
September 30, 2017	$2,625,000
December 31, 2017	$2,625,000
March 31, 2018	$2,625,000
June 30, 2018	$2,625,000
September 30, 2018	$2,625,000
December 31, 2018	$2,625,000
March 31, 2019	$2,625,000
June 30, 2019	$2,625,000
September 30, 2019	$2,625,000
December 31, 2019	$2,625,000
March 31, 2020	$2,625,000
June 30, 2020	$2,625,000
September 30, 2020	$2,625,000
December 31, 2020	$2,625,000
March 31, 2021	$2,625,000
June 30, 2021	$2,625,000
September 30, 2021	$2,625,000
December 31, 2021	$2,625,000
March 31, 2022	$2,625,000
Scheduled B Term Loan Maturity Date	$979,125,000

Section 2.7 Optional Prepayments. The Borrower may prepay the outstanding principal amount of any Loan in whole or in part at any time, without any premium or penalty (except as set forth in Section 2.11(c) and subject to payment of any breakage costs that may be owing pursuant to Section 2.16(a) after giving effect to such prepayment); provided, however, that (x) each partial prepayment that is not of the entire outstanding amount under any Facility shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof and (y) at the Borrower’s election, such prepayment shall not, so long as no Default or Event of Default then exists, be applied to the Revolving Loans of a Defaulting Lender. Optional partial prepayment of Term Loans shall be applied in the manner set forth in Section 2.12(a).

Section 2.8 Mandatory Prepayments.

(a) Excess Cash Flow. The Borrower shall pay or cause to be paid to the Administrative Agents, within 10 Business Days after the last date Financial Statements can be delivered pursuant to Section 6.1(b) for any Fiscal Year ending on or after December 31, 2016, an amount equal to the remainder of (A) 50% of the Excess Cash Flow for such Fiscal Year minus (B) the aggregate principal amount of all optional prepayments of Loans made pursuant to Section 2.7 or 2.21 and all mandatory prepayments of Revolving Loans pursuant to Section 2.8 (other than clause (a)) (but (x) in the case of an optional prepayment of Revolving Loans or Swing Loans or any such mandatory prepayment of Revolving Loans, in each case, only to the extent accompanied by a corresponding permanent reduction in the Revolving Credit Commitments and (y) in the case of any prepayments of Term Loans pursuant to Section 2.21, the amount deducted shall be limited to the amount of cash actually used to prepay principal of such outstanding Term Loans) during such Fiscal Year, in each case, other than any such prepayments made with the proceeds of long-term Indebtedness (other than with Loans under the Revolving Credit Facility) or directly with proceeds received from the issuance of common Stock or Preferred Stock of the Borrower; provided, however, in the event that the Consolidated Secured Leverage Ratio of the Borrower as of the end of any Fiscal Year, commencing with the Fiscal Year ending December 31, 2016, is equal to or less than (x) 2.50:1.00, then such percentage for such Fiscal Year shall be reduced to 25% or (y) 2.00:1.00, then such percentage for such Fiscal Year shall be reduced to 0%.

(b) Debt Issuances. (i) Upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from the incurrence by any Loan Party or any of its Subsidiaries of Indebtedness of the type specified in clause (a) or (b) of the definition thereof (other than any such Indebtedness permitted hereunder in reliance upon Section 8.1), the Borrower shall immediately pay or cause to be paid to the Administrative Agents an aggregate amount equal to 100% of such Net Cash Proceeds.

(ii) Upon the incurrence or issuance by the Borrower of any Specified Refinancing Term Loans, the Borrower shall immediately pay or cause to be paid to the Applicable Administrative Agent an aggregate amount equal to 100% of the Net Cash Proceeds received therefrom to prepay an aggregate principal amount of the applicable Tranche or Tranches of Term Loans that are to be refinanced with the proceeds of such Specified Refinancing Term Loans in accordance with Section 2.12.

(c) Asset Sales and Property Loss Events. Upon receipt on or after the Closing Date by any Loan Party or any of its Subsidiaries of Net Cash Proceeds arising from (i) any Sale by any Group Member of any of its property (other than Sales of its own Stock and Stock Equivalents and Excluded Sales, as defined below) to the extent the Net Cash Proceeds thereof exceed $25,000,000 in any Fiscal Year (or, if the aggregate Net Cash Proceeds therefrom in any Fiscal Year is $25,000,000 or less, to the extent that the Net Cash Proceeds from any such Sale constitute an “asset sale” or similarly defined term for purposes of any of the Existing Notes Indentures, any Permitted Refinancing thereof or any Permitted Additional Debt) (it being understood and agreed, however, that such $25,000,000 aggregate annual exclusion shall not apply to any of the Net Cash Proceeds from any Designated Sale, all of which Net Cash Proceeds shall be subject to the provisions of this Section 2.8(c)); or (ii) any Property Loss Event with respect to any property of any Group Member to the extent resulting, in the aggregate with all other such Property Loss Events, in the receipt by any of them of Net Cash Proceeds in excess of $25,000,000, the Borrower shall immediately pay or cause to be paid to the Administrative Agents an aggregate amount equal to 100% of such Net Cash Proceeds (or, with respect to Sales of property permitted hereunder in reliance upon clause (g) of Section 8.4, 50% of the Net Cash Proceeds); provided, however, (A) that, upon any such receipt, as long as no Event of Default shall be continuing, any Group Member may make Permitted Reinvestments with such Net Cash Proceeds (other than with any Net Cash Proceeds received in connection with any Designated Sale, which Net Cash Proceeds (or an amount equal thereto) shall, as promptly as practicable but in any event within 15 days of receipt by the Borrower or any Subsidiary thereof (or such later date, not beyond 30 days after receipt of such Net Cash Proceeds, as may be approved by the Administrative Agents), be paid or caused to be paid to the Applicable Administrative Agent to be applied to the Obligations in accordance with Section 2.12(b)) and the Borrower shall not be required to make or cause such payment to the extent (x) such Net Cash Proceeds are intended to be used to make Permitted Reinvestments and (y) on each Reinvestment Prepayment Date for such Net Cash Proceeds, the Borrower shall pay or cause to be paid to the Administrative Agents an aggregate amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Prepayment Date and such Net Cash Proceeds, and (B) that the Borrower may use a portion of such Net Cash Proceeds to prepay, repurchase or redeem any Permitted Additional Debt that is secured on a pari passu basis with the Loans to the extent such Permitted Additional Debt and the Liens securing the same are permitted hereunder and the documentation governing such Permitted Additional Debt requires such a prepayment or repurchase thereof with the proceeds of such Sale or Property Loss Event, in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such Permitted Additional Debt and the denominator of which is the aggregate outstanding principal amount of all Loans, L/C Obligations and all such Permitted Additional Debt (it being understood and agreed that, to the extent any portion of such Net Cash Proceeds is not ultimately used to prepay, repurchase or redeem any such Permitted Additional Debt within the time period required by the respective Permitted Additional Debt Documents, the Borrower shall pay or cause to be paid to the Administrative Agents within 3 Business Days after the end of such period 100% of the portion of such Net Cash Proceeds not so used). “Excluded Sales” shall mean (i) Sales of property permitted hereunder in reliance upon any of clauses (a) through (d) and (f)(i) of Section 8.4, and (ii) Sales of property permitted hereunder in reliance upon clauses (f)(ii) and (g) of Section 8.4 if after giving effect to any such Sale and any prepayment of Loans under this Section 2.8(c) (on a Pro Forma Basis as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on the last day of such Fiscal Quarter, as if such Sale had occurred on the first day of such period), the Consolidated Secured Leverage Ratio of the Borrower is not greater than 4.00:1.00 (it being understood that prepayments from Sales of property permitted hereunder in reliance upon clauses (f)(ii) and (g) of Section 8.4 shall only be required to the extent necessary to reduce the Consolidated Secured Leverage Ratio of the Borrower to 4.00:1.00); provided, however, to the extent that all or any portion of the Net Cash Proceeds from any Excluded Sale would otherwise be required to be used to prepay, repurchase or redeem (or make an offer to prepay, repurchase or redeem) any Existing Notes or any Permitted Additional Debt or any Permitted Refinancing of any of the foregoing, then such Net Cash Proceeds shall be applied as provided above in this Section 2.8(c) without regard to this sentence.

(d) Excess Outstandings. On any date on which the aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Revolving Credit Commitments, the Borrower shall pay to the Applicable Administrative Agent an amount equal to such excess.

(e) Application of Payments. Any payments made to the Applicable Administrative Agent pursuant to this Section 2.8 shall be applied to the Obligations in accordance with Section 2.12(b).

(f) No Premium or Penalty. Any mandatory prepayments under this Section 2.8 shall be made without any premium or penalty (except as set forth in Section 2.11(c) in relation to any mandatory prepayment required pursuant to Section 2.8(b) above and subject to payment of any breakage costs that may be owing pursuant to Section 2.16(a) after giving effect to such prepayment).

Section 2.9 Interest.

(a) Rate. All Loans and the outstanding amount of all other Obligations (other than pursuant to Secured Hedging Agreements and Secured Treasury Services Agreements) shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows: (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate and the Applicable Margin, each as in effect for the applicable Interest Period, and (iii) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Revolving Loans that are Base Rate Loans, each as in effect from time to time.

(b) Payments. Interest accrued shall be payable in arrears (i) if accrued on the principal amount of any Loan, (A) at maturity (whether by acceleration or otherwise), (B) if such Loan is a Term Loan, upon the payment or prepayment of the principal amount on which such interest has accrued and (C)(1) if such Loan is a Base Rate Loan (including a Swing Loan), on the last day of each calendar quarter, (2) if such Loan is a Eurodollar Rate Loan, on the last day of each Interest Period applicable to such Loan and, if applicable, on each date during such Interest Period occurring every 3 months from the first day of such Interest Period and (ii) if accrued on any other Obligation, on demand from the Applicable Administrative Agent after the time such Obligation is due and payable (whether by acceleration or otherwise).

(c) Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere in any Loan Document, effective immediately upon (A) the occurrence of any Event of Default under Sections 9.1(a), 9.1(c)(i) (with respect to Article V only) or 9.1(e)(ii) or (B) the delivery of a notice by both Administrative Agents (with a copy to the other Administrative Agent) or the Required Lenders (with a copy to the Administrative Agents) to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing, the principal balance of all Obligations (including any Obligation that bears interest by reference to the rate applicable to any other Obligation) then due and payable shall bear interest at a rate that is 2% per annum in excess of the interest rate applicable to such Obligations from time to time, payable on demand or, in the absence of demand, on the date that would otherwise be applicable.

(d) Maximum Lawful Rate. Notwithstanding anything to the contrary set forth in this Section 2.9, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lenders is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in clauses (a) through (c) of this Section 2.9, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 2.9(d), a court of competent jurisdiction shall finally determine that any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 2.12 and thereafter shall refund any excess to the Borrower or as a court of competent jurisdiction may otherwise order.

Section 2.10 Conversion and Continuation Options.

(a) Option. The Borrower may elect (i) in the case of any Eurodollar Rate Loan, (A) to continue such Eurodollar Rate Loan or any portion thereof for an additional Interest Period on the last day of the Interest Period applicable thereto and (B) to convert such Eurodollar Rate Loan or any portion thereof into a Base Rate Loan at any time on any Business Day, subject to the payment of any breakage costs required by Section 2.16(a), and (ii) in the case of Base Rate Loans (other than Swing Loans), to convert such Base Rate Loans or any portion thereof into Eurodollar Rate Loans at any time on any Business Day upon 3 Business Days’ prior notice;

provided, however, that, (x) for each Interest Period, the aggregate amount of Eurodollar Rate Loans having such Interest Period must be an integral multiple of $1,000,000 and (y) no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans and no continuation in whole or in part of Eurodollar Rate Loans shall be permitted at any time at which (1) a Default or an Event of Default shall be continuing and the Applicable Administrative Agent or the Required Lenders shall have determined in their sole discretion not to permit such conversions or continuations or (2) such continuation or conversion would be made during a suspension imposed by Section 2.15.

(b) Procedure. Each such election shall be made by giving the Applicable Administrative Agent at least 3 Business Days’ prior notice in substantially the form of Exhibit F (a “Notice of Conversion or Continuation”) duly completed. The Applicable Administrative Agent shall promptly notify each Lender in the applicable Facility of its receipt of a Notice of Conversion or Continuation and of the options selected therein. If the Applicable Administrative Agent does not receive a timely Notice of Conversion or Continuation from the Borrower containing a permitted election to continue or convert any Eurodollar Rate Loan, then, upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Base Rate Loan. Each partial conversion or continuation shall be allocated ratably among the Lenders in the applicable Facility in accordance with their Pro Rata Shares.

Section 2.11 Fees.

(a) Unused Commitment Fees. The Borrower agrees to pay to each Revolving Credit Lender that is a Non-Defaulting Lender a commitment fee on the actual daily amount by which the Revolving Credit Commitment of such Lender exceeds its Pro Rata Share of the sum of (i) the aggregate outstanding principal amount of Revolving Loans and (ii) the outstanding amount of the L/C Obligations for all Letters of Credit (the “Unused Revolver Commitment Fee”) from the date hereof through the Revolving Credit Termination Date at a rate per annum equal to 0.50%, payable in arrears (x) on the last day of each calendar quarter and (y) on the Revolving Credit Termination Date.

(b) Letter of Credit Fees. The Borrower agrees to pay, with respect to all Letters of Credit issued by any L/C Issuer, (i) to such L/C Issuer, certain fees, documentary and processing charges as separately agreed between the Borrower and such L/C Issuer or otherwise in accordance with such L/C Issuer’s standard schedule in effect at the time of determination thereof and (ii) to the Pro Rata Administrative Agent, for the benefit of the Revolving Credit Lenders according to their Pro Rata Shares, a fee accruing at a rate per annum equal to the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans on the maximum undrawn face amount of such Letters of Credit, payable in arrears (A) on the last day of each calendar quarter ending after the issuance of such Letter of Credit and (B) on the Revolving Credit Termination Date; provided, however, that the fee payable under this clause (ii) shall be increased by 2.00% per annum and shall be payable, in addition to being payable on any date it is otherwise required to be paid hereunder, on demand effective immediately upon (x) the occurrence of any Event of Default under Sections 9.1(a), 9.1(c)(i) (with respect to Article V only) or Section 9.1(e)(ii) or (y) the delivery of a notice by either Administrative Agent (with copy to the other Administrative Agent) or the Required Lenders (with a copy to the Administrative Agents) to the Borrower during the continuance of any other Event of Default and, in each case, for as long as such Event of Default shall be continuing.

(c) Soft Call Protection on B Term Loans. At the time of the effectiveness of any Repricing Event that is consummated on or prior to the sixth month anniversary of the Closing Date, the Borrower agrees to pay to the Applicable Administrative Agent, for the ratable account of each Term Lender with outstanding B Term Loans which are repaid, prepaid or converted pursuant to such Repricing Event (including each Term Lender that withholds its consent to such Repricing Event and is replaced or repaid under Section 2.18), a fee in an amount equal to 1.00% of the aggregate principal amount of all B Term Loans repaid, prepaid or converted in connection with such Repricing Event. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Event.

(d) Additional Fees. The Borrower has agreed to pay to the Administrative Agents and other Persons additional fees, the amount and dates of payment of which are embodied in the Fee Letters and the Engagement Letter.

Section 2.12 Application of Payments.

(a) Application of Voluntary Prepayments. Subject to Section 2.12(c), any prepayment of Term Loans pursuant to Section 2.7 shall be applied (x) pro rata to the outstanding Tranches of Term Loans (with each Tranche of outstanding Term Loans to receive its Term Loan Percentage of the applicable prepayment) unless, in the case of any Term Loans incurred after the Closing Date, the respective Lenders thereof agree to a lesser percentage as provided in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment, as the case may be; provided that, notwithstanding the foregoing, in the case of any prepayment pursuant to Section 2.7, the Borrower may elect not to prepay Extended Loans pursuant to any Extension at a time when the existing Loans from which such Extended Loans were extended are outstanding, and (y) to the remaining scheduled installments of the respective Tranche of Term Loans as directed by the Borrower at the time of the respective prepayment (and absent such direction, in direct order of maturity thereof).

(b) Application of Mandatory Prepayments. Subject to the provisions of clause (c) below with respect to the application of payments during the continuance of an Event of Default, any payment made by the Borrower to the Applicable Administrative Agent pursuant to Section 2.8 or any other prepayment of the Obligations required to be applied in accordance with this clause (b) shall be applied (i) first (other than in respect of any payment required pursuant to Section 2.8(d)), (A) to repay on a pro rata basis the outstanding principal balance of the Term Loans (with each Tranche of outstanding Term Loans to receive its Term Loan Percentage of the applicable repayment) unless either (x) such prepayment is to be made pursuant to Section 2.8(b)(ii), in which case, such prepayment shall be applied solely to the Tranche of Term Loans to be refinanced with the Net Cash Proceeds from the incurrence of the respective Specified Refinancing Term Loans, or (y) in the case of any Term Loans incurred after the Closing Date, the Lenders thereof agree to a lesser percentage as provided in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment, as the case may be (and, for the avoidance of doubt, to the extent that such Lenders elect a lesser percentage, remaining amount shall be allocated to the other Tranches of Term Loans on a pro rata basis), and (B) to the extent applied to any Tranche of Term Loans, to reduce ratably the then remaining scheduled installments of each such Tranche of Term Loans on a pro rata basis, (ii) second to repay the outstanding principal balance of the Revolving Loans and the Swing Loans (without any reduction in the Revolving Credit Commitments) and (iii) third, in the case of any payment required pursuant to Section 2.8(d) to the extent that the outstanding L/C Obligations for all Letters of Credit exceed either the L/C Sublimit or the aggregate Revolving Credit Commitments, to provide cash collateral to the extent and in the manner provided in Section 9.3 and, then, any excess shall be retained by the Borrower; provided, however, (x) with respect to up to $100,000,000 of aggregate principal repayments required to be made pursuant to Section 2.8(c) in connection with any Designated Sales, such principal prepayments may, at the Borrower’s option (and as the Borrower chooses to allocate with respect to any Designated Sale or Sales in its discretion) and upon written notice to the Applicable Administrative Agent, first be applied toward the repayment of the outstanding principal balance of any Revolving Loans and Swing Loans (without any reduction in the Revolving Credit Commitments) and (y) with respect to the remaining principal repayments required to be made pursuant to Section 2.8(c) in connection with any Designated Sales (including, for the avoidance of doubt, any amounts not elected to be applied toward the Revolving Loans and Swing Loans pursuant to preceding clause (x)), such principal prepayments shall be applied as provided above in this Section 2.12(b) without regard to this proviso.

(c) Application of Payments During an Event of Default. The Borrower hereby irrevocably waives, and agrees to cause each Loan Party and each other Group Member to waive, the right to direct the application during the continuance of an Event of Default of any and all payments or prepayments in respect of any Obligations and any proceeds of Collateral and agrees that, notwithstanding the provisions of clause (a) or (b) above, the Administrative Agents may, and, upon either (A) the direction of the Required Lenders or (B) the termination of any Commitment or the acceleration of any Obligation pursuant to Section 9.2, shall, apply all payments in respect of any Obligations, all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Agents, (ii) second, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to the Lenders and the L/C Issuers, (iii) third, to pay interest then due and payable in respect of the Loans and L/C Reimbursement Obligations, (iv) fourth, to repay the outstanding principal amounts of the Loans and L/C Reimbursement Obligations, to provide cash collateral for Letters of Credit in the manner and to the extent described in Sections 2.20 and 9.3 and to pay amounts owing with respect to Secured Hedging Agreements and Secured Treasury Services Agreements and (v) fifth, to the payment of all other Obligations.

(d) Application of Payments Generally. All payments that would otherwise be allocated to the Revolving Credit Lenders pursuant to this Section 2.12 shall instead be allocated first, to repay interest on Swing Loans, on any portion of the Revolving Loans that the Applicable Administrative Agent may have advanced on behalf of any Lender and on any L/C Reimbursement Obligation, in each case for which the Applicable Administrative Agent or, as the case may be, the L/C Issuer has not then been reimbursed by such Lender or the Borrower, second, to pay the outstanding principal amount of the foregoing obligations and third, to repay the Revolving Loans. All payments and prepayments of any Revolving Loans or Term Loans shall be applied first, to repay such Loans outstanding as Base Rate Loans and second, to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods. All payments and prepayments of Term Loans shall be applied to reduce ratably the remaining installments of such outstanding principal amounts of the Term Loans (provided that any voluntary prepayment of Term Loans shall be applied as set forth in clause (a) of this Section 2.12). If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.12, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties’ interest in such Obligations. Any priority level set forth in this Section 2.12 that includes interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding

(e) Application of Prepayments among the Administrative Agents. Subject to the provisions of clause (c) above, any payments required to be made by the Borrower to the Administrative Agents pursuant to Section 2.7 or 2.8 and applied in accordance with the provisions of this Section 2.12 or any other prepayment required to be made pursuant to this Agreement shall be paid by the Borrower to the Applicable Administrative Agent and, in the case of any prepayment of principal of Term Loans which is to be applied to more than one Tranche of Term Loans, the Borrower shall pay to the Applicable Administrative Agent the Term Loan Percentage of the applicable prepayment in respect of each such Tranche of outstanding Term Loans.

Section 2.13 Payments and Computations.

(a) Procedure. (i) The Borrower shall make each payment under any Loan Document not later than 12:00 noon on the day when due to the Applicable Administrative Agent by wire transfer to the following account (or at such other account or by such other means to such other address as the Applicable Administrative Agent shall have notified the Borrower in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:

(A)	in the case the Pro Rata Administrative Agent:

ABA No.: 021-001-033

Account Number: 50-271-079

Deutsche Bank Trust Company of Americas, New York, New York:

Account Name: HH Cash Collection Account

Reference: HFS6713/Alere, Inc.

(B)	in the case the B Term Loan Administrative Agent:

SWIFT CODE: CITIUS33

ABA No.: 021000089

Account Number: 30627664

Citibank N.A., New York, New York

A/C#: 30627664

Account Name: Alere Inc.

Reference: 039568324

The Applicable Administrative Agent shall promptly thereafter cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.12.

(ii) The Lenders shall make any payment under any Loan Document in immediately available Dollars and without setoff or counterclaim. Each Revolving Credit Lender shall make each payment for the account of any L/C Issuer or Swingline Lender required pursuant to

Section 2.3 or 2.4 (A) if the notice or demand therefor was received by such Lender prior to 11:00 a.m. on any Business Day, on such Business Day and (B) otherwise, on the Business Day following such receipt.

(iii) Payments received by the Applicable Administrative Agent after 12:00 noon, in the case of clause (i) above, or 11:00 a.m., in the case of clause (ii) above, shall be deemed to be received on the next Business Day.

(b) Computations of Interests and Fees. All computations of interest and of fees shall be made by the Administrative Agents on the basis of a year of 360 days (or, in the case of Base Rate Loans, the interest rate on which is determined by reference to clause (a) of the definition of Base Rate, 365/366 days), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination of an interest rate or the amount of a fee hereunder shall be made by the Applicable Administrative Agent (including determinations of a Eurodollar Rate or Base Rate in accordance with the definitions of “Eurodollar Rate” and “Base Rate”, respectively) and shall be conclusive, binding and final for all purposes, absent manifest error.

(c) Payment Dates. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day without any increase in such payment as a result of additional interest or fees; provided, however, that such interest and fees shall continue accruing as a result of such extension of time.

(d) Advancing Payments. Unless the Applicable Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Applicable Administrative Agent hereunder that the Borrower will not make such payment in full, the Applicable Administrative Agent may assume that the Borrower has made such payment in full to the Applicable Administrative Agent on such date and the Applicable Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have made such payment in full to the Applicable Administrative Agent, each Lender shall repay to the Applicable Administrative Agent on demand such amount distributed to such Lender together with interest thereon (at the Federal Funds Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans under the applicable Facility) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Applicable Administrative Agent.

Section 2.14 Evidence of Debt.

(a) Records of Lenders. Each Lender shall maintain in accordance with its usual practice accounts evidencing Indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. In addition, each Lender having sold a participation in any of its Obligations or having identified an SPV as such to the Applicable Administrative Agent, acting as agent of the Borrower solely for this purpose and solely for U.S. federal income tax purposes, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as such Lender shall notify the Borrower) a record of ownership, in which such Lender shall register by book entry (A) the name and address of each such participant and SPV (and each change thereto, whether by assignment or otherwise) and

(B) the rights, interest or obligation of each such participant and SPV in any Obligation, in any Commitment and in any right to receive any payment hereunder; provided that no Lender shall have any obligation to disclose all or any portion of such information to any Person (including the identity of any SPV or Person who purchases a participation in any Obligation or any information relating to either the SPV’s or Person who purchases a participation’s interest in any Commitments, Loans, L/C Obligations or its other obligations under any Loan Document) except to the extent that the relevant parties, in good faith, determine that such disclosure is necessary to establish that such interest in a Commitment, Loan, L/C Obligation or other obligation is in “registered form” under Section 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions). Unless otherwise required by the IRS, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. The entries in the records maintained by a Lender shall be conclusive and binding absent manifest error, and such Lender shall treat each Person whose name is recorded in their records as the owner of such interest in any Commitments, Loans, L/C Obligations or other obligations under any Loan Document for all purposes of this Agreement notwithstanding any notice to the contrary.

(b) Records of the Applicable Administrative Agent. The Applicable Administrative Agent, acting as agent of the Borrower solely for U.S. federal income tax purposes and solely with respect to the actions described in this Section 2.14, shall establish and maintain at its address referred to in Section 11.11 (or at such other address as the Applicable Administrative Agent may notify the Borrower) (A) a record of ownership (each, a “Register”) in which the Applicable Administrative Agent agrees to register by book entry the interests (including any rights to receive payment hereunder) of the Applicable Administrative Agent, each Lender and each L/C Issuer in the applicable Term Loans and the Revolving Credit Outstandings, each of their obligations under this Agreement to participate in each Loan, Letter of Credit and L/C Reimbursement Obligation, and any assignment of any such interest, obligation or right and (B) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of the Lenders and the L/C Issuers (and each change thereto pursuant to Section 2.18 and Section 11.2, (2) the Commitments of each Lender, (3) the amount of each Loan and each funding of any participation described in clause (A) above, and for Eurodollar Rate Loans, the Interest Period applicable thereto, (4) the amount of any principal or interest due and payable or paid, (5) the amount of the L/C Reimbursement Obligations due and payable or paid and (6) any other payment received by the Applicable Administrative Agent from the Borrower and its application to the Obligations.

(c) Registered Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Loans (including any Notes evidencing such Loans and, in the case of Revolving Loans, the corresponding obligations to participate in L/C Obligations and Swing Loans) and the L/C Reimbursement Obligations are registered obligations, the right, title and interest of the Lenders and the L/C Issuers and their assignees in and to such Loans or L/C Reimbursement Obligations, as the case may be, shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 2.14 and Section 11.2 shall be construed so that the Loans and L/C Reimbursement Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

(d) Prima Facie Evidence. The entries made in each Register and in the accounts maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that no error in such account and no failure of any Lender or the Applicable Administrative Agent to maintain any such account shall affect the obligations of any Loan Party to repay the Loans in accordance with their terms. In addition, the Loan Parties, each Administrative Agent, the Lenders and the L/C Issuers shall treat each Person whose name is recorded in each Register as a Lender or L/C Issuer, as applicable, for all purposes of this Agreement. Information contained in each Register with respect to any Lender or any L/C Issuer shall be available for access by the Borrower, each Administrative Agent, such Lender or such L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. No Lender or L/C Issuer shall, in such capacity, have access to or be otherwise permitted to review any information in any Register other than information with respect to such Lender or L/C Issuer unless otherwise agreed by the Administrative Agents.

(e) Notes. Upon any Lender’s request, the Borrower shall promptly execute and deliver Notes to such Lender evidencing the Loans of such Lender in a Facility, and substantially in the form of Exhibit B-1, B-2, B-3 or B-4, as applicable; provided, however, that only one Note for each Facility shall be issued to each Lender, except (i) to an existing Lender exchanging existing Notes to reflect changes in the applicable Register relating to such Lender, in which case the new Notes delivered to such Lender shall be dated the date of the original Notes and (ii) in the case of loss, destruction or mutilation of existing Notes and similar circumstances. Each Note, if issued, shall only be issued as means to evidence the right, title or interest of a Lender or a registered assignee in and to the related Loan, as set forth in the Register, and in no event shall any Note be considered a bearer instrument or obligation.

Section 2.15 Suspension of Eurodollar Rate Option. Notwithstanding any provision to the contrary in this Article II, the following shall apply:

(a) Interest Rate Unascertainable, Inadequate or Unfair. In the event that (A) the Applicable Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate is determined or (B) the Required Lenders notify the Applicable Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Applicable Administrative Agent shall promptly so notify the Borrower and the Lenders, whereupon the obligation of each Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until the Applicable Administrative Agent shall notify the Borrower that the Required Lenders have determined that the circumstances causing such suspension no longer exist.

(b) Illegality. If any Lender determines that the introduction of, or any change in or in the interpretation of, any Requirement of Law after the date of this Agreement shall make it unlawful, or any Governmental Authority shall assert that it is unlawful, for any Lender or its applicable lending office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Applicable Administrative Agent, the obligation of such Lender to make or to continue Eurodollar Rate Loans shall be suspended as provided in clause (c) below until such Lender shall, through the Applicable Administrative Agent, notify the Borrower that it has determined that it may lawfully make Eurodollar Rate Loans.

(c) Effect of Suspension. If the obligation of any Lender to make or to continue Eurodollar Rate Loans is suspended, (A) the obligation of such Lender to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, (B) such Lender shall make a Base Rate Loan at any time such Lender would otherwise be obligated to make a Eurodollar Rate Loan, (C) the Borrower may revoke any pending Notice of Borrowing or Notice of Conversion or Continuation to make or continue any Eurodollar Rate Loan or to convert any Base Rate Loan into a Eurodollar Rate Loan and (D) each Eurodollar Rate Loan of such Lender shall automatically and immediately (or, in the case of any suspension pursuant to clause (a) above, on the last day of the current Interest Period thereof) be converted into a Base Rate Loan.

Section 2.16 Breakage Costs; Increased Costs; Capital Requirements.

(a) Breakage Costs. The Borrower shall compensate each Lender, upon demand from such Lender to the Borrower (with copy to the Applicable Administrative Agent), for all Liabilities (including, in each case, those incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to prepare to fund, to fund or to maintain the Eurodollar Rate Loans of such Lender to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may incur (A) to the extent, for any reason other than solely by reason of such Lender being a Non-Funding Lender, a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation or in a similar request made by telephone by the Borrower, (B) to the extent any Eurodollar Rate Loan is paid (whether through a scheduled, optional or mandatory prepayment) or converted to a Base Rate Loan (including because of Section 2.15) on a date that is not the last day of the applicable Interest Period or (C) as a consequence of any failure by the Borrower to repay Eurodollar Rate Loans when required by the terms hereof. For purposes of this clause (a), each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it using a matching deposit or other borrowing in the London interbank market.

(b) Increased Costs. If at any time any Lender or L/C Issuer determines that, after the later of (x) the date hereof and (y) the date such Lender or L/C Issuer entered into this Agreement (including by assignment) as such, the adoption of, or any change in or in the interpretation, implementation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority shall have the effect of (i) increasing the cost to such Lender of making, funding or maintaining any Eurodollar Rate Loan or to agree to do so or of participating, or agreeing to participate, in extensions of credit, (ii) increasing the cost to such L/C Issuer of Issuing or maintaining any Letter of Credit or of agreeing to do so or (iii) imposing any other cost to such Lender or L/C Issuer with respect to compliance with its obligations under any Loan Document, then, upon demand by such Lender or L/C Issuer (with copy to the Applicable Administrative Agent), the Borrower shall pay to the Applicable Administrative Agent for the account of such Lender or L/C Issuer amounts sufficient to compensate such Lender or L/C Issuer for such increased cost.

(c) Increased Capital Requirements. If at any time any Lender or L/C Issuer determines that, after the later of (x) the date hereof and (y) the date such Lender or L/C Issuer entered into this Agreement (including by assignment) as such, the adoption of, or any change in or in the interpretation, implementation, application or administration of, or compliance with, any Requirement of Law (other than any imposition or increase of Eurodollar Reserve Requirements) from any Governmental Authority regarding capital adequacy, reserves, special deposits, liquidity, compulsory loans, insurance charges against property of, deposits with or for the account of, Obligations owing to, or other credit extended or participated in by, any Lender or L/C Issuer or any similar requirement (in each case other than any imposition or increase of Eurodollar Reserve Requirements) shall have the effect of reducing the rate of return on the capital of such Lender or L/C Issuer (or any corporation controlling such Lender or L/C Issuer) as a consequence of its obligations under or with respect to any Loan Document or Letter of Credit to a level below that which, taking into account the capital adequacy policies of such Lender, L/C Issuer or corporation, such Lender, L/C Issuer or corporation could have achieved but for such adoption or change, then, upon demand from time to time by such Lender or L/C Issuer (with a copy of such demand to the Applicable Administrative Agent), the Borrower shall pay to the Applicable Administrative Agent for the account of such Lender amounts sufficient to compensate such Lender for such reduction.

(d) Compensation Certificate. Each demand for compensation under this Section 2.16 shall be accompanied by a certificate of the Lender or L/C Issuer claiming such compensation, setting forth in reasonable detail the amounts to be paid hereunder, which certificate shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, such Lender or L/C Issuer may use any reasonable averaging and attribution methods.

(e) Specified Regulations. Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change after the Closing Date in a requirement of law or governmental rule, regulation or order, regardless of the date enacted, adopted, issued or implemented for all purposes under or in connection with this Agreement (including this Section 2.16).

(f) Lookback Limitations. Notwithstanding anything to the contrary in this Section 2.16, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.16 for any amounts incurred more than 270 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such 270-day period shall be extended to include the period of such retroactive effect.

Section 2.17 Taxes.

(a) Payments Free and Clear of Taxes. Except as otherwise provided in this Section 2.17, each payment by any Loan Party under any Loan Document shall be made free and clear of all Taxes. “Taxes” shall mean all present or future taxes and levies, imposts, deductions, charges or withholdings that in each case are imposed by a Governmental Authority, including any interest, additions to tax or penalties applicable thereto, but excluding any (i) taxes measured by net income (including branch profits or similar taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Secured Party as a result of a present or former connection between such Secured Party and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Secured Party having executed, delivered or performed its obligations or received a payment under, received or perfected a security interest under, or enforced or become a party to or engaged in any other transactions pursuant to or sold or assigned an interest in any Loan Document), (ii) United States federal withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Secured Party became a “Secured Party” hereunder or designates a new lending office, except to the extent such Secured Party is a direct or indirect assignee (other than pursuant to clause (iii) of Section 2.18(a) (Substitution of Lenders)) of any other Secured Party that was entitled, at the time the assignment from such other Secured Party became effective, to receive additional amounts under this clause, (iii) taxes (including withholding taxes) that would not have been imposed but for the failure by any Secured Party to deliver the documentation required to be delivered pursuant to clause (f) below, (iv) any U.S. federal withholding Taxes imposed under FATCA and (v) Other Taxes.

(b) Gross-Up. If any Taxes shall be required by law to be deducted from or in respect of any amount payable under any Loan Document (other than any Secured Hedging Agreement or any Secured Treasury Services Agreement) to any Secured Party (i) such amount shall be increased as necessary to ensure that, after all required deductions for such Taxes are made (including deductions applicable to any increases to any amount under this Section 2.17), such Secured Party receives the amount it would have received had no such deductions been made, (ii) the relevant Loan Party shall make such deductions, (iii) the relevant Loan Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, or as soon as practicable thereafter, the relevant Loan Party shall deliver to the Administrative Agents an original or certified copy of a receipt evidencing such payment.

(c) Other Taxes. In addition, the Borrower agrees to pay, and authorizes the Applicable Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirement of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document or any transaction contemplated therein (collectively, “Other Taxes”). The Swingline Lender may, without any need for notice, demand or consent from the Borrower, by making funds available to the Applicable Administrative Agent in the amount equal to any such payment, make a Swing Loan to the Borrower in such amount, the proceeds of which shall be used by Applicable Administrative Agent in whole to make such payment. Within 30 days after the date of any payment of Taxes or Other Taxes by any Loan Party, the Borrower shall furnish to the Applicable Administrative Agent, at its address referred to in Section 11.11, the original or a certified copy of a receipt evidencing payment thereof.

(d) Indemnification of Secured Parties. The Borrower shall reimburse and indemnify, within 30 days after receipt of demand therefor (with copy to the Administrative Agents), each Secured Party for all Taxes and Other Taxes (including any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Secured Party and any Liabilities arising therefrom or with respect thereto to a Governmental Authority, whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate of the Secured Party (or of the Applicable Administrative Agent on behalf of such Secured Party) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to the Borrower with copy to the Administrative Agents, shall be conclusive, binding and final for all purposes, absent manifest error. In determining such amount, the Applicable Administrative Agent and such Secured Party may use any reasonable averaging and attribution methods.

(e) Indemnification of Administrative Agents. Each Lender shall severally indemnify each of the Administrative Agents, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified such Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 2.14 relating to the maintenance of a record of participants and SPVs and (iii) any present or future taxes and levies, imposts, deductions, charges or withholdings that are in each case imposed by a Governmental Authority that are not included in the definition of Taxes (“Excluded Taxes”) attributable to such Lender, in each case, that are payable or paid by an Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by an Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes each Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by an Administrative Agent to the Lender from any other source against any amount due to an Administrative Agent under this clause (e).

(f) Mitigation. Any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to file any certificate or document reasonably requested in writing by Borrower or to change the jurisdiction of its lending office if, in the sole determination of such Lender, such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not subject such Lender to any unreimbursed cost or expense or be otherwise disadvantageous to such Lender.

(g) Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such tax had never been paid. This clause (g) shall not be construed to require any indemnified party to make available its Tax Returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Tax Forms. (i) Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding tax or, after a change in any

Requirement of Law, is subject to such withholding tax at a reduced rate under an applicable tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this subclause (h) (i) and (z) from time to time if requested by the Borrower or either Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agents and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN or W-8BEN-E, as applicable (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty), or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, IRS Form W-8BEN or W-8BEN-E, as applicable (claiming exemption from U.S. withholding tax under the portfolio interest exemption), or any successor form and a certificate in substantially in the form of Exhibit I-1 (or Lender, in the case of a participant or SPV) that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from U.S. withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents or (D) to the extent a Non-U.S. Lender Party is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, W-8BEN or W-8BEN-E, as applicable, a certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender Party is a partnership and one or more direct or indirect partners of such Non-U.S. Lender Party are claiming the portfolio interest exemption, such Non-U.S. Lender Party may provide a certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner. In addition, each Non-U.S. Lender Party shall, in the case of any payment subject to FATCA in respect of any Loan, Letters of Credit, Note or Obligation, provide any forms, documentation, or other information as shall be prescribed by the IRS to demonstrate that the relevant Non-U.S. Lender Party has complied with the applicable reporting requirements of FATCA so that such payments made to such Non-U.S. Lender Party hereunder would not be subject to U.S. federal withholding taxes imposed by FATCA. Unless the Borrower and the Administrative Agents have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties and the Administrative Agents shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.

(ii) Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (h) and (D) from time to time if requested by the Borrower or either Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide the Administrative Agents and the Borrower (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.

Notwithstanding the foregoing, a U.S. Lender Party and a Non-U.S. Lender Party shall be treated as having complied with the requirements and delivered the documentation required by this clause (h) if, after the time such U.S. Lender Party or Non-U.S. Lender Party has become a Lender hereunder, a change in a Requirement of Law or change in circumstance with respect to the Borrower subjects any such Lender to taxes (including withholding taxes) and such Lender is unable to provide the forms herein allowing for an exemption from or reduction in such taxes.

Section 2.18 Substitution of Lenders.

(a) Substitution Right. In the event that any Lender in any Facility that is not an Affiliate of either Administrative Agent (an “Affected Lender”) (i) makes a claim under clause (b) or (c) of Section 2.16, (ii) notifies the Borrower pursuant to Section 2.15(b) that it becomes illegal for such Lender to continue to fund or make any Eurodollar Rate Loan in such Facility, (iii) makes a claim for payment pursuant to Section 2.17(b), (iv) becomes a Defaulting Lender, (v) does not consent to any amendment, waiver or consent to any Loan Document for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders in such Facility or (vi) does not agree to any Extension Amendment with respect to any of its Loans or Commitments pursuant to a request by the Borrower in accordance with Section 2.23, the Borrower may either pay in full such Affected Lender with respect to amounts due in such Facility with the consent of the Applicable Administrative Agent or substitute for such Affected Lender in such Facility any Lender or any Affiliate or Approved Fund of any Lender (none of whom shall constitute a Defaulting Lender) or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Applicable Administrative Agent (in each case, a “Substitute Lender”).

(b) Procedure. To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender under such Facility, the Borrower shall deliver a notice to the Applicable Administrative Agent and such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery to the Applicable Administrative Agent by the Borrower (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations (including, to the extent applicable, pursuant to Section 2.11(c)) owing to such Affected Lender with respect to such Facility (including those that will be owed because of such payment and all Obligations that would be owed to such Lender if it was solely a Lender in such Facility), (ii) in the case of a payment in full of the Obligations owing to such Affected Lender in the Revolving Credit Facility, payment of any amount that, after giving effect to the termination of the Commitment of such Affected Lender, is required to be paid pursuant to Section 2.8(d) and (iii) in the case of a substitution, (A) payment of the assignment fee set forth in Section 11.2(c) and (B) an assumption agreement in form and substance satisfactory to the Applicable Administrative Agent whereby the Substitute Lender shall, among other things, agree to be bound by the terms of the Loan Documents and assume the relevant Revolving Credit Commitment of the Affected Lender under such Facility.

(c) Effectiveness. Upon satisfaction of the conditions set forth in clause (b) above, the Applicable Administrative Agent shall record such substitution or payment in the applicable Register, whereupon (i) in the case of any payment in full in any Facility, such Affected Lender’s Commitments in such Facility shall be terminated and (ii) in the case of any substitution in any Facility, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to such Facility, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Commitment in such Facility in the amount of such Affected Lender’s Commitment in such Facility and (C) the Affected Lender shall execute and deliver to the Applicable Administrative Agent an Assignment to evidence such substitution and deliver any Note in its possession with respect to such Facility; provided, however, that the failure of any Affected Lender to execute any such Assignment or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.

Section 2.19 Incremental Term Loans and Incremental Revolving Credit Commitments.

(a) The Borrower may, at any time after the Closing Date, at the Borrower’s written request to the Applicable Administrative Agent, request that one or more Lenders and/or other financial institutions that will become Lenders hereunder (x) make incremental term loans hereunder either through adding such incremental term loans to the outstanding principal amount of the B Term Loans hereunder or any Tranche of Incremental Term Loans then outstanding or through a separate Tranche of Term Loans hereunder (such incremental term loans, in either case, “Incremental Term Loans” and the commitments to which such Incremental Term Loans relate, the “Incremental Term Loan Commitments”) and/or (y) increase the aggregate amount of the Revolving Credit Commitments through adding incremental revolving credit commitments to the then outstanding amount of Revolving Credit Commitments hereunder (such revolving credit commitments, “Incremental Revolving Credit Commitments”); provided that:

(i) (x) the aggregate principal amount of any requested Incremental Term Loans shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof and (y) the aggregate amount of any requested Incremental Revolving Credit Commitments shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof;

(ii) the Loan Parties shall execute and deliver such agreements, instruments, documents, resolutions, opinions of counsel, solvency certificate and officer’s certificates and take such other actions as may be reasonably requested by the Applicable Administrative Agent in connection with such Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments;

(iii) subject to the last paragraph of this Section 2.19(a), no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of (x) the respective Incremental Term Loans pursuant to such Incremental Term Loan Commitments and the application of proceeds therefrom and/or (y) the respective Incremental Revolving Credit Commitments or any Revolving Loans to be made in connection therewith and the application of proceeds therefrom;

(iv) subject to the last paragraph of this Section 2.19(a), all of the representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects (it being understood that (x) any representation or warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects and (y) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (or all respects, as the case may be) as of such specified date);

(v) the Borrower shall be in compliance, on a Pro Forma Basis (and assuming the full utilization of the respective Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments), as of the last day of the most recently ended Fiscal Quarter on or prior to the date of the respective incurrence for which Financial Statements have been delivered hereunder, as if such Incremental Term Loans and/or Incremental Revolving Credit Commitments had been incurred (and, if incurred to finance a Permitted Acquisition, as if such Permitted Acquisition had been consummated) on the first day of the four Fiscal Quarter period ended on the last day of such most recently ended Fiscal Quarter (and after giving effect to any other Pro Forma Transaction that is consummated after the beginning of the most recently ended Fiscal Quarter but prior to or simultaneously with the borrowing of such Incremental Term Loans and/or the incurrence of such Incremental Revolving Credit Commitments), with (x) a Consolidated Secured Leverage Ratio of no greater than 4.00:1.00 and (y) a Consolidated Total Leverage Ratio of no greater than 5.75:1.00;

(vi) (A) in the case of Incremental Revolving Credit Commitments incurred pursuant to this Section 2.19, the terms and conditions of such Incremental Revolving Credit Commitments (and any Revolving Loans to be made pursuant thereto, including as to maturity and pricing (including interest rate, interest rate margins, rate floors (if any) and unused fees, but excluding underwriting fees, arrangement fees, upfront fees and other similar fees) shall be the same as the Revolving Credit Commitments and (B) in the case of Incremental Term Loans made under this Section 2.19, such Incremental Term Loans shall have an Incremental Term Loan Maturity Date no earlier than the Scheduled B Term Loan Maturity Date and shall have a Weighted Average Life to Maturity no shorter than the then remaining Weighted Average Life to Maturity of the B Term Loans; provided, however, if the new Incremental Term Loans to be made pursuant this Section 2.19 are, at the Borrower’s election, to be added to the aggregate outstanding principal amount of the B Term Loans or any then outstanding Tranche of Incremental Term Loans, such Incremental Term Loans shall have the same Maturity Date as the B Term Loans or such Tranche of Incremental Term Loans, as the case may be, and shall have the same scheduled amortization dates as the B Term Loans or such Tranche of Incremental Term Loans, as the case may be, pursuant to Section 2.6(c) or the respective Incremental Amendment, and with the amount of each scheduled amortization payment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as was previously applicable to the remaining scheduled amortization payments of the B Term Loans or such Tranche or Incremental Term Loans, as the case may be, thereby increasing the amount of each then remaining scheduled amortization payment of the B Term Loans or such Tranche of Incremental Term Loans, as the case may be, pursuant to Section 2.6(c) or the respective Incremental Amendment proportionately;

(vii) if the Effective Yield for any new Tranche of Incremental Term Loans made under this Section 2.19 determined as of the initial funding date for such

Tranche of Incremental Term Loans exceeds the Effective Yield relating to the B Term Loans immediately prior to the making of such Tranche of Incremental Term Loans by more than 0.50%, then the Effective Yield relating to the B Term Loans shall be adjusted to be equal to the Effective Yield relating to such Tranche of Incremental Term Loans minus 0.50%;

(viii) in the case of any Incremental Term Loans that are to be made pursuant to (and to constitute a part of) the B Term Loans or any then outstanding Tranche of Incremental Term Loans, (I) such new Incremental Term Loans shall have the same Applicable Margins as the Tranche of Term Loans to which such Incremental Term Loans shall be added; provided that, if the Applicable Margins for such new Incremental Term Loans are greater than the Applicable Margins for the Tranche of Term Loans to which such new Incremental Term Loans shall be added, the Applicable Margins for such Tranche of Term Loans shall be increased by an amount necessary to eliminate such deficiency, and (II) subject to preceding clause (I), the Effective Yield applicable to such new Incremental Term Loans shall be determined by the Borrower and the Lenders providing such Incremental Term Loans; provided that, in the case of any Incremental Term Loans that are to be added to (and constitute a part of) the B Term Loans, if the Effective Yield of such new Incremental Term Loans exceeds the Effective Yield for the B Term Loans, then the Effective Yield for the B Term Loans shall be increased (to the extent necessary) such that the Effective Yield thereof is not less than the Effective Yield of such new Incremental Term Loans minus 0.50%;

(ix) except as expressly set forth above, prior to the date on which all B Term Loans have been repaid in full, all other terms and conditions with respect to any Incremental Term Loans made pursuant to this Section 2.19 shall be the same as the terms and conditions applying to the B Term Loans, provided that any Tranche of Incremental Term Loans may provide that different terms and conditions apply after such date;

(x) the Borrower shall have demonstrated to the Applicable Administrative Agent’s reasonable satisfaction that the full amount of the Incremental Term Loans and/or Incremental Revolving Credit Commitments (assuming the full utilization thereof) to be incurred may be incurred without violating the terms of any other material Indebtedness of the Borrower or any of its Subsidiaries or the documentation governing any such Indebtedness (excluding any such Indebtedness that is to be refinanced in whole with the proceeds of such Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments in compliance with this Agreement and the other Loan Documents); and

(xi) the Borrower shall have delivered to the Applicable Administrative Agent a certificate executed by a Responsible Officer of the Borrower, (A) certifying compliance with the requirements of (x) in the case of Incremental Term Loans, preceding clauses (i) through (x), inclusive, and (y) in the case of Incremental Revolving Credit Commitments, preceding clauses (i) through (vi), inclusive, and (x) and (B) containing the calculations (in reasonable detail) required by (x) in the case of Incremental Term Loans, the preceding clauses (v), (vi), (vii), (viii) and, if applicable, (x) and (y) in the case of Incremental Revolving Credit Commitments, the preceding clauses (v), (vi) and, if applicable, (x).

Any request under this Section 2.19 shall be submitted by the Borrower in writing to the Applicable Administrative Agent (which shall promptly forward copies to the Lenders for which it is acting as an Administrative Agent). The Borrower may also specify any fees offered to those Lenders and other financial institutions that will become Lenders hereunder (the “Increasing Lenders”) that agree to provide Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments (which fees, as it relates to any Lender or other financial institution that will become a Lender, may be variable based upon the amount of Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments that any such Lender or other financial institution is willing to provide). No Lender shall have any obligation, express or implied, to provide Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments. Only the consent of each Increasing Lender shall be required pursuant to this Section 2.19 in connection with the provision or implementation of any Incremental Term Loan Commitments or incurrence of Incremental Term Loans thereunder or any Incremental Revolving Credit Commitments. No Lender which declines to provide Incremental Term Loan Commitments or Incremental Revolving Credit Commitments may be replaced with respect to its existing Term Loans or Revolving Credit Commitments as a result thereof without such Lender’s consent.

Notwithstanding anything to the contrary contained in this Section 2.19(a), to the extent that the proceeds of any Incremental Term Loans are, substantially concurrently with the receipt thereof, to be used by the Borrower or any other Group Member to finance, in whole or in part, a Limited Condition Acquisition, then (x) the requirement set forth in clause (a)(iv) above that all representations and warranties be true and correct in all material respects (other than certain customary “specified representations” as may be agreed by the relevant Lenders providing such Incremental Term Loans and the Borrower) and/or (y) the absence of a Default or Event of Default requirement set forth in clause (a)(iii) above (other than with respect to any Event of Default under Sections 9.1(a) and (e)), in each case, may be waived or limited, as agreed between the Borrower and the Lenders providing such Incremental Term Loans without the consent of the existing Lenders

(b) Each Increasing Lender shall as soon as reasonably practicable specify in writing the amount of the proposed Incremental Term Loan Commitments or Incremental Revolving Credit Commitments, as applicable, that it is willing to provide (provided that any Lender not so responding within 5 Business Days (or such shorter period as may be specified by the Applicable Administrative Agent) shall be deemed to have declined such a request). The Borrower may accept some or all of the offered amounts or designate new lenders that are reasonably acceptable to the Applicable Administrative Agent as additional Lenders hereunder in accordance with this Section 2.19 (but only to the extent that such new lender would otherwise be eligible to be a Lender hereunder pursuant to Section 11.2(b), including by reason of obtaining all necessary consents thereunder in accordance with the terms thereof) (each such new lender being a “New Lender”), which New Lenders may provide all or a portion of the aggregate principal amount of the applicable Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments, as applicable.

(c) Subject to the foregoing, any increase requested by the Borrower shall be effective upon (A) delivery to the Applicable Administrative Agent of each of the following documents: (i) a notice of such increase to the Increasing Lenders and New Lenders, in form and substance reasonably acceptable to the Applicable Administrative Agent, signed by a Responsible Officer of the Borrower; (ii) to the extent requested by any New Lender or Increasing Lender, executed Notes in respect of Incremental Term Loan Commitments or Incremental Revolving Credit Commitments issued by the Borrower in accordance with Section 2.14(e); (iii) an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each other applicable Loan Party, each Increasing Lender (if any), each New Lender (if any), the Applicable Administrative Agent and the Collateral Agent, to the extent necessary or appropriate in the reasonable opinion of the Applicable Administrative Agent to give effect to any Incremental Term Loans and/or Incremental Revolving Credit Commitments, in each case, to be made or incurred pursuant to this Section 2.19 in each case on terms consistent with this Section 2.19; and (iv) any other certificates or documents that the Applicable Administrative Agent shall reasonably request, in form and substance reasonably satisfactory to the Applicable Administrative Agent, and (B) satisfaction on the effective date of any Incremental Amendment and the making of each Incremental Term Loan Commitments and/or Incremental Revolving Credit Commitments of (x) subject to the provisions of the last paragraph of Section 2.19(a), each of the applicable conditions specified in Section 3.2, and (y) such other conditions (if any) as the parties thereto shall mutually agree as set forth in the respective Incremental Amendment. Notwithstanding anything to the contrary in Section 11.1, the Applicable Administrative Agent and the Collateral Agent are expressly permitted, without the consent of the other Lenders, to enter into an Incremental Amendment.

(d) On each effective date with respect to any Incremental Revolving Credit Commitments pursuant to this Section 2.19, (i) the Revolving Credit Commitments shall be increased by an amount equal to the respective Incremental Revolving Credit Commitments (and the Revolving Credit Commitment of each Revolving Credit Commitment Increasing Lender shall constitute a part of, and be added to, the Revolving Credit Commitment of such Lender and the aggregate Revolving Credit Commitments), (ii) each Lender in respect of the Revolving Credit Facility immediately prior to such increase will automatically and without further act be deemed to have assigned to each Increasing Lender and/or New Lender, as applicable, providing a portion of the increase to the Revolving Credit Commitments under the Revolving Credit Facility (each, a “Revolving Credit Commitment Increase Lender”), and each such Revolving Credit Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding L/C Exposure under the Revolving Credit Facility and Swing Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (x) participations hereunder in L/C Exposure and (y) participations hereunder in Swing Loans held by each Lender (including each such Revolving Credit Commitment Increase Lender) under the Revolving Credit Facility will equal the percentage of the aggregate Revolving Credit Commitments in respect of the Revolving Credit Facility of all Lenders represented by such Lender’s Revolving Credit Commitment in respect of the Revolving Credit Facility and (iii) if, on the date of such increase, there are any Revolving Loans outstanding, such Revolving Loans shall on or prior to the effective date of such increase be prepaid from the proceeds of Revolving Loans under the Revolving Credit Facility made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Loans being prepaid and any costs incurred by any Lender in accordance with Section 2.16. The Administrative Agents and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

Section 2.20 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) if any Swing Loan Exposure or L/C Exposure exists at the time a Revolving Credit Lender becomes a Defaulting Lender then:

(i) all or any part of such Swing Loan Exposure and L/C Exposure shall be reallocated among the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent (x) the sum of the Individual Exposures of all Revolving Credit Lenders that are Non-Defaulting Lenders plus such Defaulting Lender’s Swing Loan Exposure and L/C Exposure does not exceed the aggregate amount of the Revolving Credit Commitments of all Revolving Credit Lenders that are Non-Defaulting Lenders, (y) immediately following the reallocation to a Revolving Credit Lender that is a Non-Defaulting Lender, the Individual Exposure of such Revolving Credit Lender does not exceed its Revolving Credit Commitment at such time and (z) the conditions set forth in Section 3.2 are satisfied at such time (it being understood that no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Lender that is a Non-Defaulting Lender as a result of such Lender’s increased exposure following such reallocation);

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall promptly, but in any event within two Business Days following notice by the Applicable Administrative Agent, (x) first, prepay the Swingline Lender’s Fronting Exposure and (y) second, cash collateralize in a manner reasonably satisfactory to the applicable L/C Issuer such L/C Issuer’s Fronting Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in aggregate amount equal to 105% of such L/C Issuer’s Fronting Exposure for so long as such Fronting Exposure is outstanding (the “L/C Back-Stop Arrangements”);

(iii) the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11(b) with respect to such Defaulting Lender’s L/C Exposure other than for the period for which such Defaulting Lender has provided cash collateral in a manner reasonably satisfactory to the applicable L/C Issuer in an aggregate amount equal to 105% of such Defaulting Lender’s L/C Exposure;

(iv) if the L/C Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.20(a), then (subject to clause (iii) above) the fees payable to the Revolving Credit Lenders that are Non-Defaulting Lenders pursuant to Section 2.11(b) shall be adjusted in accordance with such Revolving Credit Lenders’ Revolving Credit Percentages; and

(v) if any Defaulting Lender’s L/C Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.20(a), then, without prejudice to any rights or remedies of any L/C Issuer or any Revolving Credit Lender hereunder, all Letter of Credit fees payable under Section 2.11(b) with respect to such Defaulting Lender’s L/C Exposure shall be payable to each respective L/C Issuer until such L/C Exposure is cash collateralized and/or reallocated;

(b) in the case of a Lender Default with respect to a Revolving Credit Lender, the Borrower shall not be required to pay any fees to any such Revolving Credit Lender that is a Defaulting Lender as provided in Section 2.11(a) with respect to such Defaulting Lender’s unused Revolving Credit Commitments;

(c) notwithstanding anything to the contrary contained in Section 2.3 or Section 2.4, so long as any Revolving Credit Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swing Loan and no L/C Issuer shall be required to issue, amend, renew or increase any Letter of Credit, unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan or such issuance, renewal or increase of such Letter of Credit, and (ii) participating interests in any such newly issued or increased Letter of Credit or newly made Swing Loan shall be allocated among Revolving Credit Lenders that are Non-Defaulting Lenders in a manner consistent with Section 2.20(a)(i) (and Defaulting Lenders shall not participate therein);

(d) in the event that the Pro Rata Administrative Agent, the Borrower, each L/C Issuer and the Swingline Lender each agree that a Defaulting Lender has adequately remedied all matters that caused such Revolving Credit Lender to be a Defaulting Lender, then (i) such Revolving Credit Lender shall again be entitled (commencing as of the time of such determination) to any fees payable to it as a Non-Defaulting Lender pursuant to Section 2.11(a) with respect to its unused Revolving Credit Commitments and pursuant to Section 2.11(b) with respect to outstanding Letters of Credit, (ii) the Swing Loan Exposure and L/C Exposure of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Revolving Credit Lender’s Revolving Credit Commitments and on such date such Revolving Credit Lender shall purchase at par such of the Revolving Loans of the other Revolving Credit Lenders (other than Swing Loans) as the Pro Rata Administrative Agent shall determine may be necessary in order for such Revolving Credit Lender to hold such Revolving Loans in accordance with its Revolving Credit Percentage and (iii) so long as no Event of Default then exists, all funds held as cash collateral pursuant to the L/C Back-Stop Arrangements shall thereafter be promptly returned to the Borrower. If the Revolving Credit Commitments have been terminated, all other Revolving Credit Obligations have been paid in full and no Letters of Credit are outstanding, then, so long as no Event of Default then exists, all funds held as cash collateral pursuant to the L/C Back-Stop Arrangements shall thereafter be promptly returned to the Borrower; and

(e) any payment of principal, interest, fees or other amounts received by the Applicable Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Applicable Administrative Agent from a Defaulting Lender pursuant to Section 11.8 shall be applied at such time or times as may be determined by the Applicable Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agents hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swingline Lender hereunder; third, to cash collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in a manner reasonably satisfactory to the applicable L/C Issuer; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Applicable Administrative Agent; fifth, if so determined by the Applicable

Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in a manner reasonably satisfactory to the applicable L/C Issuer; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuers or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Lenders who are not Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Loans are held by the Lenders pro rata in accordance with the such Lender’s Revolving Credit Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.20(e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto

Section 2.21 Reverse Dutch Auction Repurchases. (a) The Borrower may from time to time, at its discretion, conduct modified reverse Dutch auctions in order to purchase Term Loans (each, an “Auction”), and with each such Auction to be managed exclusively by an investment bank of recognized standing selected by the Borrower (in such capacity, the “Auction Manager”), so long as the following conditions are satisfied:

(i) each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.21 and on Schedule 2.21;

(ii) no Default or Event of Default shall have occurred and be continuing on the date of the delivery of each Auction Notice and at the time of purchase of any Term Loans in connection with any Auction;

(iii) each Auction shall be open and offered to all Lenders of the relevant Tranche of Term Loans on a pro rata basis;

(iv) the minimum principal amount (calculated on the face amount thereof) of Term Loans that the Borrower shall offer to purchase in any such Auction shall be no less than $25,000,000 (unless another amount is agreed to by the Applicable Administrative Agent);

(v) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans purchased by the Borrower pursuant to an Auction shall automatically be canceled and retired by the Borrower on the settlement date of the relevant purchase (and may not be resold);

(vi) no proceeds of Revolving Loans or Swing Loans may be used to consummate an Auction;

(vii) no more than one Auction may be ongoing at any one time; and

(viii) at the time of each purchase of Term Loans through an Auction, the Borrower shall have delivered to the Auction Manager and the Applicable Administrative Agent an officer’s certificate of a Responsible Officer of the Borrower certifying as to compliance with preceding clauses (ii) and (vi)).

(b) The Borrower must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction. The Borrower shall have no liability to any Lender for any termination of the respective Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the respective Auction, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans made by the Borrower pursuant to this Section 2.21, (x) the Borrower shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to the settlement date of such purchase and (y) such purchases (and the payments made by the Borrower and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.7 and 2.8 (other than to the extent set forth in Section 2.8(a)) and Section 11.9 (although the par principal amount of Term Loans of the respective Tranche so purchased pursuant to this Section 2.21 shall be applied to reduce the remaining scheduled installments of such Tranche of Term Loans pursuant to Section 2.6(b) and (c) of the applicable Lenders being repaid on a pro rata basis (based on the remaining principal amount thereof) without affecting the scheduled installments of such Tranche of Term Loans relating to the Lenders whose Term Loans have not been so purchased).

(c) The Administrative Agents and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.21 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.7 and 2.8 and Section 11.9 (it being understood and acknowledged that purchases of the Term Loans by the Borrower contemplated by this Section 2.21 shall not constitute Investments by the Borrower)) or any other Loan Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.21. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article X and Sections 11.3 and 11.4 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agents shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction.

(d) Each Lender participating in any Auction hereby acknowledges and agrees that in connection with such Auction (1) the Borrower may have, and later may come into possession of, information regarding the Loans or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to participate in such Auction (such information, the “Excluded Information”), (2) such Lender has independently, without reliance on the Borrower, any of its Subsidiaries, the Administrative Agents, any Joint Lead Arranger or any of their respective Affiliates, made its own analysis and determination to participate in such Auction notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of the Borrower, any of its Subsidiaries, any Administrative Agent, any Joint Lead Arranger or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Borrower, any of its Subsidiaries, any Administrative Agent, any Joint Lead Arranger and their respective Affiliates, under applicable law or otherwise, with respect to the nondisclosure of the Excluded Information. Each Lender participating in any Auction further acknowledges that the Excluded Information may not be available to the Administrative Agents, the Joint Lead Arrangers or the other Lenders.

Section 2.22 Specified Refinancing Loans. (a) The Borrower may, from time to time after the Closing Date, and subject to the consent of the Applicable Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), add one or more new term loan facilities (“Specified Refinancing Term Loans”) or new revolving credit facilities (“Specified Refinancing Revolving Credit Commitments”) under this Agreement pursuant to procedures reasonably specified by the Applicable Administrative Agent and reasonably acceptable to the Borrower, to refinance all or any portion of any Tranche of Term Loans or Revolving Credit Commitments (and related outstandings), as applicable, then outstanding under this Agreement (subject to clause (A) of the proviso at the end of this sentence), in each case pursuant to a Refinancing Amendment; provided that any such Specified Refinancing Term Loans and Specified Refinancing Revolving Credit Commitments:

(i) will rank pari passu in right of payment as the other Term Loans or Revolving Credit Commitments, as applicable, hereunder;

(ii) will be incurred by the Borrower and will not be guaranteed by any Person that is not a Guarantor;

(iii) will be, if secured, (1) secured solely by the Collateral on a pari passu or junior basis with the Liens securing the Obligations and (2) subject to intercreditor arrangements reasonably satisfactory to the Administrative Agents;

(iv) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the applicable Lenders thereof;

(v) will have a maturity date that is not prior to the Maturity Date of the Term Loans or the Revolving Credit Commitments, as applicable, being refinanced and (x) in the case of any Specified Refinancing Revolving Credit Commitments, shall not have any mandatory commitment reductions or amortization that is prior to the scheduled Maturity Date of the Revolving Credit Commitments being refinanced and (y) in the case of any Specified Refinancing Term Loans, will have a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity then in effect of the Term Loans being refinanced;

(vi) will share ratably (or if unsecured or junior as to security, on a junior basis in respect of) any optional and mandatory prepayments of Term Loans or Revolving Loans, as applicable (unless the Lenders providing such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments, as applicable, agree to participate on a less than pro rata basis in any such optional or mandatory prepayments);

(vii) in the case of any Specified Refinancing Revolving Credit Commitments, shall provide that the borrowing of Revolving Loans with respect to Specified Refinancing Revolving Credit Commitments shall be made on a pro rata basis (or, in the case of any Tranche of Specified Revolving Credit Commitments that are unsecured or secured on a junior basis, on a less than pro rata basis) with all other Revolving Credit Commitments then existing on the date on which the Specified Refinancing Revolving Credit Facility is incurred;

(viii) in the case of any Specified Refinancing Revolving Credit Commitments that include Letters of Credit and Swing Loans under the applicable Refinancing Amendment which mature or expire after a Maturity Date when there exist Specified Refinancing Revolving Credit Commitments with a later Maturity Date, all Swing Loans and Letters of Credit shall be participated on a pro rata basis by all Revolving Credit Lenders with Revolving Credit Commitments in accordance with their percentage of the Revolving Credit Commitments (without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit theretofore incurred or issued, although the respective Refinancing Amendment may contain technical changes related to the borrowing, replacement Letter of Credit and Swing Loan procedures of the Revolving Credit Commitments in respect of which the Specified Refinancing Revolving Credit Commitments were incurred); and

(ix) subject to clauses (iv), (v) and (vii) above, will have terms and conditions (other than pricing and optional prepayment and redemption terms) that are substantially identical to, or less favorable, when taken as a whole, to the Lenders providing such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments, as applicable, than, the terms and conditions of the Term Loans or Revolving Credit Commitments being refinanced (provided that a certificate of a Responsible Officer of the Borrower delivered to the Applicable Administrative Agent in good faith at least five Business Days prior to the incurrence of such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments, as applicable, together with a reasonably detailed description of the material terms and conditions of such Specified Refinancing Term Loans or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirements set forth in this clause (vii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Applicable Administrative Agent provides notice to the Borrower of an objection (including a reasonable description of the basis upon which it objects) within five Business Days after being notified of such determination by the Borrower).

(b) (x) The Net Cash Proceeds of any Specified Refinancing Term Loans shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans being so refinanced, in each case pursuant to Section 2.8(b)(ii) and (y) upon the incurrence of any Specified Refinancing Revolving

Credit Commitments, the Revolving Credit Commitments being refinanced shall be permanently reduced as, and to the extent, provided in Section 2.5(b)(vi) (together with any applicable prepayment of outstanding Revolving Loans thereunder to the extent that such outstandings exceed the remaining Revolving Credit Commitments being refinanced); provided, however, that (A) the Net Cash Proceeds from any incurrence of Specified Refinancing Term Loans may not be used to prepay any Tranche of outstanding Term Loans that are either unsecured or secured on a junior basis to the Obligations at a time when more senior Term Loans are outstanding (or will remain outstanding after giving effect to any such prepayment), (B) Specified Refinancing Revolving Credit Commitments may not be used to refinance any Tranche of Revolving Credit Commitments that are either unsecured or secured on a junior basis to other Tranches of Revolving Credit Commitments at a time when more senior Revolving Credit Commitments are outstanding (or will remain outstanding after giving effect to any such refinancing) and (C) such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments, as applicable, (x) may provide for any additional or different financial or other covenants or other provisions that are agreed among the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date then in effect and (y) shall not have a principal amount (or accreted value) greater than the Term Loans being refinanced (plus all accrued and unpaid interest thereon, and all fees, discounts, premiums or expenses incurred in connection therewith) or the Revolving Credit Commitments being refinanced, as applicable.

(c) The Borrower shall make any request for Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments, as applicable, pursuant to a written notice to the Applicable Administrative Agent specifying in reasonable detail the proposed terms thereof. Any proposed Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments, as applicable, shall first be requested on a ratable basis from existing Lenders in respect of the Term Loans or Revolving Credit Commitments being refinanced. At the time of sending such notice to such Lenders, the Borrower (in consultation with the Applicable Administrative Agent) shall specify the time period within which each applicable Lender is requested to respond (which shall in no event be less than 5 Business Days from the date of delivery of such notice or such shorter period as may be agreed by the Applicable Administrative Agent in its sole discretion). Each applicable Lender shall notify the Applicable Administrative Agent within such time period whether or not it agrees to participate in providing such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments, as applicable, and, if so, whether by an amount equal to, greater than, or less than its ratable portion (based on such Lender’s ratable share in respect of the applicable Term Loans or Revolving Credit Commitments) of such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments. Any Lender approached to provide all or a portion of any Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments may elect or decline, in its sole discretion, to provide such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments, as applicable. Any Lender not responding within such time period shall be deemed to have declined to participate in providing such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments. The Applicable Administrative Agent shall notify the Borrower and each applicable Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested issuance of Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments, and subject to the approval of the Applicable Administrative Agent (which approval shall not be unreasonably withheld, conditioned or delayed), the Borrower may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments, as applicable, pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Applicable Administrative Agent.

(d) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in clause (a) above and Section 3.2, and delivery to the Applicable Administrative Agent of a certificate of the Borrower dated the date thereof signed by a Responsible Officer of the Borrower, certifying and attaching the resolutions adopted by the Borrower approving such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments, as applicable, and certifying that the conditions precedent set forth in clause (a) above and Section 3.2 have been satisfied and, to the extent reasonably requested by the Applicable Administrative Agent, receipt by the Applicable Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Loan Documents providing for such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments to be secured thereby, all in form and substance reasonably satisfactory to the Applicable Administrative Agent. The Lenders hereby authorize the Administrative Agents and the Collateral Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower and the other Loan Parties as may be necessary in order to establish new Tranches of Term Loans and Revolving Credit Commitments and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Applicable Administrative Agent and the Borrower in connection with the establishment of such new Tranches of Term Loans and Revolving Credit Commitments, in each case, on terms consistent with and/or to effect the provisions of this Section 2.22.

(e) Each Tranche of Specified Refinancing Term Loans incurred under this Section 2.22 shall be in an aggregate principal amount that is not less than $10,000,000. Each Tranche of Specified Refinancing Revolving Credit Commitments incurred under this Section 2.22 shall be in an aggregate amount that is not less than $10,000,000.

(f) The Applicable Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments incurred pursuant thereto (including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrower, the Administrative Agents, the Collateral Agent and the Lenders providing such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments, as applicable, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agents and the Borrower, to effect the provisions of or consistent with this Section 2.22.

Section 2.23 Extensions of Term Loans; Extensions of Revolving Loans.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Request”) made from time to time by the Borrower to all Lenders of Term Loans with a like Maturity Date or Revolving Credit Commitments (and related outstandings) with a like Maturity Date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments with a like Maturity Date, as the case may be) and on the same terms to each such Lender, the

Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Request to extend the Maturity Date of each such Lender’s Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Request (including by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Credit Commitments (and related outstandings), as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (and related outstandings) (in each case not so extended), being a “Tranche”; any Extended Term Loans shall constitute a separate Tranche of Term Loans from the Tranche of Term Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate Tranche of Revolving Credit Commitments from the Tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:

(i) except as to interest rates, fees, optional redemption or prepayment terms, final maturity, and after the final maturity date of the Revolving Credit Commitment, any other covenants and provisions (which shall be determined by the Borrower and the relevant Revolving Credit Lenders and set forth in the relevant Extension Request), the Revolving Credit Commitment of any Revolving Credit Lender (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment” and the Revolving Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with such other terms substantially identical to, or taken as a whole, no more favorable to the Revolving Credit Lenders, as the original Revolving Credit Commitments (and related outstandings); provided that (1) the borrowing and repayment (except (A) for payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (B) for repayments required upon the maturity date of the non-extending Revolving Credit Commitments of Revolving Loans with respect to Extended Revolving Credit Commitments after the applicable Extension date, and (C) as otherwise provided in Section 2.22 with respect to Specified Refinancing Revolving Credit Commitments that are unsecured or secured on a junior basis) shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) to the extent dealing with Letters of Credit and Swing Loans which mature or expire after a Maturity Date when there exist Extended Revolving Credit Commitments with a later Maturity Date, all Swing Loans and Letters of Credit shall be participated on a pro rata basis by all Revolving Credit Lenders with Revolving Credit Commitments in accordance with their percentage of the Revolving Credit Commitments (without giving effect to changes thereto on an earlier Maturity Date with respect to Letters of Credit theretofore incurred or issued, although the respective Extension Amendment may contain technical changes related to the borrowing, replacement Letter of Credit and Swing Loan procedures of the Revolving Credit Commitments in respect of which the Extended Revolving Credit Commitments were extended), (3) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Credit Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any Revolving Credit Facility on a better than pro rata basis as compared to any other Revolving Credit Facility with a later Maturity Date (x) if agreed to by the Revolving Credit Lenders in respect of such Revolving Credit Facility with a later Maturity Date in the respective Extension Amendment or (y) if such Extended Revolving Credit Commitments are unsecured or secured on a junior basis, (4) assignments and participations of Extended Revolving Credit Commitments shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments (and related outstandings) and (5) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments, Specified Refinancing Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different Maturity Dates;

(ii) except as to interest rates, fees, amortization, final maturity date, optional prepayments, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (vi), be determined by the Borrower and the Extending Term Lenders and set forth in the relevant Extension Request), the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans (each an “Extending Term Lender”, together with the Extending Revolving Credit Lenders the “Extending Lenders”) extended pursuant to any Extension (“Extended Term Loans”) shall be substantially identical to, or (taken as a whole) no more favorable to the Extending Term Lenders than those applicable to the Term Loans subject to such Extension Request (except for covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect);

(iii) the final maturity date of any Extended Term Loans shall be no earlier than the Maturity Date of the Term Loans extended thereby;

(iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby;

(v) the Extended Term Loans and the Extended Revolving Credit Commitments shall not be (A) secured by any Lien on any asset other than the Collateral and (B) guaranteed by any Person other than the Guarantors;

(vi) subject to the proviso contained in clause (x) of Section 2.12(a), any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any optional or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Request;

(vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Request shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Request, then the Term Loans or Revolving Credit Commitments, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Request (subject to rounding required by the Administrative Agents); and

(viii) all documentation in respect of such Extension shall be consistent with the foregoing. No Lender shall have any obligation to agree to have any of its Term Loans or Revolving Credit Commitments extended pursuant to an Extension Request.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.23, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Section 2.7 or 2.8 and (ii) no Extension Request is required to be in any minimum amount or any minimum increment. The Administrative Agents and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments, as the case may be, on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including Sections 2.7, 2.8, 2.12(a) and 2.12(b)) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.23.

(c) The Borrower shall provide the applicable Extension Request at least 5 Business Days (or such shorter period as the Applicable Administrative Agent may determine in its sole discretion) prior to the date on which Lenders under the applicable Tranche of Term Loans or Revolving Credit Commitments are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Applicable Administrative Agent, in each case acting reasonably, to accomplish the purpose of this Section 2.23. Any Extending Lender wishing to have all or a portion of its Term Loans or Revolving Credit Commitments subject to such Extension Request converted into Extended Term Loans or Extended Revolving Credit Commitments, as applicable, shall notify the Applicable Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its existing Term Loans or Revolving Credit Commitments subject to such Extension Request that it has elected to convert into Extended Term Loans or Extended Revolving Credit Commitments, as applicable (subject to any minimum denomination requirements imposed by the Applicable Administrative Agent and proration as provided in clause (vii) of Section 2.23(a)). Any Lender not responding within the requested time period shall be deemed to have declined to participate in the respective Extension.

(d) Extended Term Loans and Extended Revolving Credit Commitments, as applicable, shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement and, if reasonably requested by the Applicable Administrative Agent, the other Loan Documents (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.23(d) and notwithstanding anything to the contrary set forth in Section 11.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, established thereby) executed by the Loan Parties, the Applicable Administrative Agent, the Collateral Agent and the respective Extending Lenders. In addition to any terms and changes required or permitted by Section 2.23(a), each Extension Amendment may amend this Agreement to ensure ratable participation in Letters of Credit and Swing Loans by Extended Revolving Credit Commitments. It is understood and agreed that each Lender hereunder has consented, and shall at the effective time thereof be deemed to consent, to each amendment to this Agreement and the other Loan Documents authorized by this Section 2.23 and the arrangements described above in connection therewith.

(e) In connection with any Extension Amendment, the Borrower shall deliver an opinion of counsel reasonably acceptable to the Applicable Administrative Agent (i) as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such of the other Loan Documents (if any) as may be amended thereby (in the case of such other Loan Documents as contemplated by the immediately preceding sentence) and (ii) covering such other matters as the Applicable Administrative Agent may reasonably request in connection therewith.

(f) In the event that the Applicable Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans or Extended Revolving Credit Commitments to a given Lender was incorrectly determined as a result of manifest administrative error in the receipt and processing of an Extension Election timely submitted by such Lender in accordance with the procedures set forth in the applicable Extension Amendment, then the Applicable Administrative Agent, the Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Amendment”) within 15 days following the effective date of such Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion and extension of Revolving Credit Commitments (and related Revolving Credit Outstandings) or Term Loans, as the case may be, in such amount as is required to cause such Lender to hold Extended Revolving Credit Commitments (and related Revolving Credit Outstandings) or Extended Term Loans, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Term Loans or Revolving Credit Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Applicable Administrative Agent, the Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.23(d)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.23(d).

(g) No exchange or conversion of Term Loans or Revolving Credit Commitments pursuant to any Extension Amendment in accordance with this Section 2.23 shall (x) be made at any time an Event of Default shall have occurred and be continuing (and no Extension Request shall be delivered to the Lenders at any time an Event of Default shall have occurred and be continuing) and (y) constitute an optional or mandatory payment or prepayment for purposes of this Agreement.

ARTICLE III

CONDITIONS TO LOANS AND LETTERS OF CREDIT

Section 3.1 Conditions Precedent to Loans and Letters of Credit on the Closing Date. The obligation of each Lender to make any Loan on the Closing Date and the obligation of each

L/C Issuer to Issue any Letter of Credit on the Closing Date are subject to the satisfaction or due waiver by the Lenders of each of the following conditions precedent:

(a) Certain Documents. The Administrative Agents shall have received on or prior to the Closing Date each of the following, each dated as of the Closing Date unless otherwise agreed by the Administrative Agents, in form and substance reasonably satisfactory to the Administrative Agents:

(i) this Agreement duly executed by the Borrower and, for the account of each Lender having requested the same by notice to the Applicable Administrative Agent and the Borrower received by each at least 3 Business Days prior to the Closing Date (or such later date as may be agreed by the Borrower), Notes in each applicable Facility conforming to the requirements set forth in Section 2.14(e);

(ii) the Guaranty and Security Agreement, duly executed by each Loan Party, together with (A) copies of UCC, Intellectual Property and other appropriate search reports and of all effective prior filings listed therein, together with evidence of the termination of such prior filings and other documents (other than with respect to Permitted Liens) with respect to the priority of the security interest of the Collateral Agent in the Collateral, in each case as may be reasonably requested by either Administrative Agent, (B) except to the extent otherwise expressly provided under Section 7.13 or as may be agreed to by the Administrative Agents, all documents representing all Securities, chattel paper and instruments being pledged pursuant to such Guaranty and Security Agreement and related undated powers or endorsements duly executed in blank, and (C) except to the extent otherwise expressly provided under Section 7.13, all Control Agreements that, in the reasonable judgment of the Administrative Agents, are required for the Loan Parties to comply with the Loan Documents as of the Closing Date, each duly executed by the parties thereto;

(iii) a pledge agreement in respect of 66% of the issued Stock in Swissco, governed by Swiss law, duly executed by Alere International Holding Corp. (as amended, modified, restated and/or supplemented from time to time, the “Swiss Pledge Agreement”), together with all share certificates and undated powers or endorsements duly executed in blank in relation to 66% of the issued Stock of Swissco, and Alere International Holding Corp. and Swissco shall have taken such actions as may be necessary or advisable under local law (as advised by local counsel) to create, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) thereby;

(iv) (A) from (1) Foley Hoag LLP, special counsel to the Loan Parties in Delaware and New York, (2) Perkins Coie LLP, special counsel to the Loan Parties in California, (3) Troutman Sanders LLP, special counsel to the Loan Parties in Virginia, (4) Jones Walker LLP, special counsel to the Loan Parties in Florida and Louisiana and (5) Crowe & Dunlevy, A Professional Corporation, special counsel to the Loan Parties in Oklahoma, in each case, duly executed favorable legal opinions satisfactory to the Administrative Agent, each addressed to the Administrative Agents, the Collateral Agent, the L/C Issuers and the Lenders (and their respective successors and assigns) and addressing such matters as either Administrative Agent may reasonably request, and (B) from Schellenberg Wittmer, Swiss counsel to the Administrative Agents, a duly executed favorable legal opinion with respect to the validity and enforceability of the Swiss Pledge Agreement, addressed to the Administrative Agents, the Collateral Agent, the L/C Issuer and the Lenders (and their respective successors and assigns);

(v) a copy of each Constituent Document of each Loan Party that is on file with any Governmental Authority in any jurisdiction, certified as of a recent date by such Governmental Authority, together with, if applicable, certificates attesting to the good standing of such Loan Party in such jurisdiction;

(vi) a certificate of the secretary, assistant secretary or other officer of each Loan Party in charge of maintaining books and records of such Loan Party certifying as to (A) the names and signatures of each officer of such Loan Party authorized to execute and deliver any Loan Document and who will execute any such Loan Document, (B) the Constituent Documents of such Loan Party attached to such certificate are complete and correct copies of such Constituent Documents as in effect on the date of such certification (or, for any such Constituent Document delivered pursuant to clause (v) above, that there have been no changes from such Constituent Document so delivered) and (C) except to the extent otherwise expressly provided under Section 7.13, the resolutions of such Loan Party’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of each Loan Document to which such Loan Party is a party;

(vii) a certificate of a Responsible Officer of the Borrower to the effect that (x) each condition set forth in Section 3.2(b) has been satisfied and (y) the Corporate Chart attached thereto is current and complete in all material respects as of the Closing Date;

(viii) a certificate of a Responsible Officer of the Borrower, dated the Closing Date, to the effect that the Borrower and its Subsidiaries taken as a group on a consolidated basis are Solvent after giving effect to the initial Loans and Letters of Credit, the consummation of the Transactions, the application of the proceeds thereof in accordance with Section 7.9 and the payment of all estimated legal, accounting and other fees and expenses related hereto and thereto;

(ix) insurance certificates in form and substance satisfactory to the Administrative Agents demonstrating that the insurance policies required by Section 7.5 are in full force and effect and have all endorsements required by such Section 7.5;

(x) copies of the financial statements and projections referred to in Section 4.4; and

(xi) such other documents and information as either Administrative Agent may reasonably request.

(b) Fees and Expenses. (i) There shall have been paid to each Administrative Agent, for the account of such Administrative Agent, its Related Persons, any L/C Issuer, any Arranger or any Lender, as the case may be, all fees and all reimbursements of costs or expenses, in each case due and payable under any Loan Document or the Engagement Letter on or before the Closing Date and which are presented to the Borrower no less than one Business Day prior to the Closing Date.

(ii) The Borrower shall have paid to the Applicable Administrative Agent for the benefit of each Lender which holds A Term Loan Commitments, B Term Loan Commitments and/or Revolving Credit Commitments as of the Closing Date, an

initial upfront commitment fee in an amount equal to (x) with respect to the A Term Loan Commitments, 0.50% of the amount of the A Term Loan Commitment of each such Lender as of the Closing Date, (y) with respect to the B Term Loan Commitments, 0.25% of the amount of the B Term Loan Commitment of each such Lender as of the Closing Date, and (z) with respect to the Revolving Credit Commitments, 0.50% of the amount of the Revolving Credit Commitment of each such Lender as of the Closing Date.

(c) Refinancing; Indebtedness.

(i) On the Closing Date and concurrently with the funding of the Loans hereunder, all Indebtedness under the Existing Credit Agreement shall have been repaid or redeemed in full and all commitments in respect thereof shall have been terminated and all Liens and guaranties in connection therewith shall have been terminated (as evidenced by a payoff letter, appropriate releases (including Intellectual Property and mortgage releases), termination statements, instruments of assignment or other documentation reasonably satisfactory to the Administrative Agents).

(ii) On the Closing Date and after giving effect to the consummation of the Transactions, the Borrower and its Subsidiaries shall have no outstanding Indebtedness, except for (i) Indebtedness pursuant to or in respect of the Loan Documents and (ii) other Indebtedness permitted by Section 8.1. The Administrative Agents shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 3.1(c) have been satisfied on the Closing Date.

(d) Existing Notes. No consents or approvals shall be required to be obtained by the Borrower or any of its Subsidiaries from the holders of any of the Existing Notes in connection with the entering into of this Agreement, any of the other Loan Documents or other documents referred herein (including, without limitation, any of the Security Documents) and the incurrence of all Loans hereunder. The Administrative Agents shall have received evidence (including appropriate legal opinions and a certificate of a Responsible Officer of the Borrower) in form, scope and substance reasonably satisfactory to it that the matters set forth in this clause (d) have been satisfied.

(e) Public Debt Ratings. On or prior to the Closing Date, the Borrower shall have obtained (i) debt ratings (of any level) from S&P and Moody’s in respect of each Tranche of Loans existing on the Closing Date and (ii) corporate credit and corporate family ratings (of any level) from S&P and Moody’s, each of which ratings shall be in effect on the Closing Date.

(f) Patriot Act. At least 3 Business Days prior to the Closing Date, the Administrative Agents and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case to the extent requested in writing at least five Business Days prior to the Closing Date.

Section 3.2 Conditions Precedent to Each Loan and Letter of Credit. The obligation of each Lender on any date (including the Closing Date) to make any Loan and of each L/C Issuer on any date (including the Closing Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

(a) Request. The Applicable Administrative Agent (and, in the case of any Issuance, the relevant L/C Issuer) shall have received, to the extent required by Article II, a written, timely and duly executed and completed Notice of Borrowing, Swingline Request or, as the case may be, L/C Request.

(b) Representations and Warranties; No Defaults. The following statements shall be true on such date, both before and after giving effect to such Loan or, as applicable, such Issuance: (i) the representations and warranties set forth in any Loan Document shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation shall be true and correct in all respects) on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default or Event of Default shall be continuing.

The representations and warranties set forth in any Notice of Borrowing, Swingline Request or L/C Request (or any certificate delivered in connection therewith) shall be deemed to be made again on and as of the date of the relevant Loan or Issuance and the acceptance of the proceeds thereof or of the delivery of the relevant Letter of Credit.

Section 3.3 Determinations of Initial Borrowing Conditions. For purposes of determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to be satisfied with each document and each other matter required to be satisfactory to such Lender unless, prior to the Closing Date, both Administrative Agents receive notice from such Lender specifying such Lender’s objections and such Lender has not made available its Pro Rata Share of any Borrowing scheduled to be made on the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the L/C Issuers, the Collateral Agent and the Administrative Agents to enter into the Loan Documents, the Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) represents and warrants to each of them each of the following on and as of each date applicable pursuant to Section 3.2:

Section 4.1 Corporate Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to do business as a foreign entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (c) has, in all material respects, all requisite power and authority and the legal right to own, pledge, mortgage and operate its property, to lease or sublease any property it operates under lease or sublease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all applicable Requirements of Law (including all Healthcare Laws), except where the failure to be in compliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (f) has all necessary Permits from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, lease, sublease, operation, occupation or conduct of business, except where the failure to obtain such Permits, make such filings or give such notices could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.2 Loan Documents.

(a) Power and Authority. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation by each Loan Party of the Transactions and other transactions contemplated herein (i) are within such Loan Party’s corporate or similar powers and, at the time of execution thereof, have been duly authorized by all necessary corporate and similar action (including, if applicable, consent of holders of its Securities), (ii) do not (A) contravene such Loan Party’s Constituent Documents, (B) violate any Requirement of Law, (C) conflict with, contravene, constitute a default or breach under, any Contractual Obligation of any Loan Party or any of its Subsidiaries, other than those which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or (D) result in the imposition of any Lien (other than a Permitted Lien) upon any property of any Loan Party or any of its Subsidiaries and (iii) do not require any Loan Party to obtain any Permit of, or make any filing with, any Governmental Authority or obtain any consent of, or notice to, any Person, other than (A) with respect to the Loan Documents, the filings required to perfect the Liens created by the Loan Documents, (B) filings of (or relating to) the Loan Documents after the Closing Date with the SEC pursuant to the Borrower’s public disclosure obligations under applicable United States federal securities laws and/or the rules of any securities exchange on which the Borrower’s securities are listed and (C) those listed on Schedule 4.2, which unless otherwise noted on such schedule, have been or will otherwise be prior to the Closing Date, obtained or made, copies of which (other than those so noted as not yet obtained or made) have been, or will be prior to the Closing Date, delivered to the Administrative Agents to the extent requested by either Administrative Agent, and which (other than those so noted as not yet obtained or made) on the Closing Date will be in full force and effect

(b) Due Execution and Delivery. From and after its delivery to the Administrative Agents, each Loan Document has been duly executed and delivered to the other parties thereto by each Loan Party, is the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally or by general equitable principles relating to enforceability.

(c) Existing Notes. The full amount of the Loans (excluding any undrawn or uncommitted Incremental Term Loans, Specified Refinancing Term Loans and Extended Term Loans until such time as such Incremental Term Loans, Specified Refinancing Term Loans and Extended Term Loans, as applicable, are so borrowed) may be incurred under the Existing Notes Indentures and all Obligations constitute “Senior Debt” or “Senior Indebtedness”, as applicable, and “Designated Senior Debt” or “Designated Senior Indebtedness”, as applicable, under, and as defined in, the Existing Subordinated Notes Indentures. After giving effect to the Refinancing, no other Indebtedness of any Group Member qualifies as “Designated Senior Debt” or “Designated Senior Indebtedness”, as applicable, under the Existing Subordinated Notes Indentures.

Section 4.3 Ownership of Group Member. (a) Set forth on Schedule 4.3(a) is a complete and accurate list showing, as of the Closing Date, for each Group Member (other than the Borrower), its jurisdiction of organization, and the number (in the case of the Loan

Parties and any Excluded Foreign Subsidiary that is a first tier Subsidiary of any Loan Party) and percentage of the outstanding shares of each class of Stock owned (directly or indirectly) by the applicable holder thereof. As of the Closing Date, all outstanding Stock owned by any Group Member in any other Group Member has been validly issued, is fully paid and non-assessable (to the extent applicable) and is owned beneficially and of record by a Group Member free and clear of all Liens other than the security interests created by the Loan Documents and, in the case of joint ventures, Permitted Liens. Except as set forth on Schedule 4.3(a), as of the Closing Date, there are no Stock Equivalents with respect to the Stock of any Group Member (other than the Borrower) or any Contractual Obligations to which any Group Member (other than the Borrower) is a party with respect to (including any restriction on) the issuance, voting, Sale or pledge of any Stock or Stock Equivalent of any Group Member (other than the Borrower).

(b) Set forth on Schedule 4.3(b) is a complete and accurate list, as of the Closing Date, of all material agreements and documents relating to the P&G Joint Venture.

(c) None of the Inactive Subsidiaries as of the Closing Date engage in any business, operations or activity, or hold any property, other than as permitted under Section 8.8(c).

(d) As of the Closing Date, there are no Unrestricted Subsidiaries.

Section 4.4 Financial Statements. (a) Each of (i) the audited Consolidated balance sheet of the Borrower as at December 31, 2014 and the related Consolidated statements of operations, equity and comprehensive income (loss) and cash flows of the Borrower for the Fiscal Year then ended, audited by PricewaterhouseCoopers LLP, and (ii) subject to the absence of footnote disclosure and normal year-end audit adjustments, the unaudited Consolidated balance sheet of the Borrower as at March 31, 2015 and the related Consolidated statements of income and cash flows of the Borrower for the three months then ended, copies of each of which have been furnished to the Administrative Agents prior to the Closing Date, fairly present in all material respects the Consolidated financial position, results of operations and cash flows of the Borrower and its Subsidiaries as at the dates indicated and for the periods indicated in accordance with GAAP.

(b) On the Closing Date, except as set forth on Schedule 4.4(b), (i) no Group Member has any material liability or other obligation (including Indebtedness, Guaranty Obligations, contingent liabilities and liabilities for taxes, long-term leases and unusual forward or long-term commitments) that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto, that has not been publicly disclosed in any SEC filing of the Borrower, and that is prohibited by this Agreement and (ii) since the date of the unaudited Financial Statements referenced in clause (a) above, there has been no Sale of any material property of any Group Member and no purchase or other acquisition of any material property that has not be disclosed to the public or to the Administrative Agents and that would have been required to have been disclosed to the Administrative Agents under the terms of this Agreement had this Agreement been in effect since such date.

(c) The Initial Projections have been prepared by the Borrower in light of the past operations of the business of the Borrower and its Subsidiaries and reflect projections for the Fiscal Years ending in 2015 through 2021. As of the Closing Date, the Initial Projections are based upon estimates and assumptions stated therein, all of which the Borrower believes to be reasonable and fair in light of conditions and facts known to the Borrower as of the Closing Date and reflect the good faith estimates by the Borrower of the future Consolidated financial performance of the Borrower and the other information projected therein for the periods set forth therein; provided that (i) such Initial Projections are forward looking information which may be subject to significant uncertainties and contingencies beyond the Group Members’ control, (ii) no assurance would be given by the Group Members that such Initial Projections will be realized and (iii) the actual results may differ from the Initial Projections and such differences might be material.

Section 4.5 Material Adverse Effect. Since December 31, 2014, there have been no events, circumstances, developments or other changes in facts, including changes in the status of any matter described in Section 4.7, that have had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.6 Solvency. Both before and after giving effect to (a) the Loans and Letters of Credit made or Issued on or prior to the date this representation and warranty is made, (b) the disbursement of the proceeds of such Loans, (c) the consummation of the Transactions and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower and its Subsidiaries taken as a group on a consolidated basis are Solvent.

Section 4.7 Litigation. Except as set forth in Schedule 4.7, there are no pending (or, to the knowledge of any Group Member, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders, notices of violation or disputes affecting the Borrower or any of its Subsidiaries with, by or before any Governmental Authority, other than those that cannot reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

Section 4.8 Taxes. Except, in the case of each of succeeding clauses (i), (ii) and (iii), as set forth in Schedule 4.8 or as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect: (i) all federal, state, local and foreign income and franchise and other material tax returns, reports and statements, in each case relating to taxes, (collectively, the “Tax Returns”) required to be filed (giving effect to any available extension periods) by any Tax Affiliate have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required by law to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any Liability may be added thereto for non-payment thereof, except for those amounts contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Tax Affiliate in accordance with GAAP; (ii) no Tax Return is under audit or examination by any Governmental Authority and no written notice of such an audit or examination or any written assertion of any claim for Taxes has been given or made by any Governmental Authority, which audit, examination or claim has not been resolved; and (iii) no Tax Affiliate has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or has been a member of an affiliated, combined or unitary group other than the group of which a Tax Affiliate is the common parent.

Section 4.9 Margin Regulations. (a) The Borrower is not engaged in the business of extending credit for the purpose of, and no proceeds of any Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying Margin Stock or extending credit to others for the purpose of purchasing or carrying any such Margin Stock, in each case in contravention of Regulation T, U or X of the Federal Reserve Board.

(b) Except to the extent permitted by Section 7.14, the fair market value of all Margin Stock owned by the Borrower and its Subsidiaries (other than Stock of the Borrower held in treasury) does not exceed $35,000,000. At the time of making of each Loan or issuance of each Letter of Credit, not more than 25% of the value of the assets of the Borrower and its Subsidiaries taken as a whole (including all Stock of the Borrower held in treasury) will constitute Margin Stock.

Section 4.10 No Burdensome Obligations; No Defaults. No Group Member is a party to any Contractual Obligation, no Group Member has Constituent Documents containing obligations, and, to the knowledge of any Group Member, there are no applicable Requirements of Law (including all Healthcare Laws), in each case the compliance with which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Group Member (and, to the knowledge of each Group Member, no other party thereto) is in default under or with respect to any Contractual Obligation of any Group Member, other than those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 4.11 Investment Company Act. No Group Member is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940.

Section 4.12 Labor Matters. (a) Except as set forth on Schedule 4.12, there are no strikes, work stoppages, slowdowns or lockouts existing, pending (or, to the knowledge of any Group Member, threatened) against or involving any Group Member, except for those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (b) hours worked by and payment made to employees of each Group Member comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters, except where the failures to so comply would not constitute, either individually or in the aggregate, a Material Adverse Effect; (c) as of the Closing Date, no Loan Party is party to or bound by any collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any Loan Party; (d) as of the Closing Date, no Group Member which is not Loan Party is party to or bound by any collective bargaining or similar agreement with any union, labor organization, works council or similar representative covering any employee of any such Group Member, except, for those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (e) as of the Closing Date, there is no organizing activity involving any Group Member pending or, to any Group Member’s knowledge, threatened by any labor union or group of employees, except, for those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (f) as of the Closing Date, no petition for certification or election of any such representative is existing or pending with respect to any employee of any Group Member and no such representative has sought certification or recognition with respect to any employee of any Group Member, except for those that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and (g) there are no complaints or charges against any Group Member pending or, to the knowledge of any Group Member, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Group Member of any individual, except for complaints or charges that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 4.13 ERISA. (a) Each Benefit Plan, and each trust thereunder, intended to qualify for tax exempt status under Section 401 or 501 of the Code or other Requirements of Law so qualifies, except where such noncompliances, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Each Benefit Plan is in compliance with applicable provisions of ERISA, the Code and other Requirements of Law, except where such noncompliances, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Group Member or any ERISA Affiliate has engaged in any “prohibited transactions” as defined in Section 406 of ERISA and Section 4975 of the Code, in connection with any Benefit Plan, that would subject any Group Member to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. On the Closing Date, no ERISA Event has occurred in connection with which obligations and liabilities (contingent or otherwise) remain outstanding.

(b) (i) No Title IV Plan has any Unfunded Pension Liability that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (ii) there are no existing or pending (or to the knowledge of any Group Member, threatened) claims (other than routine claims for benefits in the normal course), sanctions, actions, lawsuits or other proceedings or investigation involving any Benefit Plan that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; (iii) within the last five years, no Title IV Plan of any Group Member or ERISA Affiliate has been terminated, other than in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA; and (iv) no ERISA Event has occurred that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or a Lien under ERISA or Code Sections 412 or 430.

Section 4.14 Environmental Matters. Except, in the case of each of succeeding clauses (a), (b), (c) and (d), as set forth on Schedule 4.14 or as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the operations of each Group Member are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all Permits required by any applicable Environmental Law, (b) no Group Member is party to, and no Group Member and no real property currently (or to the knowledge of any Group Member previously) owned, leased, subleased, operated or otherwise occupied by or for any Group Member is subject to or the subject of, any Contractual Obligation or any pending (or, to the knowledge of any Group Member, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability or similar notice under or pursuant to any Environmental Law, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Group Member and, to the knowledge of any Group Member, no facts, circumstances or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property, and (d) no Group Member has caused or suffered to occur a Release of Hazardous Materials at, to or from any real property of any Group Member and each such real property is free of contamination by any Hazardous Materials.

Section 4.15 Intellectual Property. Each Group Member owns or licenses or otherwise has the right to use all Intellectual Property that is necessary for the operations of its businesses, except for any failure to so own, license or have rights that could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. To the knowledge of each Group Member, (a) the conduct and operations of the businesses of each Group Member does not infringe, misappropriate, violate or otherwise impair any Intellectual Property owned by any other Person and (b) no other Person has contested any right, title or interest of any Group Member in, or relating to, any Intellectual Property owned by such Group Member, other than, in the case of each of preceding clauses (a) and (b), as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except, in the case of each of succeeding clauses (x) and (y), as set forth in Schedule 4.15 or as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (x) there are no pending (or, to the knowledge of any Group Member, threatened) actions, suits, proceedings, audits, claims, demands, orders or disputes affecting any Group Member with respect to, and (y) no judgment or order regarding any such claim has been rendered by any competent Governmental Authority and no settlement agreement or similar Contractual Obligation has been entered into by any Group Member with respect to, any such infringement, misappropriation, violation or impairment.

Section 4.16 Title; Real Property. (a) Each Group Member has good and marketable fee simple title to all material owned real property and valid leasehold interests in all material leased real property, and owns all material personal property, in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such property is subject to any Lien except Permitted Liens.

(b) Set forth on Schedule 4.16 is, as of the Closing Date, a complete and accurate list of all real property owned in fee simple by any Loan Party.

Section 4.17 Bank and Security Accounts. Set forth on Schedule 4.17 is, as of the Closing Date, a complete and accurate list of all bank, deposit, securities, commodities or other accounts maintained by any Loan Party, and such Schedule correctly identifies the name of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

Section 4.18 Insurance. Set forth on Schedule 4.18 is, as of the Closing Date, a complete and accurate, in all material respects, list of all insurance policies of any nature maintained by each Loan Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

Section 4.19 Use of Proceeds. (a) All proceeds of the Initial Term Loans will be used by the Borrower (i) to finance the Refinancing, (ii) to pay the fees, costs and expenses incurred with the Transactions and (iii) to the extent in excess of the amounts required to be used pursuant to preceding clauses (i) and (ii), for the general corporate purposes of the Borrower and its Subsidiaries (including Investments permitted hereunder).

(b) The proceeds of all Incremental Term Loans will be used by the Borrower to finance Permitted Acquisitions (and to pay related fees, costs and expenses) and for the working capital, Capital Expenditures and other general corporate purposes (including Investments permitted hereunder) of the Borrower and its Subsidiaries.

(c) All proceeds of the Revolving Loans and the Swing Loans will be used to finance Permitted Acquisitions (and to pay related fees, costs and expenses) and for the working capital, Capital Expenditures and other general corporate purposes of the Borrower and its Subsidiaries (including Investments permitted hereunder); provided that proceeds of any Revolving Loans and Swing Loans drawn on the Closing Date may only be used to repay any then-outstanding loans and other amounts outstanding in respect of the revolving credit facility under the Existing Credit Agreement.

(d) All proceeds of any Specified Refinancing Term Loans will be used solely for the purposes set forth in Section 2.22(b) and to pay any related fees and expenses.

(e) All Letters of Credit will be issued to support obligations of the Borrower or any of its Subsidiaries permitted hereunder (other than obligations in respect of any Junior Indebtedness or Stock).

Section 4.20 Full Disclosure. The information prepared or furnished by or on behalf of any Group Member to any Administrative Agent, any Arranger or any Lender in connection with any Loan Document (including the information contained in any Financial Statement or Disclosure Document) or the consummation of any Transaction or any other transaction contemplated therein (excluding all projections that are part of such information), taken together with all other such information, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances when made, not misleading. All projections that are part of such information (including those set forth in any Projections delivered subsequent to the Closing Date) are based upon estimates and assumptions stated therein believed to be reasonable and fair as of the date made in light of conditions and facts then known and, as of such date, reflect good faith estimates of the information projected for the periods set forth therein; provided, however, (i) the projections (including all Projections) are forward looking statements and information which may be subject to significant uncertainties and contingencies beyond the Group Members’ control, (ii) no assurance would be given by the Group Members that such projections will be realized and (iii) the actual results may differ from such projections and such differences might be material.

Section 4.21 Anti-Money Laundering Laws; Anti-Corruption Laws; Anti-Terrorism Laws; and Sanctions Laws and Regulations.

(a) The Borrower, each other Group Member, each director and officer of the Borrower and each other Group Member, and, to the knowledge of the Borrower, each other Affiliate, agent or employee of the Borrower, are in compliance with the requirements of all Requirements of Laws relating to Anti-Money Laundering Laws, Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions Laws and Regulations and all orders, writs, injunctions and decrees applicable to it or to its properties, except to the extent that any non-compliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The Borrower and its Subsidiaries have implemented and maintain in effect policies and procedures which are designed to ensure compliance in all material respects by the Borrower, each other Group Member and their respective directors, Affiliates, officers, employees and agents with Anti-Money Laundering Laws, Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions Laws and Regulations.

(c) None of the Borrower, any other Group Member, any director or officer of the Borrower or any other Group Member, nor, to the knowledge of the Borrower, any other Affiliate, agent, or employee of the Borrower or any other Group Member, (i) is a Designated Person or (ii) is, or is owned or controlled by an entity or Person that is, otherwise the target of any Sanctions Laws and Regulations or Anti-Terrorism Laws.

ARTICLE V

FINANCIAL COVENANT

The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees solely with the Lenders holding Pro Rata Loans and Pro Rata Commitments, the L/C Issuers and the Pro Rata Administrative Agent to the following, as long as any Obligation or any Commitment remains outstanding under (or in respect of) the Pro Rata Loans and the Pro Rata Commitments:

Section 5.1 Maximum Consolidated Secured Leverage Ratio. The Borrower shall not have, on the last day of any Fiscal Quarter, a Consolidated Secured Leverage Ratio of greater than 4.50:1.00.

ARTICLE VI

REPORTING COVENANTS

The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers, the Collateral Agent and the Administrative Agents to each of the following, as long as any Obligation, Letter of Credit or any Commitment remains outstanding:

Section 6.1 Financial Statements. The Borrower shall deliver to the Administrative Agents each of the following:

(a) Quarterly Reports. As soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the Consolidated unaudited balance sheet of the Borrower as of the close of such Fiscal Quarter and related Consolidated statements of income and cash flow for such Fiscal Quarter and that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, setting forth in comparative form the figures for the corresponding period in the prior Fiscal Year and the figures contained in the latest Projections, in each case certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower as at the dates indicated and for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(b) Annual Reports. As soon as available, and in any event within 90 days after the end of each Fiscal Year, the Consolidated balance sheet of the Borrower as of the end of such year and related Consolidated statements of income, stockholders’ equity and cash flow for such Fiscal Year, each prepared in accordance with GAAP, together with a certification by the Group Members’ Accountants that such Consolidated Financial Statements fairly present in all material respects the Consolidated financial position, results of operations and cash flow of the Borrower as at the dates indicated and for the periods indicated therein in accordance with GAAP without qualification as to the scope of the audit or as to going concern and without any other similar qualification (except as may be required as a result of (x) a prospective Event of Default with respect to a breach of the financial covenant contained in Article V or (y) the impending maturity of any Facility).

(c) Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a Compliance Certificate duly executed by a Responsible Officer of the Borrower that, among other things, (i) demonstrates compliance with the financial covenant contained in Article V, (ii) if delivered together with any Financial Statement pursuant to clause (b) above (commencing in respect of the Fiscal Year ending December 31, 2016), shows in reasonable detail the calculations used in determining (x) Excess Cash Flow, (y) the amount of the payment required by Section 2.8(a) and (z) the Available Amount and any usage thereof; provided that the calculation set forth in this clause (z) shall also be delivered at such other times (but not more than quarterly) as may be requested by any Administrative Agent, and (iii) states that no Default or Event of Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default or an Event of Default is continuing, states the nature thereof and the action that the Borrower proposes to take with respect thereto.

(d) Corporate Chart. Together with delivery of any Financial Statement pursuant to clause (b) above, each in form and substance reasonably satisfactory to the Administrative Agents, a certificate by a Responsible Officer of the Borrower that the Corporate Chart attached thereto (or the last Corporate Chart delivered pursuant to this clause (d)) is correct and complete as of the date of such Compliance Certificate.

(e) Additional Projections. As soon as available and in any event not later than 75 days after the end of each Fiscal Year, any significant revisions to, (i) the annual business plan of the Group Members for the Fiscal Year next succeeding such Fiscal Year and (ii) a forecast prepared by management of the Borrower for each Fiscal Quarter in such next succeeding Fiscal Year, including in such forecast (x) a projected year-end Consolidated balance sheet, income statement and statement of cash flows, (y) a statement of all of the material assumptions on which such forecasts are based and (z) substantially the same type of financial information as that contained in the Initial Projections.

(f) Management Discussion and Analysis. To the extent not included in the Borrower’s public filings with the SEC, together with each delivery of any Financial Statement pursuant to clause (a) or (b) above, a management’s discussion and analysis of the financial condition and results of operations of the Group Members for the portion of the Fiscal Year then elapsed and discussing the reasons for any significant variations from the Projections for such period and the figures for the corresponding period in the previous Fiscal Year.

(g) Intercompany Loan Balances. Together with each delivery of any Financial Statements pursuant to clause (b) above, a summary of the outstanding balances of all intercompany Indebtedness as of the last day of the Fiscal Year covered by such Financial Statement, certified as complete and correct by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.

(h) Audit Reports, Management Letters, Etc. Together with each delivery of any Financial Statements for any Fiscal Year pursuant to clause (b) above, copies of each management letter, audit report or similar letter or report received by any Group Member from any independent registered certified public accountant (including the Group Members’ Accountants) in connection with such Financial Statements or any audit thereof, each certified to be complete and correct copies by a Responsible Officer of the Borrower as part of the Compliance Certificate delivered in connection with such Financial Statements.

Section 6.2 Other Events. The Borrower shall give the Administrative Agents notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member knows or has reason to know of it: (a) any Default or Event of Default, (b) any event (other than any event involving loss or damage to property) reasonably expected to result in a mandatory payment of the Obligations pursuant to Section 2.8, stating the material terms and conditions of such transaction and estimating the Net Cash Proceeds thereof, (c) the initiation by the Borrower or any Subsidiary thereof of any product recall or correction that is required to be reported to any Governmental Authority that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (d) the commencement of, or any material adverse developments in, any action, investigation, suit, proceeding, audit, claim, demand, order or dispute with, by or before any Governmental Authority affecting any Group Member or any property of any Group Member that (i) seeks material injunctive or similar relief against any Group Members that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) in the reasonable judgment of the Borrower, exposes any Group Member to liability in an aggregate amount in excess of $20,000,000 or (iii) has a reasonable possibility of being determined adversely to any Group Member and if so adversely determined could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (e) the acquisition of any material real property by any Loan Party.

Section 6.3 Copies of Notices and Reports. The Borrower shall promptly deliver to the Administrative Agents copies of each of the following: (a) except to the extent publicly filed, all reports that the Borrower transmits to its security holders generally, and (b) except to the extent publicly filed, all material documents that any Group Member files with the SEC, the National Association of Securities Dealers, Inc., any securities exchange or any Governmental Authority exercising similar functions.

Section 6.4 Taxes. Promptly after any Responsible Officer of any Group Member obtains knowledge of it, the Borrower shall give the Administrative Agents notice (which may be made by telephone if promptly confirmed in writing) of the receipt of any written request directed to any Tax Affiliate to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, which, in each of the foregoing cases, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 6.5 Labor Matters. The Borrower shall give the Administrative Agents notice of each of the following (which may be made by telephone if promptly confirmed in writing), promptly after, and in any event within 30 days after any Responsible Officer of any Group Member obtains knowledge of: (a) the commencement of any labor dispute to which any Group Member is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person’s plants and other facilities and (b) the incurrence by any Group Member of any Worker Adjustment and Retraining Notification Act or related or similar liability incurred with respect to the closing of any plant or other facility of any such Person (other than, in the case of clause (a) or clause (b) above, those that would not, either individually or in the aggregate, have a Material Adverse Effect).

Section 6.6 ERISA Matters. The Borrower shall give the Administrative Agents (a) on or prior to any filing by any ERISA Affiliate of any notice of intent to terminate any Title IV

Plan, a copy of such notice and (b) promptly, and in any event within 10 days, after any Responsible Officer of any ERISA Affiliate knows or has reason to know thereof that (i) a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a notice (which may be made by telephone if promptly confirmed in writing) describing such waiver request and any action that any ERISA Affiliate proposes to take with respect thereto, together with a copy of any notice filed with the PBGC or the IRS pertaining thereto or (ii) any ERISA Event has occurred, a notice (which may be made by telephone if promptly confirmed in writing) of such ERISA Event, together with a statement of the Responsible Officer setting forth the details of such ERISA Event and the action which the ERISA Affiliates propose to take with respect thereto, in each case in respect of the preceding clauses (a) and (b), to the extent that any such event could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 6.7 Environmental Matters. The Borrower shall provide the Administrative Agents notice of each of the following (which may be made by telephone if promptly confirmed in writing) promptly after any Responsible Officer of any Group Member obtains knowledge of (and, upon reasonable request of either Administrative Agent, documents and information in connection therewith): (i)(A) unpermitted Releases, or (B) the receipt by any Group Member of any notice of violation of or potential liability or similar notice under, or the existence of any condition that could reasonably be expected to result in violations of or liabilities under, any Environmental Law, or (C) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, that, for each of clauses (A), (B) and (C) above (and, in the case of clause (C), if adversely determined), in the aggregate for each such clause, could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, and (ii) the receipt by any Group Member of notification that any property of any Group Member is subject to any Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 6.8 Other Information. The Borrower shall provide the Administrative Agents with such other documents and information with respect to the business, property, condition (financial or otherwise), legal, financial or corporate or similar affairs or operations (including tax, insurance and environmental matters) of any Group Member as either Administrative Agent or any Lender through either Administrative Agent may from time to time reasonably request.

Section 6.9 Delivery of Information to Lenders. The Applicable Administrative Agent shall provide to each Lender for which it is acting as an Administrative Agent copies of all documents and information delivered by the Borrower to the Applicable Administrative Agent pursuant to this Article VI upon delivery of such documents and information to the Applicable Administrative Agent (it being understood that the foregoing is the obligation of the Applicable Administrative Agent and not the obligation of the Borrower).

Section 6.10 Annual Lender Call. At the request of either Administrative Agent, the Borrower will within 10 days after the date of the delivery (or, if later, required delivery) of the annual financial information pursuant to Section 6.1(b), hold a conference call or teleconference, at a time selected by the Borrower and reasonably acceptable to the Administrative Agents, with all of the Lenders that choose to participate, to review the financial results of such Fiscal Year and the financial condition of the Borrower and its Subsidiaries and the additional projections presented for the current Fiscal Year of the Borrower and its Subsidiaries.

Section 6.11 Patriot Act. Promptly following either Administrative Agent’s or any Lender’s request therefor, the Borrower shall provide all documentation and other information that such Administrative Agent or such Lender (through either Administrative Agent) reasonably requests in order to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers, the Collateral Agent and the Administrative Agents to each of the following, as long as any Obligation, Letter of Credit or any Commitment remains outstanding:

Section 7.1 Maintenance of Corporate Existence. Each Group Member shall (a) preserve and maintain its legal existence, except in the consummation of transactions expressly permitted by Sections 8.4 and 8.7, and (b) preserve and maintain its rights (charter and statutory), privileges, franchises and Permits necessary or desirable in the conduct of its business, except, in the case of this clause (b), where the failure to do so would not, in the aggregate, have a Material Adverse Effect.

Section 7.2 Compliance with Laws, Etc. (a) Each Group Member shall comply with all applicable Requirements of Law (including all Healthcare Laws), Contractual Obligations, Constituent Documents and Permits, except for such failures to comply that would not, in the aggregate, have a Material Adverse Effect.

(b) Each Group Member shall comply with all applicable Anti-Money Laundering Laws, Anti-Terrorism Laws, Anti-Corruption Laws and Sanctions Laws and Regulations, except to the extent that any non-compliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) The Borrower and its Subsidiaries shall implement and maintain in effect policies and procedures which are designed to ensure compliance in all material respects by the Borrower, each other Group Member and their respective directors, Affiliates, officers, employees and agents with Anti-Money Laundering Laws, Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions Laws and Regulations.

Section 7.3 Payment of Obligations. Each Group Member shall pay or discharge before they become delinquent (a) all material claims, taxes, assessments, charges and levies imposed by any Governmental Authority and (b) all other lawful claims that if unpaid would, by the operation of applicable Requirements of Law, become a Lien (other than a Lien permitted by paragraphs (a) and (d) of the definition of Customary Permitted Liens) upon any property of any Group Member, except, (x) in the case of each of clauses (a) and (b) above, for those whose amount or validity is being contested in good faith by proper proceedings diligently conducted and for which adequate reserves are maintained on the books of the appropriate Group Member in accordance with GAAP, and (y) in the case of clause (a) above, any such item the non-payment or non-discharge of which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 7.4 Maintenance of Property. Each Group Member shall maintain and preserve (a) in good working order and condition all of its property necessary in the conduct of its business and (b) all rights, permits, licenses, approvals and privileges (including all Permits and its registered Intellectual Property) necessary, used or useful in the conduct of its business (whether for the ownership, lease, sublease or other operation or occupation of property or otherwise), and shall make all necessary or appropriate filings with, and give all required notices to, Governmental Authorities, except for such failures to maintain and preserve the items set forth in clauses (a) and (b) above that would not, either individually or in the aggregate, have a Material Adverse Effect. Each Group Member shall perform all obligations under any Contractual Obligation to which such Loan Party or any of its Subsidiaries is bound, or to which it or any of its properties is subject, except where the failure to perform would not have, either individually or in the aggregate, a Material Adverse Effect.

Section 7.5 Maintenance of Insurance. Each Group Member shall (a) maintain or cause to be maintained in full force and effect all policies of insurance of any kind with respect to the property and businesses of the Group Members (including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation, business interruption and employee health and welfare insurance) with financially sound and reputable insurance companies or associations (in each case that are not Affiliates of the Borrower) of a nature and providing such coverage as is sufficient and as is customarily carried by businesses of the size and character of the business of the Group Members and (b) cause all such insurance relating to any property or business of any Loan Party to name the Collateral Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate (except in the case of director and officer liability policies, employee fidelity policies, workers compensation policies, employee health and welfare policies, kidnap and ransom policies, theft policies, terrorism or similar policies), and use commercially reasonable efforts to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days’ notice thereof to the Collateral Agent.

Section 7.6 Keeping of Books. The Group Members shall keep proper books of record and account, in which, in all material respects, full, true and correct entries shall be made in accordance with GAAP and all other applicable Requirements of Law of all financial transactions and the assets and business of each Group Member.

Section 7.7 Access to Books and Property. Each Group Member shall permit the Administrative Agents, the Lenders and any Related Person of any of them, as often as reasonably requested, at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (a) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member, (b) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member and (c) communicate directly with any registered certified public accountants (including the Group Members’ Accountants) of any Group Member. Each Group Member shall authorize their respective registered certified public accountants (including the Group Members’ Accountants) to communicate directly with the Administrative Agents, the Lenders and their Related Persons and to disclose to the Administrative Agents, the Lenders and their Related Persons all financial statements and other documents and information as they might have and as either Administrative Agent or any Lender reasonably requests with respect to any Group Member.

Section 7.8 Environmental. Each Group Member shall comply with, and maintain its real property, whether owned, leased, subleased or otherwise operated or occupied, in compliance with, all applicable Environmental Laws (including by (x) ensuring that there are no Releases of any Hazardous Material at, to or from any real property owned, leased, subleased or otherwise operated or occupied by any Group Member that would violate any Environmental Law, form the basis for any Environmental Liabilities or otherwise adversely affect the value or marketability of any real property (whether or not owned by any Group Member) and (y) implementing any Remedial Action necessary to achieve such compliance or that is required by orders and directives of any Governmental Authority), except, in each case, for failures to comply that would not, either individually or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, if an Event of Default is continuing or if either Administrative Agent at any time has a reasonable basis to believe that there exist violations of Environmental Laws by any Group Member or that there exist any Environmental Liabilities, in each case, that would have, either individually or in the aggregate, a Material Adverse Effect, then each Group Member shall, promptly upon receipt of request from either Administrative Agent, cause the performance of, and allow the Administrative Agents and their respective Related Persons access to such real property for the purpose of conducting, such environmental audits and assessments, including subsurface sampling of soil and groundwater, and cause the preparation of such reports, in each case as either Administrative Agent may from time to time reasonably request. Such audits, assessments and reports, to the extent not conducted by the Administrative Agents or any of their respective Related Persons, shall be conducted and prepared by reputable environmental consulting firms reasonably acceptable to the Administrative Agents and shall be in form and substance reasonably acceptable to the Administrative Agents.

Section 7.9 Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit only as provided in Section 4.19.

Section 7.10 Additional Collateral and Guaranties. To the extent not delivered to the Collateral Agent on or before the Closing Date (including in respect of after-acquired property and Persons that become Subsidiaries of any Loan Party after the Closing Date) and except to the extent otherwise expressly provided under Section 7.13, each Loan Party shall, promptly (and, with respect to any Permitted Acquisition, within 45 days (or, in the case of clause (c) below, 90 days) of the consummation thereof or (in either case) such longer period of time agreed to by the Collateral Agent), do each of the following, unless otherwise agreed by the Collateral Agent:

(a) deliver to the Collateral Agent such modifications to the terms of the Loan Documents (or, to the extent applicable as determined by the Collateral Agent, such other documents), in each case in form and substance reasonably satisfactory to the Collateral Agent and as the Collateral Agent deems necessary or advisable in order to ensure the following:

(i) (A) each Subsidiary of any Loan Party shall guaranty, as primary obligor and not as surety, the payment of the Obligations of the Borrower on the terms set forth in the Guaranty and Security Agreement; and

(ii) each Loan Party (including any Person required to become a Guarantor pursuant to clause (i) above) shall effectively grant to the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in all of its property, including all of its Stock and Stock Equivalents and other Securities, as security for the Obligations of such Loan Party (excluding any Excluded Property, as defined in the Guaranty and Security Agreement) on the terms set forth in the Guaranty and Security Agreement;

provided, however, that (A) unless the Borrower and the Collateral Agent otherwise agree, in no event shall (x) any Excluded Foreign Subsidiary be required to guaranty the payment of any Obligation, (y) the Loan Parties, individually or collectively, be required to pledge in excess of 65% of the outstanding Voting Stock of any Excluded Foreign Subsidiary (and subject to clause (z) hereafter) or (z) a security interest be required to be granted on any property of any Excluded Foreign Subsidiary as security for any Obligation, (B) no Unrestricted Subsidiary (so long as same remains an Unrestricted Subsidiary) shall be required to guaranty the payment of any Obligation or grant a security interest on any of its properties and (C) unless the Borrower otherwise elects, no Immaterial Subsidiary (so long as same remains an Immaterial Subsidiary and taking into account the proviso to the definition of “Material Subsidiary” contained herein) acquired or formed after the Closing Date shall be required to guaranty the payment of any Obligation or grant a security interest in any of its properties unless such Subsidiary provides a guarantee in respect of any Indebtedness incurred under the Existing Notes Indentures, any Permitted Additional Debt Document, any Permitted Acquisition Debt Document or any Permitted Refinancing of any of the foregoing;

(b) deliver to the Collateral Agent all documents representing all Stock, Stock Equivalents, other Securities, chattel paper and instruments pledged pursuant to the documents delivered pursuant to clause (a) above, together with undated powers or endorsements duly executed in blank;

(c) upon request of either Administrative Agent, deliver to the Collateral Agent a Mortgage on any real property owned by any Loan Party having a fair market value in excess of $15,000,000, together with all Mortgage Supporting Documents reasonably requested by the Collateral Agent relating thereto (or, if such real property is located in a jurisdiction outside the United States, similar documents reasonably deemed appropriate by the Collateral Agent to obtain, to the extent possible, the equivalent in such jurisdiction of a first-priority mortgage on such real property);

(d) subject to the terms of the Guaranty and Security Agreement, take all other actions necessary or advisable to ensure the validity or continuing validity of any guaranty for any Obligation or any Lien securing any Obligation, to perfect, maintain, evidence or enforce any Lien securing any Obligation or to ensure such Lien has the same priority as that of the Liens on similar Collateral set forth in the Loan Documents executed on the Closing Date (or, for Collateral located outside the United States, a similar priority reasonably acceptable to the Collateral Agent), including (x) the filing of UCC financing statements in such jurisdictions as may be required by the Loan Documents or applicable Requirements of Law or as the Collateral Agent may otherwise reasonably request, and (y) with respect to the outstanding Voting Stock of any Excluded Foreign Subsidiary required to be pledged hereunder (which shall specifically exclude Orgenics Ltd. and Orgenics International Holdings, B.V. for so long as the terms of the Indebtedness of any such Group Member prohibit such pledge or would give rise to an event of default thereunder), upon request of the Collateral Agent, pledge agreements and similar documents deemed appropriate by the Collateral Agent to obtain and perfect a security interest or the equivalent under the laws of the jurisdiction of organization of such Excluded Foreign Subsidiary, in such Voting Stock; provided that the documents required under this clause (y) shall be required only with respect to any Excluded Foreign Subsidiary which generates gross revenues on a consolidated basis with its Subsidiaries in any Fiscal Year of greater than $25,000,000 (or such higher amount as may be otherwise agreed to by the Collateral Agent);

(e) use commercially reasonable efforts to deliver to the Collateral Agent a landlord’s agreement or bailee letter, as applicable, from the lessor of each leased property or bailee with respect to any warehouse, processor or converter facility or other location where Collateral with a value in excess of $10,000,000 is stored or located, unless otherwise consented to by the Collateral Agent, which agreement or letter shall contain a customary waiver or subordination of all Liens or claims that the landlord or bailee may assert against the Collateral at that location and shall otherwise be reasonably satisfactory in form and substance to the Collateral Agent; and

(f) deliver to the Administrative Agents, the Collateral Agent and the Lenders legal opinions relating to the matters described in this Section 7.10, which opinions shall be as reasonably required by, and in form and substance and from counsel reasonably satisfactory to, the Collateral Agent.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) no Loan Party shall be required to pledge the Stock or Stock Equivalents or other equity Securities of any Unrestricted Subsidiary and such Stock or Stock Equivalents or other equity Securities shall not constitute Collateral, and (ii) in no event shall any Unrestricted Subsidiary be required to guaranty any Obligations or enter into any Loan Document.

Section 7.11 Deposit Accounts; Securities Accounts and Cash Collateral Accounts. (a) Each Loan Party shall, unless otherwise consented to by the Collateral Agent and except to the extent otherwise expressly provided under Section 7.10 or Section 7.13, deposit all of its cash and Cash Equivalents in deposit accounts that are Controlled Deposit Accounts or in securities accounts that are Controlled Securities Accounts; provided, however, that (i) each Group Member may maintain zero-balance accounts that are not so controlled for the purpose of managing local disbursements and may maintain accounts that are not so controlled for: (A) payroll, (B) payroll taxes, (C) other employee wage and benefit payments for the benefit of the Group Members’ salaried employees, and (D) withholding tax and other fiduciary accounts, and (ii) the foregoing requirements shall not apply to (x) cash and Cash Equivalents the aggregate value of which does not exceed $5,000,000 and (y) cash and Cash Equivalents that are required under applicable foreign law (including to comply with (or is advisable to facilitate compliance with) any applicable foreign takeover statutes) to be deposited by a Group Member in a non-controlled foreign bank account in connection with the consummation of a Permitted Acquisition or Designated Permitted Investment of any Person that is not a Domestic Person in advance of completing such Permitted Acquisition or Designated Permitted Investment, provided that if after such cash or Cash Equivalents have been deposited, such Permitted Acquisition or Designated Permitted Investment is terminated or not otherwise consummated for any reason, the applicable Group Member shall promptly re-transfer such cash to a Controlled Deposit Account or Controlled Securities Account otherwise in compliance with this Section 7.11.

(b) The Collateral Agent shall not have any responsibility for, or bear any risk of loss of, any investment or income of any funds in any Cash Collateral Account. From time to time after funds are deposited in any Cash Collateral Account, the Collateral Agent may apply funds then held in such Cash Collateral Account to the payment of Obligations in accordance with Section 2.12. No Group Member and no Person claiming on behalf of or through any Group Member shall have any right to demand payment of any funds held in any Cash Collateral Account at any time prior to the termination of all Commitments and the payment in full of all Obligations and, in the case of L/C Cash Collateral Accounts, the termination of all outstanding Letters of Credit.

Section 7.12 Credit Rating. The Borrower shall use its commercially reasonable efforts to maintain at all times (i) monitored public debt ratings (of any level) from S&P and Moody’s in respect of the Facilities and (ii) a monitored public corporate rating and a monitored public corporate family rating (in each case, of any level) from S&P and Moody’s.

Section 7.13 Post-closing Deliveries. The Borrower shall deliver to Administrative Agents or the Collateral Agent, as applicable, in form and substance reasonably satisfactory to Administrative Agents, the items (or undertake the efforts) described on Schedule 7.13 on or before the dates specified with respect to such items and efforts or such later dates as may be agreed to by Administrative Agents, in their sole discretion.

Section 7.14 Margin Regulations. Except as provided in the second succeeding sentence, the Borrower shall take all actions so that at all times the fair market value of all Margin Stock owned by the Borrower and its Subsidiaries (other than Stock of the Borrower held in treasury) shall not exceed $35,000,000. So long as the covenant contained in the immediately preceding sentence is complied with (and notwithstanding any provision to the contrary in any of the Loan Documents), all Margin Stock at any time owned by the Borrower and its Subsidiaries will not constitute Collateral and no security interest shall be granted therein pursuant to any Loan Document. If at any time the fair market value of all Margin Stock owned by the Borrower and its Subsidiaries (other than Stock of the Borrower held in treasury) exceeds $35,000,000, then (x) all Margin Stock in excess of $5,000,000 in the aggregate in fair market value that is owned by the Loan Parties (other than Stock of the Borrower held in treasury) shall be pledged, and delivered for pledge, pursuant to the Guaranty and Security Agreement and (y) the Borrower will execute and deliver to the Lenders appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with Regulations T, U and X. If at any time any Margin Stock is required to be pledged as a result of the provisions of the immediately preceding sentence, repayments of outstanding Obligations shall be required, and the making of subsequent Loans and/or issuance of Letters of Credit shall be permitted, only in compliance with the applicable provisions of Regulations T, U and X of the Federal Reserve Board.

Section 7.15 Designation of Subsidiaries. (a) The Borrower may at any time after the Closing Date designate any Subsidiary as an Unrestricted Subsidiary; provided that (i) immediately before and after such designation, no Default or Event of Default then exists or would result therefrom, (ii) the Borrower shall be in compliance, on a Pro Forma Basis, as of the last day of the Fiscal Quarter ended on or most recently prior to the date of the respective designation for which Financial Statements have been delivered hereunder, as if such designation had been made on the first day of the four Fiscal Quarter period ended on the last day of such most recently ended Fiscal Quarter, with a Consolidated Secured Leverage Ratio of no greater than 4.00:1.00, (iii) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by the Borrower or any of its Subsidiaries) solely through Investments as permitted by, and in compliance with, Sections 8.3(k) and (m), valued at their fair market value (as determined in good faith by the Borrower) at the time of such designation, it being understood that, without duplication, any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Sections 8.3(k) and/or (m) (and allocated between such Sections in a manner determined by the Borrower to the extent that any such Investment could otherwise be made in compliance with either such Section) and valued at their fair market value (as determined in good faith by the Borrower, and taking appropriate account of the liabilities of such Unrestricted Subsidiary) at the time of such designation, (iv) such Subsidiary shall have been designated as an “unrestricted subsidiary” (to the extent applicable) for purposes of the Existing Notes Indentures, any Permitted Refinancing thereof or any Permitted Additional Debt, (v) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary shall at any time own any Stock in, Indebtedness of, or have any Lien on any property of, the Borrower or any Subsidiary of the Borrower, other than another Unrestricted Subsidiary, (vi) except to the extent permitted by Section 8.1(p), any Indebtedness of such Unrestricted Subsidiary is not recourse to the Borrower or any of its Subsidiaries (other than Unrestricted Subsidiaries) or to any of their respective assets, and (vii) the Borrower shall have delivered to the Administrative Agents a certificate executed by a Responsible Officer of the Borrower certifying compliance with the requirements of preceding clauses (i) through (vi) and demonstrating (in reasonable detail) the calculations required to establish compliance with preceding clauses (ii) and (iii).

(b) The Borrower may designate any Unrestricted Subsidiary to be a Subsidiary for purposes of this Agreement and the other Loan Documents; provided that (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) the Borrower shall be in compliance, on a Pro Forma Basis, as of the last day of the Fiscal Quarter ended on or most recently prior to the date of the respective designation for which Financial Statements have been delivered hereunder, as if such designation had been made on the first day of the four Fiscal Quarter period ended on the last day of such most recently ended Fiscal Quarter, with the financial covenant set forth in Article V, (iii) any Indebtedness of the applicable Unrestricted Subsidiary and any Liens encumbering its property existing at the time of such designation shall be deemed newly incurred or created, as applicable, at such time, (iv) at the time of such designation, such Unrestricted Subsidiary shall be treated as a newly acquired or created Subsidiary for purposes of Sections 7.10 and 7.11 and the Borrower and the applicable Subsidiary shall comply with such Sections 7.10 and 7.11, as applicable, (v) at the time of such designation, the investment baskets under Sections 8.3(k) and/or (m) shall be replenished (but only to the extent that either such investment basket was utilized in making an investment in an Unrestricted Subsidiary) by an aggregate amount (without duplication) equal to the lesser of (x) the fair market value (as determined in good faith by the Borrower, but taking appropriate account of the liabilities of such Unrestricted Subsidiary) of the assets of such Unrestricted Subsidiary at such time (but, for this purpose, excluding the fair market value of the assets of any Subsidiary of such Unrestricted Subsidiary that is to remain an Unrestricted Subsidiary) and (y) the aggregate amount of the Investments of the Borrower and its Subsidiaries theretofore made in such Unrestricted Subsidiary (including the amount by which either such investment basket was so utilized), and (vi) the Borrower shall have delivered to the Administrative Agents a certificate executed by a Responsible Officer of the Borrower certifying compliance with the requirements of preceding clauses (i), (ii) and (iii) and demonstrating in reasonable detail the replenishment amount referenced in preceding clause (v) and to what baskets such amount is properly allocated.

(c) Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary.

ARTICLE VIII

NEGATIVE COVENANTS

The Borrower (and, to the extent set forth in any other Loan Document, each other Loan Party) agrees with the Lenders, the L/C Issuers, the Collateral Agent and the Administrative Agents to each of the following, as long as any Obligation, Letter of Credit or any Commitment remains outstanding:

Section 8.1 Indebtedness. No Group Member shall, directly or indirectly, incur or otherwise remain liable with respect to or responsible for, any Indebtedness except for the following:

(a) the Obligations, including any Specified Refinancing Term Loans and Specified Refinancing Revolving Commitments incurred or issued in accordance with the terms of this Agreement;

(b) Indebtedness existing on the date hereof and set forth on Schedule 8.1(b) (such Indebtedness described in this clause (b) being “Existing Indebtedness”), together with any Permitted Refinancing of such Indebtedness permitted hereunder in reliance upon this clause (b);

(c) Indebtedness consisting of Capitalized Lease Obligations (other than with respect to a lease entered into as part of a Sale and Leaseback Transaction) and purchase money Indebtedness, in each case incurred by any Group Member to finance the acquisition, repair, improvement or construction of fixed or capital assets (including any associated software or other general intangibles) of such Group Member, together with any Permitted Refinancing of any Indebtedness permitted hereunder in reliance upon this clause (c); provided, however, that (i) the aggregate outstanding principal amount of all such Indebtedness (excluding any such Indebtedness that is Existing Indebtedness set forth on Schedule 8.1(b)) does not exceed $40,000,000 at any time and (ii) the principal amount of such Indebtedness does not exceed the cost of the property so acquired or built or of such repairs or improvements financed, whether directly or through a Permitted Refinancing, with such Indebtedness;

(d) Capitalized Lease Obligations arising under Sale and Leaseback Transactions (and any Permitted Refinancing thereof) permitted hereunder in reliance upon Section 8.4(b)(ii) or Section 8.4(g);

(e) intercompany loans owing to any Group Member or any Subsidiary of any Group Member and constituting Permitted Investments of such Group Member;

(f) obligations under Hedging Agreements entered into for the sole purpose of hedging in the normal course of business;

(g) Guaranty Obligations of (i) any Loan Party with respect to Indebtedness permitted hereunder of (x) any other Loan Party and (y) subject to the limitations set forth in Section 8.3 (including the final paragraph thereof), any Group Member that is not a Loan Party and (ii) any Group Member that is not a Loan Party with respect to Indebtedness permitted hereunder of any Group Member;

(h) unsecured Indebtedness of the Borrower owing under the Existing Notes pursuant to each of the respective Existing Notes Indentures and any Permitted Refinancing of any such Indebtedness permitted hereunder in reliance upon this clause (h);

(i) Permitted Acquisition Debt and any Permitted Refinancing of any such Indebtedness permitted hereunder in reliance upon this clause (i);

(j) any unsecured Indebtedness of any Group Member; provided, however, that the aggregate outstanding principal amount of all such unsecured Indebtedness (excluding any such Indebtedness that is Existing Indebtedness set forth on Schedule 8.1(b)) shall not exceed $50,000,000 at any time;

(k) any Indebtedness of any Group Member that is not a Loan Party provided, however, that the aggregate outstanding principal amount of all such Indebtedness (excluding any such Indebtedness that is Existing Indebtedness set forth on Schedule 8.1(b)) shall not exceed $50,000,000 at any time;

(l) Indebtedness permitted under Section 8.2(e) (excluding any such Indebtedness that is Existing Indebtedness set forth on Schedule 8.1(b));

(m) Guaranty Obligations under or with respect to the P&G Holdings Guaranty, P&G JV Capital Call Obligations or otherwise under the P&G JV Agreements;

(n) Permitted Additional Debt and any Permitted Refinancings of any such Indebtedness permitted hereunder in reliance upon this clause (n);

(o) Indebtedness incurred by any Group Member constituting reimbursement obligations with respect to letters of credit issued on behalf of a Group Member in the ordinary course of business; provided, however, that the aggregate outstanding principal amount of all such Indebtedness shall not exceed $25,000,000 at any time;

(p) Guaranty Obligations in respect of Indebtedness of Unrestricted Subsidiaries in an aggregate outstanding principal amount at any time not to exceed $25,000,000 (as reduced by any payments by a Group Member in respect of such Guaranty Obligations except to the extent that any such payment is reimbursed in cash to the respective Group Member by the respective Unrestricted Subsidiary); and

(q) (i) Indebtedness of the Borrower, and guarantees thereof by the Guarantors, in respect of the New 2023 Subordinated Notes so long as (x) substantially all of the proceeds thereof are used at or promptly after the time of incurrence to effect a satisfaction and discharge of the Existing 2018 Subordinated Notes in respect of the redemption thereof pursuant to the terms of the Existing 2018 Subordinated Notes Indenture and to pay fees, premiums, costs and expenses relating thereto and to the issuance of the New 2023 Subordinated Notes and (y) the New 2023 Subordinated Notes are issued within 30 days after the Closing Date, and (ii) any Permitted Refinancing of any such Indebtedness permitted hereunder in reliance upon this clause (q).

Section 8.2 Liens. No Group Member shall incur, maintain or otherwise suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, except for the following:

(a) Liens created pursuant to any Loan Document;

(b) Customary Permitted Liens of Group Members;

(c) Liens existing on the date hereof and set forth on Schedule 8.2;

(d) Liens on the property of any Group Member securing Indebtedness permitted hereunder in reliance upon Section 8.1(c); provided, however, that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneously with, or within 120 days after, the acquisition, repair, improvement or construction of, such property financed, whether directly or through a Permitted Refinancing, by such Indebtedness and (ii) such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) acquired or built, or the improvements or repairs, financed, whether directly or through a Permitted Refinancing, by such Indebtedness;

(e) Liens on any property of any Loan Party securing any of their Indebtedness or their other liabilities; provided, however, that the aggregate outstanding principal amount of all such Indebtedness and other liabilities shall not exceed $20,000,000 at any time;

(f) Liens on the property of any Group Member that is not a Loan Party securing Indebtedness permitted hereunder in reliance upon Section 8.1(k);

(g) Liens on the property of any Loan Party securing Indebtedness incurred under any Permitted Additional Debt Documents (including the documents relating to any Permitted Refinancing thereof) in reliance upon Section 8.1(n), so long as (x) the holders of the respective Indebtedness (or the respective agent or trustee on their behalf) have entered into an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agents, and (y) such Liens are at all times subject to the terms and provisions of the intercreditor agreement referred to in preceding clause (x);

(h) Liens on assets acquired in any Permitted Acquisition securing Permitted Acquisition Debt assumed in connection with such Permitted Acquisition; provided that such Lien was not created in contemplation of such Permitted Acquisition and does not extend to or cover any other assets or property (other than the proceeds or products thereof);

(i) Liens on the property of any Group Member subject to a Sale and Leaseback Transaction permitted under Section 8.4(b)(ii) or (g) securing Indebtedness permitted hereunder in reliance upon Section 8.1(d); provided, however, that such Liens do not extend to any property of any Group Member other than the property (and proceeds thereof) subject to such Sale and Leaseback Transaction;

(j) Liens on the property of any Group Member securing the Permitted Refinancing of any Indebtedness secured by any Lien on such property permitted hereunder in reliance upon clause (c), (d), (h) or (i) above or this clause (j) without any increase in the property subject to such Liens;

(k) Liens on any deposits of cash or Cash Equivalents of any Group Member securing Indebtedness permitted hereunder in reliance upon Section 8.1(o), in an aggregate amount not exceeding $26,250,000 (or, if less, 105% of the amount of any such Indebtedness so incurred);

(l) to the extent constituting a Lien, any Lien on cash and Cash Equivalents on deposit in one or more foreign bank accounts referred to in Section 7.11(a)(ii)(y) in favor of the seller or sellers in or under the relevant Permitted Acquisition or Designated Permitted Investment;

(m) so long as the applicable intercreditor agreement is then in effect and subject to the terms thereof, Liens on Collateral securing obligations under the Specified Refinancing Term Loans and Specified Refinancing Revolving Commitments incurred in accordance with the terms of this Agreement; and

(n) Liens on cash or Cash Equivalents deposited by any Group Member with a trustee, agent or other similar representative in favor of the holders of Indebtedness of such Group Member pursuant to the defeasance or satisfaction and discharge terms under such Indebtedness to the extent that such Indebtedness, and the defeasance and satisfaction and discharge thereof, are permitted hereunder.

Section 8.3 Investments. No Group Member shall make or maintain, directly or indirectly, any Investment except for the following:

(a) Investments set forth on Schedule 8.3 and Investments set forth on Schedule 4.3(a);

(b) Investments in cash and Cash Equivalents;

(c) (i) endorsements for collection or deposit in the ordinary course of business consistent with past practice, (ii) extensions of trade credit arising or acquired in the ordinary course of business and (iii) Investments received in settlements in the ordinary course of business of such extensions of trade credit;

(d) Investments made as part of a Permitted Acquisition;

(e) Investments by (i) any Loan Party in any other Loan Party, (ii) any Group Member that is not a Loan Party in any Group Member or in any joint venture, and (iii) any Loan Party in any Group Member that is not a Loan Party or in any joint venture; provided, however, that any Investment consisting of loans or advances to any Loan Party pursuant to clause (ii) above shall be subordinated in full to the payment of the Obligations of such Loan Party on terms and conditions reasonably satisfactory to the Administrative Agents;

(f) loans or advances to employees of the Borrower or any of its Subsidiaries to finance travel, entertainment and relocation expenses and other ordinary business purposes in the ordinary course of business; provided, however, that the aggregate outstanding principal amount of all loans and advances permitted pursuant to this clause (f) shall not exceed $5,000,000 at any time;

(g) pledges and deposits made by a Group Member to the extent permitted under Section 8.2(b);

(h) Hedging Agreements entered into by a Loan Party or any of its Subsidiaries to the extent permitted under Section 8.1(f);

(i) Guaranty Obligations to the extent permitted under Section 8.1;

(j) payments required under the P&G JV Capital Call Obligations to the P&G JV Companies in accordance with the P&G JV Agreements, in an amount not to exceed $10,000,000 for any individual capital call at any time or $20,000,000 in the aggregate for all such capital calls during any Fiscal Year; provided that no Default or Event of Default exists or will result from the making of any such payment and, after giving effect to such payment, the Loan Parties shall have unused and available Revolving Credit Commitments and available cash and Cash Equivalents on deposit to a Cash Collateral Account, a Controlled Deposit Account or a Controlled Securities Account of at least $150,000,000 in the aggregate;

(k) any Investment by the Borrower or any of its Subsidiaries; provided, however, that the aggregate outstanding amount of all such Investments shall not exceed $350,000,000 at any time;

(l) any Restricted Payment permitted pursuant to Section 8.5; and

(m) other Investments in an aggregate amount not to exceed the Available Amount as in effect immediately prior to the respective Investment, so long as (i) no Default or Event of Default then exists or would result from such Investment and (ii) the Borrower shall be in compliance, on a Pro Forma Basis, with a Consolidated Secured Leverage Ratio of no greater than 4.00:1.00 as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on such day.

Notwithstanding the foregoing, the sum, without duplication, of (x) the fair market value of all Permitted Acquisitions (or portions thereof) and (y) the aggregate net amount of other Investments (or portions thereof) (which in the case of Investments that are intercompany loans shall mean the outstanding balance thereof), in each case, made or acquired after the Closing Date (excluding, in each case, any Excluded Investments, as defined below) in, to or for the benefit of, or by, any Person that is not, or does not become after giving effect to such Permitted Acquisition or other Investment, a Loan Party (including (subject to the foregoing) the amount of any Permitted Acquisition Consideration (or portion thereof) payable in respect of any Proposed Acquisition Target which will not constitute a Loan Party after giving effect to the applicable Permitted Acquisition as reasonably determined by Administrative Agents) shall not exceed 15% of Total Assets in the aggregate after the Closing Date. For purposes of any determination under the immediately preceding sentence, (i) the fair market value of any Permitted Acquisition or amount of any other Investment shall at all times be the original fair market value or amount thereof at the time of the making thereof (or, in the case of any Investment that is an intercompany loan, the outstanding balance thereof), and (ii) no decrease in Total Assets following the time of the making of any Permitted Acquisition or Investment shall apply to such Permitted Acquisition or Investment or any previously made Permitted Acquisition or Investment. As used herein “Excluded Investments” means collectively (i) Permitted Acquisitions and other Investments (or portions thereof) to the extent funded or made with the Net Cash Proceeds of (x) the issuance of Stock or Stock Equivalents of the Borrower (other than Disqualified Stock) or (y) the issuance of Permitted Acquisition Debt or Permitted Additional Debt that is, in each case, Subordinated Debt, (ii) Permitted Acquisition Consideration payable in (x) Stock or Stock Equivalents of the Borrower (other than Disqualified Stock) or (y) Permitted Acquisition Debt or Permitted Additional Debt that is, in each case, Subordinated Debt, (iii) Investments by a Group Member which is not a Loan Party in any other Person and (iv) Investments permitted under Section 8.3(j). In the event that the Borrower or a Subsidiary thereof consummates an Investment (or series of related Investments) pursuant to clause (k) or (m) above at a time when such Investment (or series or related Investments) could not be classified as a Permitted Acquisition, the Borrower shall have the right, upon written notice to the Administrative Agents (which notice may be delivered concurrently with any notices or certificates delivered pursuant to the definition of Permitted Acquisition), to later reclassify such Investment (or series of related Investments) as a Permitted Acquisition so long as such Investment (or series of related Investments) satisfies all of the applicable requirements of a Permitted Acquisition at such time and the Borrower takes all actions in accordance with the terms of this Agreement that are applicable to Permitted Acquisitions. Upon any reclassification of an Investment (and series of related Investments) as a Permitted Acquisition in accordance with the terms of the immediately preceding sentence, such Investment (and series of related Investments) will be deemed to have been made under clause (d) above and shall no longer be deemed to be outstanding under clause (k) or (m) above, as the case may be, and the baskets under such clauses (k) and/or (m) shall be replenished by the amount of the prior usage thereof in respect of such Investment.

Section 8.4 Asset Sales and Stock Issuances. No Group Member shall Sell any of its property (other than cash) or issue shares of its own Stock, except for the following:

(a) (i) in each case to the extent entered into in the ordinary course of business for fair market value, (A) Sales of Cash Equivalents or inventory, and (B) Sales of property that has become obsolete or worn out or is no longer used by or useful to the Group Members, (ii) non-exclusive licenses of Intellectual Property in the ordinary course of its business, and (iii) Sales of property to participants in clinical trials or in connection with research projects, in each case in the ordinary course of business and in accordance with past practices;

(b) (i) a true lease or sublease of real property in the ordinary course of business not constituting Indebtedness and not entered into as part of a Sale and Leaseback Transaction and (ii) a Sale of property pursuant to a Sale and Leaseback Transaction; provided, however, that the aggregate fair market value (measured at the time of the applicable Sale) of all property covered by any outstanding Sale and Leaseback Transaction at any time shall not exceed $40,000,000;

(c) (i) any Sale of any property (other than their own Stock or Stock Equivalents) by any Group Member to any other Group Member to the extent any resulting Investment constitutes a Permitted Investment, (ii) any Restricted Payment by any Group Member permitted pursuant to Section 8.5, (iii) any distribution by the Borrower of the proceeds of Restricted Payments from any other Group Member to the extent permitted by Section 8.5, and (iv) any Permitted Investment;

(d) (i) any Sale or issuance by the Borrower of its own Stock or Stock Equivalents, (ii) any Sale or issuance by any directly-owned Subsidiary of the Borrower of its own Stock to the Borrower, (iii) any Sale or issuance by any Subsidiary of the Borrower of its own Stock to any Loan Party, (iv) any Sale or issuance by any Subsidiary of the Borrower which is not a Loan Party of its own Stock to any Subsidiary of the Borrower which is not a Loan Party and (v) to the extent necessary to satisfy any Requirement of Law in the jurisdiction of incorporation of any Subsidiary of the Borrower, any Sale or issuance by such Subsidiary of its own Stock constituting directors’ qualifying shares or nominal holdings;

(e) as long as no Default or Event of Default is continuing or would result therefrom, any Sale of property (other than as part of a Sale and Leaseback Transaction) of, or Sale or issuance of its own Stock or Stock Equivalents by, any Group Member (other than the Borrower) for at least fair market value (as determined in good faith by the Borrower) and, except for aggregate Sale consideration with a fair market value (as reasonably determined by the Borrower) of up to $25,000,000 in any Fiscal Year, payable at least 75% in cash or Cash Equivalents at or promptly after such sale or issuance; provided, however, that the aggregate consideration received for all such Sales made pursuant to this clause (e) after the Closing Date shall not at any time exceed 10% of Total Assets (and for purposes of the foregoing determination, no decrease in Total Assets following the time of any Sale shall apply to such Sale or any previous Sale);

(f) as long as no Default or Event of Default is continuing or would result therefrom, (i) any Sale of property to the P&G Joint Venture required under P&G JV Agreements or (ii) any Sale of the Group Members’ equity interests in the P&G Joint Venture pursuant to the P&G Call Option;

(g) as long as no Default or Event of Default is continuing or would result therefrom, any Sale of real property (including as part of a Sale and Leaseback Transaction) for fair market value payable in cash upon such sale; provided, however, that the aggregate consideration received after the Closing Date for all such Sales shall not exceed $200,000,000;

(h) so long as no Default or Event of Default is continuing or would result therefrom, to the extent necessary to satisfy any Requirement of Law in any applicable jurisdiction in connection with a Permitted Acquisition, any Sale of assets so long as (w) such assets are sold, transferred or disposed of on or prior to the date required by such Requirement of Law, (x) the Borrower or its respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower) for such Sale, (y) the aggregate amount of the gross proceeds from the sale of such assets shall not exceed 20% of the consolidated fair market value (as determined in good faith by the Borrower) of the respective Proposed Acquisition Target and (z) at least 75% of the consideration received by the Borrower or such Subsidiary shall be in the form of cash or Cash Equivalents and shall be paid at or promptly after the time of closing of such Sale; and

(i) the consummation of any Designated Sale so long as (x) no Default or Event of Default is continuing or would result therefrom, (y) any such Designated Sale is for at least fair market value (as determined in good faith by the Borrower) and (z) substantially all of the purchase price consideration received by the Borrower or its applicable Subsidiary shall be in the form of cash or Cash Equivalents and, other than in respect of post-closing adjustments relating to working capital, cash balances indebtedness and other specified liabilities and other similar adjustments, be paid at or promptly after the time of the consummation of such Designated Sale.

Section 8.5 Restricted Payments. No Group Member shall, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for the following:

(a) (i) Restricted Payments (A) by any Loan Party (other than the Borrower) to any other Loan Party and (B) by any Group Member that is not a Loan Party to any Group Member and (ii) dividends and distributions by any Subsidiary of the Borrower that is not a Wholly Owned Subsidiary to any holder of its Stock, to the extent made to all such holders ratably according to their ownership interests in such Stock;

(b) dividends and distributions declared and paid on Stock or Stock Equivalents of any Group Member ratably to the holders thereof and payable only in Stock that is not Disqualified Stock of such Group Member (and cash payments in lieu of the issuance of fractional shares in connection therewith);

(c) the redemption, purchase or other acquisition or retirement for value by the Borrower of its common Stock (or Stock Equivalents with respect to its common Stock) (A) from any present or former employee, director or officer (or the assigns, estate, heirs or current or former spouses thereof) of any Group Member upon the death, disability or termination of employment of such employee, director or officer; provided, however, that the amount of such cash payments paid in any Fiscal Year shall not exceed $15,000,000 in the aggregate or (B) from any other Person; provided, however, that the amount of such cash payments paid in any Fiscal Year in reliance upon this clause (B) shall not exceed $15,000,000 in the aggregate, provided, further however, that no action that would otherwise be permitted hereunder in reliance upon this clause (c) shall be permitted if a Default or an Event of Default is then continuing or would result therefrom;

(d) (i) conversion, exchange or exercise of Stock or Stock Equivalents of the Borrower or convertible Indebtedness (including the Existing 2016 Subordinated Convertible Notes or any convertible Permitted Additional Debt) into or for Stock or Stock Equivalents of the Borrower (other than Disqualified Stock) (and cash payments in lieu of the issuance of fractional shares in connection therewith) and (ii) any payment, redemption, purchase, defeasance or other satisfaction (or setting apart any property for any such purpose) in respect of (including Permitted Refinancings of) convertible Indebtedness not prohibited by Section 8.6 or any subordination provisions with respect thereto;

(e) (i) so long as (x) no Default or Event of Default exists at the time of payment thereof or would result therefrom and (y) the Borrower is in compliance, on a Pro Forma Basis, with the financial covenant set forth in Article V as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on such day, Permitted Stock Repurchases and (ii) any retirement, termination, defeasance or cancellation of any Stock or Stock Equivalents of any Loan Party held in its treasury so long as no cash payment is made in respect thereof;

(f) so long as no Default or Event of Default exists at the time of payment thereof or would result therefrom, payment by the Borrower of cash dividends on the Borrower’s common Stock or Preferred Stock to the holders thereof; provided, however, that the aggregate amount of all cash dividends paid in any Fiscal Year in reliance upon this clause (f) shall not exceed $25,000,000;

(g) the Borrower may make scheduled interest payments on its Junior Indebtedness in accordance with the terms thereof and may make other payments in respect thereof to the extent not prohibited by Section 8.6, in each case to the extent that such Junior Indebtedness constitutes Stock Equivalents of the Borrower and any such payment in respect thereof is not otherwise prohibited by, or violates the terms of, any subordination provisions of such Junior Indebtedness; and

(h) other Restricted Payments in an aggregate amount not to exceed the Available Amount as in effect immediately prior to the respective Restricted Payment, so long as (i) no Default or Event of Default is continuing or would result from such Restricted Payment and (ii) the Borrower shall be in compliance, on a Pro Forma Basis, with a Consolidated Secured Leverage Ratio of no greater than 4.00:1.00 as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on such day.

Section 8.6 Payments on Junior Indebtedness. No Group Member shall (x) prepay, purchase, redeem, repurchase, defease or otherwise satisfy, in each case prior to any scheduled maturity or amortization thereof, any Junior Indebtedness or set apart any property for such purpose, whether directly or indirectly and whether to a sinking fund, a similar fund or otherwise, or (y) make any payment in violation of any subordination terms of any Subordinated Debt (each of preceding clauses (x) and (y), a “Restricted Debt Payment”); provided, however, that each Group Member may, to the extent otherwise permitted by the Loan Documents, do each of the following:

(a) prepay, purchase, redeem, repurchase, defease or otherwise satisfy prior to any scheduled maturity or amortization thereof (or set apart any property for such purpose), or otherwise repay at any time and from time to time, up to $150,000,000 in aggregate principal amount outstanding under the Existing 2016 Subordinated Convertible Notes (including in conjunction with any conversion, exchange or other transaction with respect thereto permitted under Section 8.6(b) and/or any refinancing thereof permitted under Section 8.6(c)), together with (i) any applicable redemption, repurchase, prepayment, tender offer, conversion, exchange, make-whole or other similar premiums or payments in connection therewith (whether payable in cash, Borrower common Stock or other consideration otherwise permitted hereunder) and (ii) any consent or similar fees relating to any amendments or other changes in the terms of the Existing 2016 Subordinated Convertible Notes in connection therewith (or otherwise (A) defease or satisfy and discharge principal amounts outstanding thereunder in accordance with the terms of the Existing Notes Documents relating thereto or (B) deposit with the Collateral Agent cash as security for the benefit of the Secured Parties as contemplated by Section 1.3(a) with respect to the Existing 2016 Subordinated Convertible Notes) so long as (i) the Borrower shall be in compliance, on a Pro Forma Basis, with the financial covenant set forth in Article V as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on such day (after giving effect to (x) such Restricted Debt Payment, (y) such defeasance or satisfaction and discharge in accordance with the respective terms of the applicable Existing Notes Documents or (z) such deposit with the Collateral Agent of cash as security for the benefit of the Secured Parties) and (ii) as of the date of (x) such Restricted Debt Payment, (y) such defeasance or satisfaction and discharge in accordance with the respective terms of the applicable Existing Notes Documents or (z) such deposit with the Collateral Agent of cash as security for the benefit of the Secured Parties, and after giving effect thereto on such date, no Default or Event of Default shall be continuing;

(b) make or offer to make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on, or any redemption, purchase, retirement, defeasance or acquisition of, or any prepayment, repurchase or redemption, retirement or defeasance as a result of any asset sale, change in control or similar event of, any Junior Indebtedness, in each case, by delivery of or conversion into or exchange for, or, so long as no Default or Event of Default then exists or would result therefrom, out of the proceeds of a substantially concurrent issuance or sale of, Stock or Stock Equivalents of the Borrower (other than Disqualified Stock and other than Stock or Stock Equivalents issued or sold to a Subsidiary) (including cash payments in lieu of the issuance of fractional shares in connection therewith);

(c) so long as no Default or Event of Default then exists or would result therefrom, refinance all or any portion of any Junior Indebtedness with the proceeds of, or by exchange into Indebtedness constituting, a Permitted Refinancing in respect thereof or an issuance of Permitted Additional Debt, in each case in accordance with, and as permitted by the terms of, Section 8.1;

(d) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may prepay, purchase, redeem, repurchase, defease, satisfy and discharge or otherwise satisfy prior to any scheduled maturity or amortization thereof any Permitted Acquisition Debt under clause (a)(i) of the definition thereof (including any Permitted Refinancing thereof);

(e) make regularly scheduled interest and amortization payments only as and when due (to the extent that such payments are not prohibited by or in violation of any applicable subordination terms thereof); and

(f) prepay, purchase, redeem, repurchase, defease, satisfy and discharge or otherwise satisfy Junior Indebtedness in an aggregate amount not to exceed the Available amount as in effect immediately prior to such Restricted Debt Payment, so long as (i) no Default or Event of Default is continuing or would result (ii) the Borrower shall be in compliance, on a Pro Forma Basis, with a Consolidated Secured Leverage Ratio of no greater than 4.00:1.00 as of the last day of the last Fiscal Quarter for which Financial Statements have been delivered hereunder for the four Fiscal Quarter period ending on such day.

Section 8.7 Fundamental Changes. No Group Member shall (a) merge, consolidate, dissolve or amalgamate with any Person, (b) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (c) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting any line of business, division, branch, operating division or other unit operation of any Person, in each case except for the following: (i) to consummate any Permitted Acquisition, (ii) to consummate any Investment permitted under Section 8.3(k) or (m), (iii) any Sale permitted hereunder, (iv) the dissolution of the Inactive Subsidiaries, (v) the dissolution of Subsidiaries of the Borrower that are Wholly-Owned Subsidiaries so long as (x) the assets of such Wholly-Owned Subsidiary are distributed or transferred solely to its direct parent company which is the Borrower or a Wholly-Owned Subsidiary of the Borrower and (y) in the case of a dissolution of a Wholly-Owned Subsidiary that is a Loan Party, such direct parent company also shall be a Loan Party, (vi) the dissolution of Subsidiaries of the Borrower that are not Loan Parties so long as the assets of such Subsidiary are distributed or transferred solely to its equity holders ratably according to their ownership interests in such Subsidiary, (vii) the merger, consolidation or amalgamation of any Subsidiary of the Borrower with or into the Borrower or any other Subsidiary of the Borrower and (viii) the merger, consolidation or amalgamation of any Group Member (other than the Borrower) for the sole purpose, and with the sole material effect, of changing its State of organization within the United States; provided, however, that (A) in the case of any merger, consolidation or amalgamation involving the Borrower, the Borrower shall be the surviving Person, (B) in the case of any merger, consolidation or amalgamation involving any other Loan Party, a Loan Party shall be the surviving corporation and all actions required to maintain the perfection of the Lien of the

Collateral Agent on the Stock or property of such Loan Party shall have been made and (C) for the avoidance of doubt, in no event shall the Borrower’s jurisdiction of incorporation be changed to a non-U.S. jurisdiction, whether as a result of a merger or otherwise.

Section 8.8 Change in Nature of Business. (a) No Group Member shall carry on any business, operations or activities (whether directly, through a joint venture, in connection with a Permitted Acquisition or otherwise) substantially different from those carried on by the Borrower and its Subsidiaries at the Closing Date and business, operations and activities reasonably related thereto.

(b) None of the Inactive Subsidiaries shall engage in any material business, operations or activity, or hold any material amount of property, other than the following, (i) paying taxes and dividends permitted hereunder, (ii) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (iii) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Stock, (iv) defending or otherwise taking action deemed appropriate by such Inactive Subsidiary or any Group Member with respect to any liabilities of such Inactive Subsidiary, including any litigation, action or proceeding, including as set forth in Schedule 4.7, and (v) such other business, operations and activities consented to by the Administrative Agents; provided that nothing herein shall prohibit any Inactive Subsidiary from incurring or suffering to exist any Indebtedness or other liabilities or obligations permitted to be incurred by any other Loan Party under this Agreement so long as such Inactive Subsidiary remains a Guarantor under the Loan Documents.

Section 8.9 Transactions with Affiliates. No Group Member shall, except as otherwise expressly permitted herein or set forth on Schedule 8.9, enter into any other transaction directly or indirectly with, or for the benefit of, any Affiliate of the Borrower that is not a Loan Party (including Guaranty Obligations with respect to any obligation of any such Affiliate), except for (a) transactions in the ordinary course of business on a basis no less favorable to such Group Member as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower, (b) Restricted Payments, the proceeds of which, if received by the Borrower, are used as permitted by Section 8.5, (c) reasonable salaries and other reasonable director or employee compensation to officers and directors of any Group Member, (d)(i) any transaction with a P&G JV Company or any Subsidiary or member thereof pursuant to the P&G JV Agreements or (ii) other transactions with a P&G JV Company or any Subsidiary or member thereof for the manufacturing, packaging, supply or distribution of products or materials, or the provision of other administrative or operational services (whether on a transitional or ongoing basis), solely with respect to the consumer diagnostic business, so long as, with respect to this clause (ii), the Group Members’ charges for manufacturing such products is on a “cost-plus” basis, (e) any intercompany transaction among or between Group Members which are not Loan Parties, (f) subject to any applicable limitations in Section 8.3 (including the final paragraph thereof), any Guaranty Obligations by a Loan Party of any obligations of a Group Member that is not a Loan Party which is incurred in the ordinary course of business of such non-Loan Party, (g) any Group Member that is not a Loan Party may issue to any Loan Party any note evidencing an obligation of such non-Loan Party owing to such Loan Party and (h) any Guaranty Obligations by a Group Member of any Indebtedness of an Unrestricted Subsidiary to the extent permitted by Section 8.1(p).

Section 8.10 Third-Party Restrictions on Indebtedness, Liens, Investments or Restricted Payments. No Group Member shall incur or otherwise suffer to exist or become effective or remain liable on or responsible for any legally effective Contractual Obligation limiting the ability of (a) any Subsidiary of the Borrower to make Restricted Payments to, or Investments in, or repay Indebtedness or otherwise Sell property to, any Group Member or (b) any Group Member to incur or suffer to exist any Lien upon any property of any Group Member, whether now owned or hereafter acquired, securing any of its Obligations (including any “equal and ratable” clause and any similar Contractual Obligation requiring, when a Lien is granted on any property, another Lien to be granted on such property or any other property), except, for each of clauses (a) and (b) above, (q) encumbrances or restrictions existing under or by reason of applicable law, (r) non-assignment provisions or other restrictions on transfer contained in any lease, license or other contract, (s) restrictions on the transfer of assets imposed under any agreement to Sell such assets to any Person pending the closing of such Sale, (t) restrictions (other than a restriction referenced in clause (b) above that would be applicable to any equity or other ownership interests that would be required to be pledged to secure any Obligations under the terms of the Loan Documents) under customary provisions in partnership agreements, limited liability company organizational or governance documents, joint venture agreements, corporate charters, stockholders’ agreements, and other similar agreements and documents on the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person, in each case, with respect to any Person that is not a Wholly Owned Subsidiary of the Borrower or a Guarantor, (u) encumbrances or restrictions pursuant to Contractual Obligations existing on the Closing Date and encumbrances or restrictions pursuant to Contractual Obligations arising after the Closing Date that are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, with respect to any Group Member(s) than those in effect on the Closing Date with respect to the relevant Group Member(s) (including any future Subsidiary) pursuant to agreements in effect on the Closing Date, (v) pursuant to the Loan Documents, (w) limitations on Liens on any property whose acquisition, repair, improvement or construction is financed by purchase money Indebtedness, Capitalized Lease Obligations or Permitted Refinancings permitted hereunder in reliance upon Section 8.1(b), (c) or (l) set forth in the Contractual Obligations governing such Indebtedness, Capitalized Lease Obligations, or Permitted Refinancing or Guaranty Obligations with respect thereto, (x) pursuant to the Existing Notes Indentures (including the guarantees thereunder), any Permitted Additional Debt Document and any Permitted Refinancing of any of the foregoing, (y) encumbrances or restrictions pursuant to Contractual Obligations entered into after the Closing Date governing Indebtedness permitted hereunder in reliance upon Section 8.1(k) and (z) encumbrances or restrictions pursuant to Contractual Obligations (i) governing Indebtedness of the type described in subclause (a)(ii) of the definition of “Permitted Acquisition Debt” permitted hereunder in reliance upon Section 8.1(i), or (ii) entered into after the Closing Date governing Indebtedness permitted hereunder in reliance upon Section 8.1(j) or Section 8.1(l), that, in the case of this clause (ii), are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, with respect to any Subsidiary than those in effect on the Closing Date with respect to that Subsidiary (or any future Subsidiary) pursuant to this Agreement.

Section 8.11 Modification of Certain Documents. No Group Member shall do any of the following:

(a) waive or otherwise modify any term of, or provide any consent under, any Constituent Document of, or otherwise change the capital structure of, any Group Member (including the terms of any of their outstanding Stock or Stock Equivalents), in each case except for those modifications, consents and waivers that (x) do not elect, or permit the election, to treat the Stock or Stock Equivalents of any limited liability company (or similar entity) as certificated and (y) do not materially adversely affect the interests of any Secured Party under the Loan Documents or in the Collateral;

(b) waive or otherwise modify any term of (w) any Subordinated Debt, if in any case the effect thereof on such Subordinated Debt is to (i) increase the interest rate, (ii) change the due dates for principal or interest, other than to extend such dates, (iii) modify any default or event of default in any material respect, other than to delete it or make it less restrictive, (iv) add any material covenant with respect thereto, (v) modify any subordination provision (if applicable) in any manner adverse to the Lenders, (vi) modify any redemption or prepayment provision in any material respect adverse to the Lenders or more burdensome on the Borrower or any of its Subsidiaries, other than to extend the dates therefor or to reduce the premiums or any other amounts payable in connection therewith or (vii) materially increase any obligation of any Group Member or confer additional material rights to the holder of such Indebtedness in a manner adverse to any Group Member or any Secured Party (provided that these limitations shall not restrict or prohibit any Permitted Refinancing of such Subordinated Debt to the extent provided for under Section 8.1 and in compliance with the terms of the definition of “Permitted Refinancing”), (x) any Permitted Acquisition Debt (including any Permitted Refinancing thereof) to the extent that such Permitted Acquisition Debt (or such Permitted Refinancing thereof) in the amended or modified form would not be permitted to be incurred or issued at such time in accordance with Section 8.1(i) and the definition thereof), (y) any Permitted Additional Debt or any Permitted Additional Debt Document relating thereto (including any Permitted Refinancing thereof) to the extent that such Permitted Additional Debt or Permitted Additional Debt Document relating thereto (or such Permitted Refinancing thereof) in the amended or modified form would not be permitted to be incurred or issued at such time in accordance with Section 8.1(n) and the definition thereof) or (z) without limiting the provisions of clause (w) above, any Existing Notes or any Existing Notes Documents (including any Permitted Refinancing thereof) in a manner that shortens the maturity date of such Indebtedness or provides for a shorter Weighted Average Life to Maturity (provided that this clause (z) shall not restrict or prohibit any Permitted Refinancing of any Existing Notes to the extent provided for under Section 8.1 and in compliance with the terms of the definition of “Permitted Refinancing”); provided that nothing in this clause (b) shall limit any transaction permitted by Section 8.6;

(c) amend, or enter into supplementary agreements with respect to, the P&G JV Agreements in a manner which could reasonably be expected to have a Material Adverse Effect without the prior written consent of Administrative Agents; provided that the Borrower shall provide the Administrative Agents with a copy of any such material amendment or supplementary agreement; and

(d) permit any Indebtedness (other than (x) the Obligations (including any Specified Refinancing Term Loans and Specified Refinancing Revolving Commitments incurred or issued in accordance with this Agreement and that rank pari passu in right of payment and security with the Loans) and (y) any Permitted Additional Debt that ranks pari passu in right of payment and security with the Loans) to qualify as “Designated Senior Debt” or “Designated Senior Indebtedness”, as applicable, under each of the Existing Subordinated Notes Indentures or permit the Obligations to cease qualifying as “Designated Senior Debt” or “Designated Senior Indebtedness”, as applicable, under each of the Existing Subordinated Notes Indentures, any Permitted Additional Debt Document that constitutes Subordinated Debt or any Permitted Refinancing thereof.

Section 8.12 Accounting Changes; Fiscal Year. No Group Member shall change its (a) accounting treatment or reporting practices, except as required by GAAP or any Requirement of Law or (b) its fiscal year or its method for determining fiscal quarters or fiscal months.

Section 8.13 Compliance with ERISA. No ERISA Affiliate shall cause or suffer to exist (a) any event that could result in the imposition of a Lien with respect to any Title IV Plan or Multiemployer Plan or (b) any other ERISA Event, that would, in the aggregate, have a Material Adverse Effect. No Group Member shall cause or suffer to exist any event that could result in the imposition of a Lien with respect to any Benefit Plan.

Section 8.14 Use of Proceeds. The Borrower will not, and will not permit any Group Member to, use proceeds or Letters of Credit of any of the Facilities (i) for the purposes of financing the activities or business of, other transactions with, or investments in, any Designated Person or any Person otherwise the target of Sanctions Laws and Regulations or Anti-Terrorism Laws or (ii) in contravention of any Anti-Money Laundering Laws, Anti-Corruption Laws, Sanctions Laws and Regulations or Anti-Terrorism Laws.

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1 Definition. Each of the following shall be an Event of Default:

(a) the Borrower shall fail to pay (i) any principal of any Loan or any L/C Reimbursement Obligation when the same becomes due and payable or (ii) any interest on any Loan, any fee under any Loan Document or any other Obligation (other than those set forth in clause (i) above) and, in the case of this clause (ii), such non-payment continues for a period of 5 Business Days after the due date therefor; or

(b) any representation, warranty or certification made or deemed made by or on behalf of any Loan Party (or any Responsible Officer thereof) in any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(c) any Loan Party shall fail to comply with (i) Section 2.20(a)(ii), any provision of Article V, Section 6.2(a), 7.1(a), 7.9 or Article VIII or (ii) any other provision of any Loan Document if, in the case of this clause (ii), such failure shall remain unremedied for 30 days after the earlier of (A) the date on which a Responsible Officer of the Borrower becomes aware of such failure and (B) the date on which notice thereof shall have been given to the Borrower by either Administrative Agent or the Required Lenders; provided that an Event of Default under Article V shall not constitute an Event of Default for purposes of any Facility not entitled to the benefits of such Article V unless and until the Pro Rata Administrative Agent (with the consent, or at the request, of the Required Pro Rata Lenders) has actually terminated the Pro Rata Commitments then in effect and declared all outstanding Pro Rata Loans to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before such date; or

(d) (i) any Group Member (other than an Immaterial Subsidiary) shall fail to make any payment when due (after giving effect to any applicable grace or cure period) (whether due because of scheduled maturity, required prepayment provisions, acceleration, demand or otherwise) on any Indebtedness of any such Group Member (other than the Obligations or any Hedging Agreement) and, in each case, such failure relates to Indebtedness having an aggregate principal amount of $50,000,000 or more, (ii) any other event shall occur or condition shall exist under any Contractual Obligation relating to any such Indebtedness (after giving effect to any applicable grace or cure period) if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid, redeemed, defeased or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

(e) (i) any Group Member (other than an Immaterial Subsidiary) shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against any such Group Member seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, composition of it or its debts or any similar order, in each case under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee, conservator, liquidating agent, liquidator, other similar official or other official with similar powers, in each case for it or for any substantial part of its property and, in the case of any such proceedings instituted against (but not by or with the consent of) any Group Member (other than an Immaterial Subsidiary), either such proceedings shall remain undismissed or unstayed for a period of 60 days or more or any action sought in such proceedings shall occur, or (iii) any Group Member (other than an Immaterial Subsidiary) shall take any corporate or similar action or any other action to authorize any action described in clause (i) or (ii) above; or

(f) one or more judgments, orders or decrees (or other similar process) shall be rendered against any Group Member (other than an Immaterial Subsidiary) (i)(A) in the case of money judgments, orders and decrees, involving an aggregate amount (excluding amounts adequately covered by insurance payable to any such Group Member, to the extent the relevant insurer has not denied coverage therefor) of $50,000,000 or more or (B) otherwise, that would have, either individually or in the aggregate, a Material Adverse Effect and (ii)(A) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order or decree or (B) such judgment, order or decree shall not have been vacated or discharged for a period of 30 consecutive days and there shall not be in effect (by reason of a pending appeal or otherwise) any stay of enforcement thereof; or

(g) except pursuant to a valid, binding and enforceable termination or release permitted under the Loan Documents and executed by the Collateral Agent and/or the Administrative Agents or as otherwise expressly permitted under any Loan Document, (i) any provision of any Loan Document shall, at any time after the delivery of such Loan Document, fail to be valid and binding on, or enforceable against, any Loan Party party thereto in any material respect, (ii) any Loan Document purporting to grant a Lien to secure any Obligation shall, at any time after the delivery of such Loan Document, fail to create a valid and enforceable Lien on any Collateral (other than an immaterial portion thereof) purported to be covered thereby or such Lien shall fail or cease to be a perfected Lien with the priority required in the relevant Loan Document or (iii) any subordination provision set forth in any Existing Subordinated Notes Indenture, any Permitted Additional Debt that constitutes Subordinated Debt with an aggregate principal amount of $50,000,000 or more or any Permitted Refinancing of any of the foregoing shall, in whole or in part, terminate or otherwise fail or cease to be valid and binding on, or enforceable against any holder of the relevant Subordinated Debt (or any trustee therefor), or any Group Member shall state in writing that any of the events described in clause (i), (ii) or (iii) above shall have occurred; or

(h) there shall occur any Change of Control.

Section 9.2 Remedies. During the continuance of any Event of Default, the Administrative Agents together may, and, at the request of the Required Lenders, shall, in each case by notice to the Borrower and in addition to any other right or remedy provided under any Loan Document or by any applicable Requirement of Law, do each or any of the following: (a) declare all or any portion of the Commitments terminated, whereupon the Commitments shall immediately be reduced by such portion or, in the case of a termination in whole, shall terminate together with any obligation any Lender may have hereunder to make any Loan and any L/C Issuer may have hereunder to Issue any Letter of Credit, (b) declare immediately due and payable all or part of any Obligation (including any accrued but unpaid interest thereon), whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice or other requirements of any kind, all of which are hereby expressly waived by the Borrower (and, to the extent provided in any other Loan Document, other Loan Parties); provided, however, that, effective immediately upon the occurrence of any Event of Default specified in Section 9.1(e)(ii) with respect to the Borrower, (x) the Commitments of each Lender to make Loans and the commitment of each L/C Issuer to Issue Letters of Credit shall each automatically be terminated and (y) each Obligation (including in each case any accrued all accrued but unpaid interest thereon) shall automatically become and be due and payable, without presentment, demand, protest or further notice or other requirement of any kind, all of which are hereby expressly waived by the Borrower (and, to the extent provided in any other Loan Document, any other Loan Party), (c) take the actions described in Section 9.3, and (d) exercise (and/or direct the Collateral Agent to exercise) any other remedies which may be available under the Loan Documents or applicable law.

Notwithstanding anything to the contrary, if the only Events of Default then having occurred and continuing are pursuant to a failure to observe any of the provisions of Article V, only the Pro Rata Administrative Agent may take the actions set forth in this Section 9.2.

Section 9.3 Actions in Respect of Letters of Credit. At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in L/C Cash Collateral Accounts shall be less than 105% of the L/C Obligations for all Letters of Credit at such time and (iii) as required by Section 2.12, the Borrower shall pay to the Applicable Administrative Agent in immediately available funds at the Applicable Administrative Agent’s office referred to in Section 11.11, for deposit in a L/C Cash Collateral Account, the amount required so that, after such payment, the aggregate funds on deposit in the L/C Cash Collateral Accounts equal or exceed 105% of the L/C Obligations for all Letters of Credit at such time (not to exceed, in the case of clause (iii) above, the payment to be applied pursuant to Section 2.12 to provide cash collateral for Letters of Credit).

ARTICLE X

THE ADMINISTRATIVE AGENTS

Section 10.1 Appointment and Duties.

(a) Appointment of Agents. Each Lender and each L/C Issuer hereby irrevocably designates and appoints (x) GE Capital (together with any successor Pro Rata

Administrative Agent and Collateral Agent pursuant to Section 10.9) as the Pro Rata Administrative Agent and Collateral Agent hereunder and under the other Loan Documents and (y) Goldman (together with any successor B Term Loan Administrative Agent pursuant to Section 10.9) as the B Term Loan Administrative Agent hereunder and under the other Loan Documents, and authorizes each Agent to (i) execute and deliver the Loan Documents to which it is to be a party and accept delivery thereof on its behalf from any Group Member, (ii) take such action on its behalf and exercise all rights, powers and remedies and perform the duties as are expressly delegated to each such Agent under the Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b) Duties as Collateral and Disbursing Agent. Without limiting the generality of clause (a) above, the Agents shall have the sole and exclusive right and authority (to the exclusion of the Lenders and L/C Issuers), and are hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders and the L/C Issuers with respect to all payments and collections arising in connection with the Loan Documents (including in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Secured Party is hereby authorized to make such payment to the applicable Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 9.1(e)(ii) or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) in the case of the Collateral Agent, (x) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (y) manage, supervise and otherwise deal with the Collateral and (z) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (iv) except as may be otherwise specified in any Loan Document, exercise all remedies given to the Agents and the other Secured Parties with respect to the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (v) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that the Collateral Agent hereby appoints, authorizes and directs each other Agent, Lender and L/C Issuer to act as collateral sub-agent for the Agents, the Lenders and the L/C Issuers for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by a Loan Party with, and cash and Cash Equivalents held by, such other Agent, Lender or L/C Issuer, and may further authorize and direct the other Agents, the Lenders and the L/C Issuers to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to the Collateral Agent or any other Agent, and each Agent, Lender and L/C Issuer hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(c) Limited Duties. Under the Loan Documents, each Agent (i) is acting solely on behalf of the Lenders and the L/C Issuers (except to the limited extent provided in Section 2.14(b) with respect to the Register and in Section 11.11), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agents”, “Pro Rata Administrative Agent”, “B Term Loan Administrative Agent”, “Collateral Agent”, “Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document to refer to the Applicable Administrative Agent or the Collateral Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender, L/C Issuer or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender and L/C Issuer hereby waives and agrees not to assert any claim against the Agents based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above. The provisions of this Section 10 are solely for the benefit of the Agents, the Lenders and the L/C Issuers, and no Loan Party or Subsidiary thereof shall have any rights as a third party beneficiary of any such provisions. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Loan Document, or any fiduciary relationship with any Lender, other Secured Party or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. In performing its functions and duties hereunder, each Agent shall act solely as agent of the Lenders and the L/C Issuers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

Section 10.2 Binding Effect. Each Lender and each L/C Issuer agrees that (i) any action taken by the Agents or the Required Lenders (or, if expressly required or permitted hereby, a greater or other proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by any Agent in reliance upon the instructions of Required Lenders (or, where so required or permitted, such greater or other proportion) and (iii) the exercise by any Agent or the Required Lenders (or, where so required or permitted, such greater or other proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.

Section 10.3 Use of Discretion.

(a) No Action without Instructions. The Agents shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection, except any action it is required to take or omit to take (i) under any Loan Document or (ii) pursuant to instructions from the Required Lenders (or, where expressly required or permitted by the terms of this Agreement, a greater or other proportion of the Lenders).

(b) Right Not to Follow Certain Instructions. Notwithstanding clause (a) above, no Agent shall be required to take, or to omit to take, any action (i) unless, upon demand, such Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to such Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against such Agent or any Related Person thereof or (ii) that is, in the opinion of any Agent or its counsel, contrary to any Loan Document or applicable Requirement of Law.

Section 10.4 Delegation of Rights and Duties. Each Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Secured Party). Any such Person shall benefit from this Article X to the extent provided by any Agent.

Section 10.5 Reliance and Liability. (a) The Agents may, without incurring any liability hereunder, (i) treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 11.2(e), (ii) rely on the applicable Register to the extent set forth in Section 2.14, (iii) consult with any of their respective Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, any Loan Party) and (iv) rely and act upon any document and information (including those transmitted by Electronic Transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties. Each Administrative Agent hereby agrees that it shall furnish to the other Applicable Administrative Agent, upon its request, a copy of the Register maintained by such Applicable Administrative Agent.

(b) None of the Agents nor their respective Related Persons shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document or (ii) subject to any fiduciary or other similar implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, and each Lender, each L/C Issuer and the Borrower hereby waive and shall not assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of any Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, the Agents:

(i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders (or, where expressly required or permitted by the terms of this Agreement, a greater or other proportion of the Lenders) or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of an Agent, when acting on behalf of such Agent);

(ii) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

(iii) make no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Loan Party in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Loan Party, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by any Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by any Agent in connection with the Loan Documents;

(iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Loan Party or any Subsidiary thereof or as to the existence or continuation or possible occurrence or continuation of any Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from the Borrower, any Lender or L/C Issuer describing such Default or Event of Default clearly labeled “notice of default” (in which case the applicable Agent shall promptly give notice of such receipt to all Lenders); and

(v) anything contained herein to the contrary notwithstanding, shall not have any liability arising from confirmations of the amount of outstanding Loans or the L/C Exposure or the component amounts thereof;

and, for each of the items set forth in clauses (i) through (iv) above, each Lender, L/C Issuer and the Borrower hereby waives and agrees not to assert (and the Borrower shall cause each other Loan Party to waive and agree not to assert) any right, claim or cause of action it might have against the Agents based thereon.

Section 10.6 Agents Individually. The Agents and their respective Affiliates may make loans and other extensions of credit to, acquire Stock and Stock Equivalents of, engage in any kind of business with, any Loan Party or Affiliate thereof as though it were not acting as an Agent and may receive separate fees and other payments therefor. To the extent any Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Revolving Credit Lender”, “Term Loan Lender”, “Majority Lenders”, “Required Lenders”, “Required Revolving Credit Lenders”, “Required Pro Rata Lenders”, “Required B Term Loan Lenders” and “Required Term Loan Lenders” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, any Agent or such Affiliate, as the case may be, in its individual capacity as Lender, Revolving Credit Lender, Term Loan Lender or as one of the Majority Lenders, Required Lenders, Required Revolving Credit Lenders, Required Pro Rata Lenders or Required Term Loan Lenders, respectively.

Section 10.7 Lender Credit Decision. Each Lender and each L/C Issuer acknowledges that it shall, independently and without reliance upon any Agent, any Lender or any L/C Issuer or any of their Related Persons or upon any document (including the Disclosure Documents) solely or in part because such document was transmitted by any Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Loan Party and its Subsidiaries and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document to be transmitted by any Agent to the Lenders or L/C Issuers, no Agent shall have any duty or responsibility to provide any Lender or L/C Issuer with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Loan Party or any Affiliate of any Loan Party that may come into the possession of any Agent or any of its Related Persons. Each Lender, by delivering its signature page to this Agreement or an Assignment and funding its Loan, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, the Required Lenders or the Lenders, as applicable, on the Closing Date.

Section 10.8 Expenses; Indemnities. (a) Each Lender agrees to reimburse each Agent and each of its Related Persons (to the extent not reimbursed by any Loan Party) promptly upon demand for such Lender’s Pro Rata Share with respect to the Facilities of any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and Other Taxes paid in the name of, or on behalf of, any Loan Party) that may be incurred by any Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding or otherwise) of, or legal advice in respect of its rights or responsibilities under, any Loan Document.

(b) Each Lender further severally agrees to indemnify the Agents and each of their respective Related Persons (to the extent not reimbursed by any Loan Party) from and against such Lender’s aggregate Pro Rata Share with respect to the Facilities of the Liabilities (including taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to on or for the account of any Lender) that may be at any time (whether before or after payment of the Loans) imposed on, incurred by or asserted against any Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document, the Transactions or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by any Agent or any of its Related Persons under or with respect to any of the foregoing (IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF ANY AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES); provided, however, that no Lender shall be liable to any Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of such Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final and non-appealable judgment or order.

Section 10.9 Resignation of Agent or L/C Issuer. (a) Either Administrative Agent may resign as Pro Rata Administrative Agent or B Term Loan Administrative Agent, as applicable, at any time by delivering notice of such resignation to the Lenders, such other Applicable Administrative Agent and the Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective; provided that any resignation by the Pro Rata Administrative Agent as such shall also constitute a resignation by the Pro Rata Administrative Agent as Collateral Agent. If the Pro Rata Administrative Agent or B Term Loan Administrative Agent delivers any such notice, (x) in the case of the Pro Rata Administrative Agent, the Required Pro Rata Lenders shall have the right to appoint a successor Pro Rata Administrative Agent (and Collateral Agent) and (y) in the case of the B Term Loan Administrative Agent, the Required B Term Loan Lenders shall have the right to appoint a successor B Term Loan Administrative Agent. If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Pro Rata Administrative Agent (or Collateral Agent) or B Term Loan Administrative Agent, as applicable, has been appointed by the Required Pro Rata Lenders or B Term Loan Lenders, as applicable, and has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a B Term Loan Administrative Agent or Pro Rata Applicable Administrative Agent (and, if applicable, Collateral Agent), as applicable, from among the Lenders. If neither the Required Pro Rata Lenders nor the Required B Term Loan Lenders, as applicable, nor the B Term Loan Administrative Agent or Pro Rata Applicable Administrative Agent, as applicable, have appointed a successor B Term Loan Administrative Agent or Pro Rata Applicable Administrative Agent (and it applicable, Collateral Agent), as applicable, (x) in the case of the resignation of the Pro Rata Administrative Agent, the Required Pro Rata Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning Pro Rata Administrative Agent (and if applicable, Collateral Agent) and (y) in the case of the resignation of the B Term Loan Administrative Agent, the Required B Term Loan Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the resigning B Term Loan Administrative Agent ; provided that, in the case of a resignation of the Pro Rata Administrative Agent, until a successor Pro Rata Administrative Agent is so appointed by the Required Pro Rata Lenders or the Pro Rata Administrative Agent, any Collateral held by the Pro Rata Administrative Agent in its role as Collateral Agent on behalf of the Lenders or any other Secured Party under any of the Loan Documents shall continue to be held by the resigning Pro Rata Administrative Agent as Collateral Agent as nominee until such time as a successor Pro Rata Administrative Agent is appointed. After any resigning Administrative Agent’s resignation as an Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent hereunder. Any successor Pro Rata Administrative Agent appointed pursuant to this Section 10.9 shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder. Each appointment under this clause (a) shall be subject to the prior consent of the Borrower, which may not be unreasonably withheld but shall not be required during the continuance of an Event of Default.

(b) Effective immediately upon its resignation, (i) the retiring Agent shall be discharged from its duties and obligations under the Loan Documents, (ii) the Lenders shall assume and perform all of the duties of such retiring Agent until a successor Agent shall have accepted a valid appointment hereunder, (iii) the retiring Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Agent was, or because such Agent had been, validly acting as an Agent under the Loan Documents and (iv) subject to its rights under Section 10.3, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. Effective immediately upon its acceptance of a valid appointment as Agent a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Agent under the Loan Documents.

(c) Notwithstanding anything to the contrary contained herein, any L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer; provided that, on or prior to the expiration of such 30-day period with respect to such resignation, the L/C Issuer shall have identified, in consultation with the Borrower, a successor L/C Issuer willing to accept its appointment as successor L/C Issuer. In the event of any such resignation of an L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer hereunder; provided that, no failure by the Borrower to appoint any such successor shall affect the resignation of the L/C Issuer. Upon such resignation, the L/C Issuer shall remain an L/C Issuer and shall retain its rights and obligations in its capacity as such (other than any obligation to Issue Letters of Credit but including the right to receive fees or to have Lenders participate in any L/C Reimbursement Obligation thereof) with respect to Letters of Credit issued by such L/C Issuer prior to the date of such resignation and shall otherwise be discharged from all other duties and obligations under the Loan Documents.

Section 10.10 Release of Collateral or Guarantors. Each Lender and L/C Issuer hereby consents to the release and hereby directs the Agents to release (or, in the case of clause (b)(ii) below, release or subordinate) the following:

(a) any Subsidiary of the Borrower from its guaranty of any Obligation of any Loan Party if either (x) all of the Securities of such Subsidiary owned by any Group Member are Sold in a Sale permitted under the Loan Documents (including pursuant to a waiver or consent), to the extent that, after giving effect to such Sale, such Subsidiary would not be required to guaranty any Obligations pursuant to Section 7.10 or (y) such Subsidiary is designated as an Unrestricted Subsidiary in accordance with the terms of this Agreement; and

(b) any Lien held by the Collateral Agent or any other Agent for the benefit of any of the Secured Parties against (i) any Collateral that is Sold by a Loan Party in a Sale permitted by the Loan Documents (including pursuant to a valid waiver or consent), to the extent all Liens required to be granted in such Collateral pursuant to Section 7.10 after giving effect to such Sale have been granted, (ii) any property subject to a Lien permitted hereunder in reliance upon Section 8.2(d) or (e), (iii) any Collateral owned by a Guarantor that is released from its guaranty as provided in Section 10.10(a) and (iv) all of the Collateral and all Loan Parties, upon (A) termination of the Commitments, (B) payment and satisfaction in full of all Loans, all L/C Reimbursement Obligations and all other Obligations that the either Administrative Agent has been notified in writing are then due and payable by the holder of such Obligation, (C) deposit of cash collateral with respect to all contingent Obligations (other than contingent indemnification obligations as to which no claim has been asserted) (or, in the case of any L/C Obligation, a back-up letter of credit has been issued), in amounts and on terms and conditions and with parties satisfactory to the Administrative Agents and each Indemnitee that is owed such Obligations and (D) to the extent requested by any Agent, receipt by the Secured Parties of liability releases from the Loan Parties, each in form and substance reasonably acceptable to the Agents.

Each Lender and L/C Issuer hereby directs the Agents, and the Agents hereby agree, upon receipt of reasonable advance notice from the Borrower, to execute and deliver or file such documents and to perform other actions reasonably necessary to release the guaranties and Liens when and as directed in this Section 10.10.

Section 10.11 Additional Secured Parties. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender or L/C Issuer as long as, by accepting such benefits, such Secured Party agrees, as among the Agents and all other Secured Parties, that such Secured Party is bound by (and, if requested by any Agent, shall confirm such agreement in a writing in form and substance acceptable to the Agents) this Article X, Section 11.8 , Section 11.9 and Section 11.20 and the decisions and actions of the Agents and the Required Lenders (or, where expressly required or permitted by the terms of this Agreement, a greater or other proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 10.8 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) except as set forth specifically herein, each of the Agents, the Lenders and the L/C Issuers shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document.

Section 10.12 Titles. Notwithstanding anything else to the contrary in this Agreement or any other Loan Document, no party hereto designated as a documentation agent, a syndication agent, an arranger or a bookrunner shall have any duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary duty to any Lender, L/C Issuer or any other Secured Party, and no implied covenants, functions, responsibilities, duties obligations or liabilities shall be read into this Agreement or otherwise exist against any such documentation agent, syndication agent, arranger or bookrunner, in such capacity.

Section 10.13 Withholding Taxes. To the extent required by any applicable law, either Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without duplication of the provisions of Section 2.17(e), if the Internal Revenue Service or any other Governmental Authority asserts a claim that such Administrative Agent did not properly withhold Taxes from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify such Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Taxes ineffective or for any other reason, or if such Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Taxes from such payment, such Lender shall severally indemnify such Administrative Agent fully for all amounts paid, directly or indirectly, by such Administrative Agent as Taxes or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Amendments, Waivers, Etc. (a) Except as otherwise expressly set forth in this Agreement or in any other Loan Document, no amendment or waiver of any provision of any Loan Document (other than the Fee Letters, the Control Agreements, the L/C Reimbursement Agreements, the Secured Hedging Agreements and the Secured Treasury Services Agreements and any other Loan Document executed pursuant to any of the foregoing) and no consent to any departure by any Loan Party therefrom shall be effective unless the same shall be in writing and signed by the Required Lenders (or by the Administrative Agents with the consent of the Required Lenders) and the applicable Loan Party, as the case may be; provided that, no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 3.2 or of any Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(ii) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest, without the written consent of each Lender directly and adversely affected thereby, it being understood that this clause (ii) shall not apply to (x) any waiver of (or amendment to the terms of) any mandatory prepayment of the Loans (other than pursuant to Section 2.6), (y) any change to the definition of “Consolidated

Secured Leverage Ratio” or in the component definitions thereof and (z) any waiver or amendment of Section 2.9(c) or any other provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase;

(iii) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Obligation, or any fees or other amounts payable hereunder or under any other Loan Document (or extend the timing of payments of such fees or other amounts) without the written consent of each Lender directly and adversely affected thereby, it being understood that this clause (iii) shall not apply to (x) any waiver of (or amendment to the terms of) any mandatory prepayment of the Loans (other than pursuant to Section 2.6), (y) any change to the definition of “Consolidated Secured Leverage Ratio” or in the component definitions thereof, or (z) any waiver or amendment of Section 2.9(c);

(iv) except as provided in Section 10.10 (as originally in effect), release all or substantially all of the Collateral, or release all or substantially all of the value of the Guaranties , in each case, without the consent of each Lender;

(v) change any provision of this Section 11.1 or the definition of “Required Revolving Credit Lenders”, “Required Tem Loan Lenders”, “Required Lenders”, “Majority Lenders” or “Required Pro Rata Lenders”, “Required B Term Loan Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents, without the written consent of each Lender directly and adversely affected thereby (it being understood that each Lender shall be directly and adversely affected by a change to the “Required Lenders” or “Pro Rata Share” definitions);

(vi) amend, modify or waive (A) any provision of any Loan Document so as to alter the ratable sharing of payments required thereby (including Sections 2.12 and 11.9) without the written consent of each Lender directly and adversely affected thereby or (B) the definition of “Term Loan Percentage” or “Revolving Credit Percentage” without the written consent of each Lender;

(vii) subordinate the Obligations under the Loan Documents to any other Indebtedness without the written consent of each Lender directly or adversely affected thereby;

(viii) permit assignment of rights and obligations of the Borrower hereunder without the written consent of each Lender;

(ix) amend Section 2.12(b) or Section 2.12(c) without the consent of each Lender directly and adversely affected thereby; or

(x) (1) waive any condition set forth in Section 3.2 or (2) amend, waive or otherwise modify any term or provision which directly affects Revolving Credit Lenders under one or more Tranches of Revolving Credit Commitments and does not directly affect Lenders under any other Tranche, in each case, without the written consent of the Majority Lenders under such applicable Tranche or Tranches of Revolving Credit Commitments (and in the case of multiple Tranches which are affected, such Revolving Lenders shall consent together as one Tranche) (it being understood that the written consent of the Required Lenders shall not be required for any waiver, amendment or other modification pursuant to this clause (x));

and provided, further, that (v) in the case of any amendment necessary to implement an Incremental Term Loan Facility in accordance with Section 2.19 (including any increase in the Applicable Margin applicable to existing Term Loans that becomes effective on the date on which any Incremental Amendment becomes effective) or any Incremental Revolving Credit Commitments in accordance with Section 2.19, only the consent of the Borrower, each Increasing Lender, each New Lender and the Applicable Administrative Agent as set forth in Section 2.19 shall be required to effect such amendment, (w) in the case of any Refinancing Amendment in accordance with Section 2.22, only the consent of the Borrower, each Lender providing such Specified Refinancing Term Loans or Specified Refinancing Revolving Credit Commitments and the Administrative Agents as set forth in Section 2.22 shall be required to effect such Refinancing Amendment, (x) in the case of any Extension Amendment in accordance with Section 2.23, only the consent of the Borrower, each Extending Lender and the Applicable Administrative Agent as set forth in Section 2.23 shall be required to effect such Extension Amendment, (y) no amendment, consent or waiver shall amend or otherwise modify any term or provision of (i) Article V, (ii) Section 9.1(c) (solely as it relates to Article V) or (iii) the definition of “Consolidated Secured Leverage Ratio” (or any of its component definitions (as used in Article V but not as used in other Sections of this Agreement)) without the written consent of the Required Pro Rata Lenders (and the consent of the Required Lenders shall not be required in connection therewith), and (z) no amendment, waiver or consent shall affect the rights or duties under any Loan Document of, or any payment to, any Agent (or otherwise modify any provision of Article X or the application thereof), the Swingline Lender, any L/C Issuer or any SPV that has been granted an option pursuant to Section 11.2(f) unless in writing and signed by, as the case may be, such Agent, the Swingline Lender, such L/C Issuer or such SPV in addition to any signature otherwise required. No amendment, modification or waiver of this Agreement or any Loan Document altering the ratable treatment of Obligations arising under Secured Hedging Agreements or Secured Treasury Services Agreements resulting in such Obligations being junior in right of payment to principal of the Loans or resulting in Obligations owing to any Secured Hedging Counterparty or any Secured Treasury Services Creditor being unsecured (other than releases of Liens in accordance with the terms hereof), in each case in a manner adverse to any Secured Hedging Counterparty or any Secured Treasury Services Creditor, as the case may be, shall be effective without the written consent of such Secured Hedging Counterparty or such Secured Treasury Services Creditor, as the case may be, or, in the case of a Secured Hedging Agreement provided or arranged by any Administrative Agent or an Affiliate thereof, such Administrative Agent. It is understood and agreed that the rights and benefits of any Secured Hedging Counterparty or any Secured Treasury Services Creditor under the Loan Documents consist exclusively of such Secured Hedging Counterparty’s or such Secured Treasury Service Creditor’s rights under this Section 11.1 and the right to share in payments and collections out of the Collateral as more fully set forth (and subject to the limitations set forth) herein and therein and to receive payments, if any, in accordance with Section 2.12(c).

(b) Each waiver or consent under any Loan Document shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party shall entitle any Loan Party to any notice or demand in the same, similar or other circumstances. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

(c) In addition, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agents and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, Revolving Loans, Incremental Term Loans, Incremental Revolving Credit Commitments, Extended Term Loans, Extended Revolving Loans or Swing Loans and L/C Obligations and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(d) Notwithstanding the foregoing, only the consent of the Borrower, the Required Lenders and the Majority Lenders under any Tranche directly and adversely affected thereby shall be required to waive the implementation of, or amend the definition of, the Scheduled A Term Loan Springing Maturity Date, the Scheduled B Term Loan Springing Maturity Date and/or the Scheduled Revolving Credit Springing Termination Date, as the case may be.

(e) Notwithstanding the foregoing, only the consent of the Borrower and the Collateral Agent shall be required to grant a new Lien for the benefit of the Secured Parties or to extend an existing Lien over additional property.

(f) Notwithstanding the foregoing, if, following the Closing Date, the Administrative Agents and the Borrower shall have agreed in their sole and absolute discretion that there is an ambiguity, inconsistency, defect or manifest error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agents and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within 5 Business Days following receipt of notice thereof (it being understood that the Administrative Agents have no obligation to agree to any such amendment).

Section 11.2 Assignments and Participations; Binding Effect.

(a) Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Collateral Agent, the Administrative Agents, each Lender and each L/C Issuer that such Lender or L/C Issuer has executed it. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, the Borrower (except for Article X), the Collateral Agent, the Administrative Agents, each Lender and L/C Issuer and, to the extent provided in Section 10.11, each other Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in Section 10.9), none of the Borrower, any L/C Issuer, the Collateral Agent or any Administrative Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

(b) Right to Assign. Each Lender may sell, transfer, negotiate or assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this Section 11.2(b), participations in L/C

Obligations and in Swing Loans) at the time owing to it) to (each an “Eligible Assignee”): (i) any existing Lender; provided that no such sale, transfer, negotiation or assignment may be made to any such Person that is, to the knowledge of such assigning Lender, a Defaulting Lender, (ii) any Affiliate or Approved Fund of any existing Lender; provided that no such sale, transfer, negotiation or assignment may be made to any such Person that is a natural person or, to the knowledge of such assigning Lender, a Defaulting Lender, or (iii) any other Person (other than a natural person, the Borrower or any of its Subsidiaries except as provided in Section 2.21) with the consent (which consent shall not be unreasonably withheld, conditioned or delayed) of (x) the Applicable Administrative Agent, and (y) in the case of any sale, transfer, negotiation or assignment of Revolving Credit Commitments (and related Obligations) only, (I) the Swingline Lender, (II) each L/C Issuer, and (III) as long as no Event of Default is continuing, the Borrower; provided, however, that (A) the Borrower shall be deemed to have consented to any such sale, transfer, negotiation or assignment unless it shall object thereto by written notice to the Applicable Administrative Agent within 5 Business Days after having received notice thereof, (B) such sales, transfers, negotiations or assignments do not have to be ratable between the Facilities but must be ratable among the Obligations owing to and the obligations owed by such Lender with respect to a Facility and (C) for each Facility, the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment or other sale, transfer, negotiation or assignment) of the Loans, Commitments and L/C Obligations subject to any such sale, transfer, negotiation or assignment shall be in a minimum amount of $1,000,000 in the case of a sale, transfer, negotiation or assignment of Term Loans and $5,000,000 in the case of a sale, transfer, negotiation or assignment of Revolving Loans and Revolving Credit Commitments, unless such sale, transfer, negotiation or assignment is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in such Facility or is made with the prior consent of the Borrower and the Applicable Administrative Agent. Assignments shall not be required to be pro rata among the Facilities. Notwithstanding the foregoing or anything to the contrary set forth herein, to the extent any Lender is required to assign any portion of its Commitments, Loans and other rights, duties and obligations hereunder in order to comply with applicable laws, such assignment may be made by such Lender without the consent of the Borrower, any Administrative Agent, any applicable L/C Issuer, the Swingline Lender or any other party hereto so long as such Lender complies with the requirements of Sections 11.2(b) and (c).

(c) Procedure. The parties to each sale, transfer, negotiation or assignment made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to the Applicable Administrative Agent an Assignment , which shall include, inter alia, a representation by the assignee that it is an Eligible Assignee, evidencing such sale, transfer, negotiation or assignment, together with any existing Note subject to such sale, transfer, negotiation or assignment (or any affidavit of loss therefor acceptable to the Applicable Administrative Agent), any tax forms required to be delivered pursuant to Section 2.17(h), an administrative questionnaire or such Applicable Administrative Agent’s customary form and payment to the Applicable Administrative Agent of an assignment fee in the amount of $3,500 (unless waived by the Applicable Administrative Agent, but for which no Group Member shall have any liability in any event), provided that (1) if a sale, transfer, negotiation or assignment by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such sale, transfer, negotiation or assignment, (2) if a sale, transfer, negotiation or assignment by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $3,500 shall be due in connection with such sale, transfer, negotiation or assignment and (3) no assignment fee shall be payable for assignments to and from any of the Arrangers or any of their respective Affiliates. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.2(b)(iii), upon the Applicable Administrative Agent (and the Borrower, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, the Applicable Administrative Agent shall record or cause to be recorded in the applicable Register the information contained in such Assignment. The entries in the applicable Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the applicable Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Each Register shall be available for inspection by the Borrower, any Agent and any Lender (solely with respect to itself), at any reasonable time and from time to time upon reasonable prior notice.

(d) Effectiveness. Subject to the recording of an Assignment by the applicable Administrative Agent in the applicable Register pursuant to Section 2.14(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for those surviving the termination of the Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article X, Section 11.8 and Section 11.9 to the extent provided in Section 10.11).

(e) Grant of Security Interests. In addition to the other rights provided in this Section 11.2, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) any federal reserve bank (pursuant to Regulation A of the Federal Reserve Board), without notice to the Administrative Agents or (B) any holder of, or trustee for the benefit of the holders of, such Lender’s Securities by notice to the Administrative Agents; provided, however, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with clause (b) above), shall be entitled to any rights of such Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

(f) Participants and SPVs. In addition to the other rights provided in this Section 11.2, each Lender may, (x) with notice to the Administrative Agents, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from the Administrative Agents or the Borrower, sell participations to one or more Persons (other than the Borrower or any of its Subsidiaries) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its

Commitments and the Loans (including for purposes of this Section 11.2(f), participations in L/C Obligations and in Swing Loans)); provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (ii) such Lender’s rights and obligations, and the rights and obligations of the Loan Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Register, except that (A) each such participant and SPV shall be entitled to the benefits of such Lender under Sections 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(h) (it being understood that the documentation required under Section 2.17(h) shall be delivered to the participating Lender)) but only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation (without duplication of any amount paid to such Lender pursuant to the indemnification provisions under Section 2.17) and (B) each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Administrative Agents by such SPV and such Lender, provided, however, that in no case (including pursuant to clause (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document, (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations); provided that any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided, further, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (iv) and clause (vii) of the first proviso to Section 11.1 that requires the affirmative vote of such Lender. No party hereto shall institute (and the Borrower shall cause each other Loan Party not to institute) against any SPV grantee of an option pursuant to this clause (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Commitments and the payment in full of the Obligations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant or SPV and the principal amounts (and stated interest) of each Participant’s or SPV’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person, except that the portion of any Participant Register relating to any Participant or SPV requesting payment from the Borrower or seeking to exercise its rights under Section 11.8 shall be available for inspection by the Borrower upon reasonable request to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or as is otherwise required thereunder.

Section 11.3 Costs and Expenses. Any action taken by any Loan Party under or with respect to any Loan Document, even if required under any Loan Document or at the request of any Secured Party, shall be at the expense of such Loan Party, and no Secured Party shall be required under any Loan Document to reimburse any Loan Party or Group Member therefor except as expressly provided therein. In addition (but without limiting the obligations of the Borrower under the Engagement Letter), the Borrower agrees to pay or reimburse upon demand (a) each of the Agents and each Arranger and any Related Person of any of the foregoing for all reasonable out-of-pocket costs and expenses incurred by such Persons or any of their Related Persons in connection with (i) the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document, any engagement or proposal letter therefor (including the Engagement Letter), any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case limited in the case of fees, charges and disbursements of consultants and counsel, to the reasonable fees, charges and disbursements of a single external legal counsel for all such Persons and any of their Related Persons taken as a whole and, if reasonably necessary, a single regulatory counsel and a single local counsel in each relevant jurisdiction for all such Persons and any of their Related Persons and, solely in the case of an actual or potential conflict of interest as reasonably determined by the affected Person or Persons, one additional counsel (including one additional regulatory and local counsel in each relevant jurisdiction) to each Person or group of affected Persons similarly situated taken as a whole (but excluding, in each case, any costs or expenses of internal legal counsel), (ii) reasonable fees, costs and expenses incurred in connection with Intralinks®, SyndTrak Online, ClearPar® or any other E-System and allocated to the Facilities by each Administrative Agent in its sole discretion and (iii) reasonable fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons, (b) each Agent and each L/C Issuer for all reasonable costs and expenses (excluding any costs or expenses of internal counsel) incurred by it or any of its Related Persons in connection with the L/C Back-Stop Arrangements entered into by such Persons, (c) each Agent for all reasonable costs and expenses (excluding any costs or expenses of internal counsel) incurred by it or any of its Related Persons in connection with internal audit reviews, field examinations and Collateral examinations (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by each Agent for its examiners) and (d) each of the Agents, their respective Related Persons, and each Lender and L/C Issuer for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy under any Loan Document, any Obligation, with respect to the Collateral or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Group Member, Loan Document, Obligation or Transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including fees and disbursements of counsel (excluding any costs or expenses of internal counsel).

Section 11.4 Indemnities. (a) Subject to the provisions of Section 11.3 with respect to the limitations on reimbursement of costs and expenses described therein, the Borrower agrees to indemnify, hold harmless and defend each Agent, each Arranger, each Lender, each L/C Issuer, each Secured Hedging Counterparty, each Secured Treasury Services Creditor, each Person that each L/C Issuer causes to Issue Letters of Credit hereunder and each of their respective Related Persons (each such Person being an “Indemnitee”) from and against all Liabilities (including brokerage commissions, fees and other compensation) that may be imposed on, incurred by or asserted against any such Indemnitee in any matter relating to or arising out of, in connection with or as a result of (i) any Loan Document, any Disclosure Document, any Obligation (or the repayment thereof), any Letter of Credit, the use or intended use of the proceeds of any Loan or the use of any Letter of Credit, any Transaction, or any securities filing of, or with respect to, any Group Member and/or Unrestricted Subsidiary, (ii) any engagement letter (including the Engagement Letter), proposal letter or term sheet with any Person or any Contractual Obligation, arrangement or understanding with any broker, finder or consultant, in each case entered into by or on behalf of any Group Member or any Affiliate of any of them in connection with any of the foregoing and any Contractual Obligation entered into in connection with any E-Systems or other Electronic Transmissions, (iii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnitee or any of its Related Persons, any holders of Securities or creditors (and including reasonable attorneys’ fees in any case, but excluding any costs and expenses of internal counsel), whether or not any such Indemnitee, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirement of Law or theory thereof, including common law, equity, contract, tort or otherwise, or (iv) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters”); provided, however, that the Borrower shall not have any liability under this Section 11.4 to any Indemnitee with respect to any Indemnified Matter, and no Indemnitee shall have any liability with respect to any Indemnified Matter other than (to the extent otherwise liable), to the extent such liability has resulted from the gross negligence or willful misconduct of such Indemnitee, as determined by a court of competent jurisdiction in a final and non-appealable judgment or order; provided, however, that in no event shall any Agent have any liability to the Loan Parties, any Lender, the Swingline Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Furthermore, the Borrower waives and agrees not to assert against any Indemnitee, and shall cause each other Loan Party to waive and not assert against any Indemnitee, any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.

(b) Without limiting the foregoing, “Indemnified Matters” includes all Environmental Liabilities, including those arising from, or otherwise involving, any property of any Related Person or any actual, alleged or prospective damage to property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property or natural resource or any property on or contiguous to any real property of any Related Person, whether or not, with respect to any such Environmental Liabilities, any Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor-in-interest to any Related Person or the owner, lessee or operator of any property of any Related Person through any foreclosure action, in each case except to the extent such Environmental Liabilities (i) are incurred solely following foreclosure by any Secured Party or following any Secured Party having become the successor-in-interest to any Loan Party and (ii) are attributable solely to acts of such Indemnitee.

Section 11.5 Survival. Any indemnification or other protection provided to any Indemnitee pursuant to any Loan Document (including pursuant to Section 2.16, Section 2.17, Article X , Section 11.3 and Section 11.4), this Section 11.5, Section 11.13, Section 11.14, Section 11.15 or Section 11.20 and all representations and warranties made in any Loan Document shall (A) survive the termination of the Commitments and the payment in full of other Obligations and (B) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnitee or otherwise) and, thereafter, its successors and permitted assigns.

Section 11.6 Limitation of Liability for Certain Damages. In no event shall the Borrower or any other Loan Party or any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings), except, in the case of the Borrower and each other Loan Party, to the extent that any such damages consist of or arise from claims against any Indemnitee by unaffiliated third parties. The Borrower hereby waives, releases and agrees (and shall cause each other Loan Party to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 11.7 Lender-Creditor Relationship. The relationship between the Lenders, the L/C Issuers and the Agents, on the one hand, and the Loan Parties, on the other hand, is solely that of lender and creditor. No Secured Party has any fiduciary relationship or duty to any Loan Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and the Loan Parties by virtue of, any Loan Document or any transaction contemplated therein. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Arrangers, the Agents and the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Arranger, Agent or Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Arranger, Agent or Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Arranger, Agent and Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Arrangers, Agent or Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

Section 11.8 Right of Setoff. Each Agent, each Lender, each L/C Issuer and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by the Borrower), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other Indebtedness, claims or other obligations at any time owing by such Agent, such Lender, such L/C Issuer or any of their respective Affiliates to or for the credit or the account of the Borrower against any Obligation of any Loan Party now or hereafter existing, whether or not any demand was made under any Loan Document with respect to such Obligation and even though such Obligation may be unmatured. Each Agent, each Lender and each L/C Issuer agrees promptly to notify the Borrower and each other Agent after any such setoff and application made by such Agent, Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 11.8 are in addition to any other rights and remedies (including other rights of setoff) that the Administrative Agents, the Lenders and the L/C Issuers and their Affiliates and other Secured Parties may have.

Section 11.9 Sharing of Payments, Etc. (a) If any Lender, directly or through an Affiliate or branch office thereof, obtains any payment of any Obligation of any Loan Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Sections 2.16, 2.17, 2.18 and 2.21 and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, the applicable Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by the applicable Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of the Borrower, applied to repay the Obligations in accordance herewith); provided, however, that (a) if such payment is rescinded or otherwise recovered from such Lender or L/C Issuer in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender or L/C Issuer without interest and (b) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

(b) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Section 11.9(a) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

Section 11.10 Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Loan Party or any other party or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from the Borrower, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.

Section 11.11 Notices.

(a) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed (A) if to the Borrower, to Alere Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attention: Jim Hinrichs, Chief Financial Officer, Tel: (858) 805-2426, Fax: (858) 408-9415 with copies to (1) Alere Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attention: David Teitel, Vice President, Finance, Tel: (781) 314-4174, Fax: (781) 647-3939, (2) Alere Inc., 51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453, Attention: General Counsel, Tel: (781) 647-3900, Fax: (781) 647-3939, and (3) (for informational purposes only and not constituting any required notice) Foley Hoag LLP, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210-2600, Attention: Malcolm Henderson, Esq., Tel: (617) 832.1276, Fax: (617) 832-7000, (B) if to any other Loan Party, to such Loan Party c/o the Borrower as provided in preceding clause (A), (C) if to the B Term Loan Administrative Agent, to Goldman Sachs Bank USA, 200 West Street, New York, New York 10282, Tel: (972) 368-2323 and (972) 368-2746, Fax: (917)-977-3966, Attention: Morgan Goodwin and Ken Moua, (D) if to the Pro Rata Administrative Agent, the Collateral Agent, the L/C Issuer or the Swingline Lender, to General Electric Capital Corporation, 2 Bethesda Metro Center, Suite 600, Bethesda, MD 20814, Attention: Alere Account Manager, Tel: (301) 634-3215, Fax: (866) 673-0624, and (E) otherwise to the party to be notified at (i) its address specified opposite its name on Schedule II or on the signature page of any applicable Assignment, (ii) posted to Intralinks® (to the extent such system is available and set up by or at the direction of the applicable Administrative Agent prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks® as may be available and reasonably acceptable to the applicable Administrative Agent prior to such posting, (iii) posted to any other E-System set up by or at the direction of the Applicable Administrative Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower, any Administrative Agent and the Swingline Lender, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Administrative Agents; provided that, each Administrative Agent, the Collateral Agent or the Borrower, in its discretion, may agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, it being understood that approval of such procedures may be limited to particular notices or communications. Subject to the immediately preceding sentence and clause (b) below, transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System.

(b) Effectiveness. All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, when deposited in the mails, (iv) if delivered by facsimile (other than to post to an E-System pursuant to clause (a)(ii) or (a)(iii) above), upon sender’s receipt of confirmation of proper transmission, (v) if delivered by posting to any E-System (including any facsimile so posted), on the later of the date of such posting in an appropriate location and the date access to such posting (and notice of such access) is given to the recipient thereof in accordance with the standard procedures applicable to such E-System and (vi) if delivered by e-mail as set forth in clause (a), upon the sender’s receipt of an acknowledgement from the intended recipient (including by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, however, that no communications to the Applicable Administrative Agent pursuant to Article II or Article X shall be effective until received by such Administrative Agent.

Section 11.12 Electronic Transmissions.

(a) Authorization. Subject to the provisions of Section 11.11(a), each of the Administrative Agents, the Borrower, the Lenders, the L/C Issuers and each of their Related Persons is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each of the Borrower and each Secured Party hereby acknowledges and agrees, and the Borrower shall cause each other Group Member to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) Signatures. Subject to the provisions of Section 11.11(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any UCC, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which each Secured Party and Loan Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(c) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 11.11 and this Section 11.12, separate terms and conditions posted or referenced in such E-System and related Contractual Obligations executed by Secured Parties and Group Members in connection with the use of such E-System.

(d) Limitation of Liability. All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of the Administrative Agents, any Arranger or

any of their respective Related Persons warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Administrative Agents, any Arranger or any of their respective Related Persons in connection with any E-Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of the Borrower and each Secured Party agrees (and the Borrower shall cause each other Loan Party to agree) that neither the Administrative Agents nor any Arranger has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

Section 11.13 Governing Law. THIS AGREEMENT, EACH OTHER LOAN DOCUMENT THAT DOES NOT EXPRESSLY SET FORTH ITS APPLICABLE LAW, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO AND THERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 11.14 Jurisdiction.

(a) Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO (AND, TO THE EXTENT SET FORTH IN ANY OTHER LOAN DOCUMENT, EACH OTHER LOAN PARTY) HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS; PROVIDED THAT NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) Service of Process. THE BORROWER (AND, TO THE EXTENT SET FORTH IN ANY OTHER LOAN DOCUMENT, EACH OTHER LOAN PARTY) HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND OTHER DOCUMENTS AND OTHER SERVICE OF PROCESS OF ANY KIND AND CONSENTS TO SUCH SERVICE IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA WITH RESPECT TO OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH ANY LOAN DOCUMENT BY ANY MEANS PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, INCLUDING BY THE MAILING THEREOF (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) TO THE ADDRESS OF BORROWER SPECIFIED IN SECTION 11.11 (AND SHALL BE EFFECTIVE WHEN SUCH MAILING SHALL BE

EFFECTIVE, AS PROVIDED THEREIN). THE BORROWER (AND, TO THE EXTENT SET FORTH IN ANY OTHER LOAN DOCUMENT, EACH OTHER LOAN PARTY) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) Non-Exclusive Jurisdiction. Notwithstanding the foregoing, nothing contained in this Section 11.14 (including clause (a) hereof) shall affect the right of any Agent, Lender or L/C Issuer to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Loan Party in any other jurisdiction.

Section 11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS, AS APPLICABLE, BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15.

Section 11.16 Severability. Any provision of any Loan Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

Section 11.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 11.18 Entire Agreement. The Loan Documents embody the entire agreement of the parties and supersede all prior agreements and understandings relating to the subject matter thereof and any prior letter of interest, commitment letter, fee letter, confidentiality and similar agreements involving any Loan Party and any of the Administrative Agents, any Lender or any L/C Issuer or any of their respective Affiliates relating to a financing of substantially similar form, purpose or effect. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern (unless such terms of such other Loan Documents are necessary to comply with applicable Requirements of Law, in which case such terms shall govern to the extent necessary to comply therewith).

Section 11.19 Use of Name. The Borrower agrees, and shall cause each other Loan Party to agree, that it shall not, and none of its Affiliates shall, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of the Securities of any Loan Party) using the name, logo or otherwise referring to either Administrative Agent or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which the Secured Parties are party without at least 2 Business Days’ prior notice to the Administrative Agents and without the prior consent of the Administrative Agents, in each case, except to the extent required to do so under applicable Requirements of Law.

Section 11.20 Non-Public Information; Confidentiality. (a) The Borrower hereby acknowledges that (a) the Administrative Agents will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks® or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Subsidiaries, or their respective securities, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized each Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its Subsidiaries or their respective securities for purposes of United States Federal and state securities laws, (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” and (z) the Agents and the Arrangers shall treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing provisions of this paragraph, the Borrower shall be under no obligation to mark the Borrower Materials “PUBLIC.”.

(b) Each Lender, Swingline Lender, each L/C Issuer and each Agent agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of information obtained by it pursuant to any Loan Document concerning the Loan Parties and their Affiliates and Subsidiaries or otherwise, except that such information may be disclosed (i) with the Borrower’s consent, (ii) to any Agent, any other Lender, any Affiliate of a Lender or any Approved Fund (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (iii) to Related Persons of such Lender, L/C Issuer or such Agent, as the case may be, or to any Person that any L/C Issuer causes to Issue Letters of Credit hereunder, in each case, that are advised of the confidential nature of such information and are instructed to keep such information confidential, (iv) to the extent such information presently is or hereafter becomes available to such Lender, L/C Issuer or such Agent, as the case may be, on a non-confidential basis from a source other than any Loan Party, (v) to the extent disclosure is required by applicable Requirements of Law, any pending legal, judicial, regulatory or administrative proceeding or as otherwise required by any other legal process or requested or demanded by any Governmental Authority (or self-regulatory authority) (in which case such Lender, Swingline Lender, L/C Issuer or Agent agrees (except with respect to any audit or examination conducted by auditors or any regulatory authority (including self-regulatory authority) exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, to inform you promptly thereof prior to such disclosure), (vi) to the extent such information is received by such Lender, Swingline Lender, L/C Issuer or Agent or any of its respective Affiliates from a third party that is not, to such Lender’s, Swingline Lender’s, L/C Issuer’s or Agent’s or any of its respective Affiliates’ knowledge, subject to contractual confidentiality obligations owing to the Borrower, (vii) to the extent that such information is independently developed by such Lender, Swingline Lender, L/C Issuer or Agent or any of its respective Affiliates, (viii) for purposes of establishing a “due diligence” defense, (ix) to the extent necessary or customary for inclusion in league table measurements or in any tombstone or other advertising materials (and the Loan Parties consent to the publication of such tombstone or other advertising materials by an Administrative Agent, any Lender, any L/C Issuer or any of their Related Persons), (x) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or otherwise to the extent consisting of general portfolio information that does not identify borrowers, (xi) to current or prospective assignees, SPVs grantees of any option described in Section 11.2(f) or participants, pledgees referred to in Section 11.2(e), direct or indirect (including prospective) contractual counterparties (or their respective advisors) to any Hedging Agreement permitted hereunder and to their respective Related Persons, in each case to the extent such assignees, participants, pledgees, counterparties or Related Persons agree to be bound by provisions substantially similar to (or at least as restrictive as) the provisions of this Section 11.20 and (xii) in connection with the exercise of any remedy or the enforcement of any right under this Agreement or any other Loan Document. In the event of any conflict between the terms of this Section 11.20 and those of any other Contractual Obligation entered into with any Loan Party (whether or not a Loan Document), the terms of this Section 11.20 shall govern.

Section 11.21 Patriot Act Notice. Each Lender subject to the Patriot Act hereby notifies the Borrower and each other Loan Party that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, including the name and address of the Borrower and each other Loan Party and other information allowing such Lender to identify the Borrower and each other Loan Party in accordance with such act.

Section 11.22 Senior Indebtedness. The Obligations constitute “Senior Debt” or “Senior Indebtedness”, as applicable, and “Designated Senior Debt” or “Designated Senior Indebtedness”, as applicable, under, and as defined in, and for the purposes of, the Existing Subordinated Notes Indentures.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALERE INC., as Borrower

By:	/s/ Jim Hinrichs
Name:	Jim Hinrichs
Title:	Chief Financial Officer

[Alere Credit Agreement Signature Page (2015)]

GOLDMAN SACHS BANK USA, as B Term Loan Administrative Agent and Lender

By:	/s/ Charles D. Johnston
Name:	Charles D. Johnston
Title:	Authorized Signatory

[Alere Credit Agreement Signature Page (2015)]

GENERAL ELECTRIC CAPITAL CORPORATION, as Pro Rata Administrative Agent, Collateral Agent, L/C Issuer and Lender

By:	/s/ Daniel L. Evans
Name:	Daniel L. Evans
Title:	Duly authorized Signatory

[Alere Credit Agreement Signature Page (2015)]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Vanessa Chiu
Name:	Vanessa Chiu
Title:	Executive Director

[Alere Credit Agreement Signature Page (2015)]

DNB CAPITAL LLC, as Lender

By:	/s/ Thomas Tangen
Name:	Thomas Tangen
Title:	Senior Vice President, Head of Corporate Banking

DNB BAK ASA, NEW YORK BRANCH, as Co-Documentation Agent

By:	/s/ Thomas Tangen
Name:	Thomas Tangen
Title:	Senior Vice President, Head of Corporate Banking

By:	/s/ Geshu Sugandh
Name:	Geshu Sugandh
Title:	First Vice President

[Alere Credit Agreement Signature Page (2015)]

ROYAL BANK OF CANADA, as Lender

By:	/s/ Dean Sas
Name:	Dean Sas
Title:	Authorized Signatory

[Alere Credit Agreement Signature Page (2015)]

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By:	/s/ Elizabeth R. Peck
Name:	Elizabeth R. Peck
Title:	Senior Vice President

[Alere Credit Agreement Signature Page (2015)]

HSBC BANK, PLC., as Lender

By:	/s/ Henry Moore
Name:	Henry Moore
Title:	Relationship Director

[Alere Credit Agreement Signature Page (2015)]

CITIZENS BANK, N.A., as Lender

By:	/s/ Kathryn McDonough
Name:	Kathryn McDonough
Title:	Director

[Alere Credit Agreement Signature Page (2015)]

SIEMENS FINANCIAL SERVICES INC., as Lender

By:	/s/ Maria Levy
Name:	Maria Levy
Title:	Vice President

By:	/s/ Melissa J. Brown
Name:	Melissa J. Brown
Title:	Sr. Trans. Cord.

[Alere Credit Agreement Signature Page (2015)]

Exhibit A

to

Credit Agreement

Form of Assignment

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date (as defined below) and is entered into between [Insert name of Assignor[s]] (the “Assignor[s]”) and [Insert name of Assignee[s]] (the “Assignee[s]”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified and defined below, receipt of a copy of which is hereby acknowledged by the Assignee[s]. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor[s] hereby irrevocably sells and assigns to the Assignee[s], and the Assignee[s] hereby irrevocably purchases and assumes from the Assignor[s], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Applicable Administrative Agent as contemplated below, (i) all of the Assignor[’s] rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor[’s] outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor[s] (in [its][their respective] capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor[s] to the Assignee[s] pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor[s] and, except as expressly provided in this Assignment, without representation or warranty by the Assignor[s].

Assignor[s]:

Assignee[s]:

Borrower:	Alere Inc., a Delaware corporation (the “Borrower”)

[Administrative Agent:	Goldman Sachs Bank USA, as B Term Loan administrative agent (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”)]

[Administrative Agent:	General Electric Capital Corporation, as Pro Rata administrative agent (in such capacity and together with its successors and permitted assigns, the “Administrative Agent”)]

Credit Agreement:	Credit Agreement, dated as of June 18, 2015, among the Borrower, Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, General Electric Capital Corporation, as the Pro Rata Administrative Agent and the Collateral Agent, the L/C Issuers and the other Secured Parties party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

[Trade Date:	, ][1]

Effective Date:	,

[1]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Assignor [(collectively, the “Assignors”)]	Assignee [(collectively the “Assignees”)]	Facility Assigned[2]	Aggregate amount of Commitments or principal amount of Loans for all Lenders[3]	Aggregate amount of Commitments or principal amount of Loans Assigned[4]	Percentage Assigned[5]
[Name of Assignor]	[Name of Assignee]		$	$	.	%
[Name of Assignor]	[Name of Assignee]		$	$	.	%
[Name of Assignor]	[Name of Assignee]		$	$	.	%

[THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

[2]	Fill in the appropriate defined term for the Tranche of Loans and/or Commitments under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment”, “A Term Loans”, “B Term Loans”, etc).
[3]	In the case of the Revolving Credit Commitment, including Revolving Loans and interests, participations and obligations to participate in Letters of Credit and Swing Loans.
[4]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. The aggregate amounts are inserted for informational purposes only to help in calculating the percentages assigned which, themselves, are for informational purposes only.
[5]	Set forth, to at least 9 decimals, the Assigned Interest as a percentage of the aggregate Commitment or Loans in the respective Facility. This percentage is set forth for informational purposes only and is not intended to be binding. The assignments are based on the amounts assigned not on the percentages listed in this column.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF ASSIGNOR] as Assignor

By:
Name:
Title:

[NAME OF ASSIGNEE] as Assignee

By:
Name:
Title:

Lending Office [for Eurodollar Rate Loans]:

[Insert Address (including contact name, fax number and e-mail address)]

Lending Office (and address for notices) for any other purpose:

[Insert Address (including contact name, fax number and e-mail address)]

[SIGNATURE PAGE TO ALERE INC.

ASSIGNMENT AND ASSUMPTION AGREEMENT]

ACCEPTED and AGREED this day of :

[GOLDMAN SACHS BANK USA, as B Term Loan Administrative Agent

By:
Name:
Title:]

GENERAL ELECTRIC CAPITAL CORPORATION, as Pro Rata Administrative Agent

By:
Name:
Title:]

[ALERE INC.

By:
Name:
Title:][6]

[[NAME OF SWINGLINE LENDER]

By:
Name:
Title:

[NAME OF EACH L/C ISSUER]

By:
Name:
Title:]][7]

[6]	The consent of the Borrower is only required to the extent provided by Section 11.2(b) of the Credit Agreement.
[7]	The consent of the Swingline Lender and each L/C Issuer is only required to the extent provided in Section 11.2(b) of the Credit Agreement.

[SIGNATURE PAGE TO ALERE INC.

ASSIGNMENT AND ASSUMPTION AGREEMENT]

ANNEX 1

STANDARD TERMS AND CONDITIONS

FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

Section 1. Representations, Warranties and Covenants of Assignees. [Each][The] Assignee [severally but not jointly] (a) represents and warrants to its corresponding Assignor and the Applicable Administrative Agent that (i) it has full power and authority, and has taken all actions necessary, for such Assignee to execute and deliver this Assignment and to consummate the transactions contemplated hereby, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either such Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (b) appoints and authorizes the Administrative Agents and the Collateral Agent to take such action as an administrative agent and collateral agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agents and/or the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a Lender, (d) confirms it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment, (e) has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest and agrees that it will, independently and without reliance on any Agent and/or Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Applicable Administrative Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under Section 11.2(c) of the Credit Agreement and (h) to the extent required pursuant to Section 2.17(h) of the Credit Agreement, attaches two completed originals of Forms W-8ECI, W-8BEN, W-8BEN-E or W-9.

Section 2. Determination of Effective Date; Register. Following the due execution and delivery of this Assignment by [each][the] Assignor, each Assignee and, to the extent required by Section 11.2(b) of the Credit Agreement, the Borrower, this Assignment (including its attachments) will be delivered to the Applicable Administrative Agent for its acceptance and recording in the applicable Register. The effective date of this Assignment (the “Effective Date”) shall be the later of (i) the acceptance of this Assignment by the Applicable Administrative Agent and (ii) the recording of this Assignment in the applicable Register. The Applicable Administrative Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment.

Section 3. Effect. As of the Effective Date, (a) [each][the] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender under the Credit Agreement and (b) [each][the] Assignor shall, to the extent provided in this Assignment, relinquish its rights (except those surviving the termination of the Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

Section 4. Distribution of Payments. From and after the Effective Date, the Applicable Administrative Agent shall make all payments under the Loan Documents in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant]

Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Applicable Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

Section 5. Miscellaneous. This Assignment is a Loan Document and, as such, is subject to certain provisions of the Credit Agreement, including Sections 1.5, 11.14(a) and 11.15 thereof. On and after the Effective Date, this Assignment shall be binding upon, and inure to the benefit of, the Assignors, Assignees, the Administrative Agent and their Related Persons and their respective successors and assigns. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Assignment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Assignment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this Assignment.

EXHIBIT B-1

TO

CREDIT AGREEMENT

Form of A TERM LOAN Note

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $	[ ], 2015

FOR VALUE RECEIVED, the undersigned, Alere Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above or its registered assigns (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of the A Term Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the A Term Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as the Pro Rata Administrative Agent, at                     , in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of June 18, 2015, among the Borrower, Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, General Electric Capital Corporation, as the Pro Rata Administrative Agent and the Collateral Agent, the L/C Issuers and the other Secured Parties party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Credit Agreement, among other things, (a) provides for the making of A Term Loans by the Lender to the Borrower in an aggregate amount equal to the Principal Amount set forth above, the indebtedness of the Borrower resulting from such A Term Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5, 11.14(a) and 11.15 thereof.

This Note is a registered obligation, transferable only upon notation in the Register for the A Term Loans, and no assignment hereof shall be effective until recorded therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

ALERE INC.

By:
Name:
Title:

[SIGNATURE PAGE TO ALERE INC.

A TERM LOAN PROMISSORY NOTE]

EXHIBIT B-2

TO

CREDIT AGREEMENT

Form of B TERM LOAN Note

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $	[ ], 2015

FOR VALUE RECEIVED, the undersigned, Alere Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above or its registered assigns (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all the B Term Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of the B Term Loans from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to Goldman Sachs Bank USA, as B Term Loan Administrative Agent, at                     , in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of June 18, 2015, among the Borrower, Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, General Electric Capital Corporation, as the Pro Rata Administrative Agent and the Collateral Agent, the L/C Issuers and the other Secured Parties party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Credit Agreement, among other things, (a) provides for the making of B Term Loans by the Lender to the Borrower in an aggregate amount equal to the Principal Amount set forth above, the indebtedness of the Borrower resulting from such B Term Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5, 11.14(a) and 11.15 thereof.

This Note is a registered obligation, transferable only upon notation in the Register for the B Term Loans, and no assignment hereof shall be effective until recorded therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

ALERE INC.

By:
Name:
Title:

[SIGNATURE PAGE TO ALERE INC.

B TERM LOAN PROMISSORY NOTE]

EXHIBIT B-3

TO

CREDIT AGREEMENT

Form of INCREMENTAL TERM NOTe

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $	[ ], 20[ ]

FOR VALUE RECEIVED, the undersigned, Alere Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above or its registered assigns (the “Lender”) on [            ], 20     (the “Incremental Term Loan Maturity Date”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all [insert the applicable description of the respective Tranche of Incremental Term Loans] (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each [Incremental Term Loan] from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, at                     , in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of June 18, 2015, among the Borrower, Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, General Electric Capital Corporation, as the Pro Rata Administrative Agent and the Collateral Agent, the L/C Issuers and the other Secured Parties party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Credit Agreement, among other things, (a) provides for the making of [Incremental Term Loans] by the Lender to the Borrower in an aggregate amount equal to the Principal Amount set forth above, the indebtedness of the Borrower resulting from such [Incremental Term Loans] being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5, 11.14(a) and 11.15 thereof.

This Note is a registered obligation, transferable only upon notation in the Register for the Incremental Term Loans, and no assignment hereof shall be effective until recorded therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

ALERE INC.

By:
Name:
Title:

[SIGNATURE PAGE TO ALERE INC.

INCREMENTAL TERM LOAN PROMISSORY NOTE]

EXHIBIT B-4

TO

CREDIT AGREEMENT

Form of Revolving LOAN Note

Lender: [NAME OF LENDER]	New York, New York
Principal Amount: $	,

FOR VALUE RECEIVED, the undersigned, Alere Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above or its registered assigns (the “Lender”) the Principal Amount set forth above, or, if less, the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrower, payable at such times and in such amounts as are specified in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date made until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement. Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as the Pro Rata Administrative Agent, at                     , in immediately available funds.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of June 18, 2015, among the Borrower, Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, General Electric Capital Corporation, as the Pro Rata Administrative Agent and the Collateral Agent, the L/C Issuers and the other Secured Parties party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrower in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrower resulting from such Revolving Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5, 11.14(a) and 11.15 thereof.

This Note is a registered obligation, transferable only upon notation in the Register for the Revolving Loans, and no assignment hereof shall be effective until recorded therein.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

ALERE INC.

By:
Name:
Title:

[SIGNATURE PAGE TO ALERE INC. REVOLVING LOAN PROMISSORY NOTE]

EXHIBIT C

TO

CREDIT AGREEMENT

Form of Notice of Borrowing

[GENERAL ELECTRIC CAPITAL CORPORATION,

      as Pro Rata Administrative Agent]

[GOLDMAN SACHS BANK USA,

      as B Term Loan Administrative Agent] under the

      Credit Agreement referred to below

            ,

Attention:

Re:	ALERE INC. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of June 18, 2015, among the Borrower, Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, General Electric Capital Corporation, as the Pro Rata Administrative Agent and the Collateral Agent, the L/C Issuers and the other Secured Parties party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.2 of the Credit Agreement of its request of a Borrowing (the “Proposed Borrowing”) under the Credit Agreement and, in that connection, sets forth the following information:

A. The Business Day of the Proposed Borrowing is             ,          (the “Funding Date”).

[B. The aggregate principal amount of Revolving Loans requested is $        , of which $         consists of [Base Rate Loans] [and] [$         consists of Eurodollar Rate Loans having an initial Interest Period of      months.]]

[[B.][C.] The aggregate principal amount of [A Term Loans][B Term Loans] [Designate Tranche of Incremental Term Loans or Specified Refinancing Term Loans] requested is $        , of which [$         consists of Base Rate Loans] [and][$         consists of Eurodollar Rate Loans having an initial Interest Period of      months.]]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Funding Date, both before and after giving effect to the Proposed Borrowing and any other Loan to be made or Letter of Credit to be Issued on or before the Funding Date:

[(i) the representations and warranties set forth in the Loan Documents are true and correct in all material respects (or in all respects to the extent that any such representation or warranty is qualified by materiality or Material Adverse Effect), as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date; and

(ii) no Default or Event of Default is continuing.]1

ALERE INC.

By:
Name:
Title:

[1]	To be modified in the case of the incurrence of Term Loans for a Limited Condition Acquisition to the extent agreed to in the respective Incremental Amendment.

[SIGNATURE PAGE TO NOTICE OF BORROWING DATED             ,         ]

EXHIBIT D

TO

CREDIT AGREEMENT

Form of Swing Loan Request

GENERAL ELECTRIC CAPITAL CORPORATION,

      as Pro Rata Administrative Agent under the

      Credit Agreement referred to below

Attention:

            ,

Re:	ALERE INC. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of June 18, 2015, among the Borrower, Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, General Electric Capital Corporation, as the Pro Rata Administrative Agent and the Collateral Agent, the L/C Issuers and the other Secured Parties party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Borrower hereby gives you irrevocable notice pursuant to Section 2.3 of the Credit Agreement that it requests Swing Loans under the Credit Agreement (the “Proposed Advance”) and, in that connection, sets for the following information:

A. The Business Day of the Proposed Advance is             ,          (the “Funding Date”).

B. The aggregate principal amount of Swing Loan requested is $        .

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Funding Date, both before and after giving effect to the Proposed Advance and any other Loan to be made or Letter of Credit to be issued on or before the Funding Date:

(i) the representations and warranties set forth in the Loan Documents are true and correct in all material respects (or in all respects to the extent that any such representation or warranty is qualified by materiality or Material Adverse Effect) with the same effect as though made on and as of such Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date and

(ii) no Default or Event of Default is continuing.

ALERE INC.

By:
Name:
Title:

[SIGNATURE PAGE TO NOTICE OF BORROWING DATED             ,         ]

Exhibit E

to

Credit Agreement

Form of Letter of Credit Request

[NAME OF L/C ISSUER], as L/C Issuer

under the Credit Agreement referred to below

Attention:

            ,

Re:	ALERE INC. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of June 18, 2015, among the Borrower, Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, General Electric Capital Corporation, as the Pro Rata Administrative Agent and the Collateral Agent, the L/C Issuers and the other Secured Parties party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.4(b) of the Credit Agreement, of its request for your Issuance of a Letter of Credit, in the form attached hereto, for the benefit of [Name of Beneficiary], in the amount of $        , to be issued on             ,          (the “Issue Date”) with an expiration date of             ,         .

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Issue Date, both before and after giving effect to the Issuance of the Letter of Credit requested above and any Loan to be made or any other Letter of Credit to be Issued on or before the Issue Date:

(i) the representations and warranties set forth in the Loan Documents are true and correct in all material respects (or in all respects to the extent that any such representation or warranty is qualified by materiality or Material Adverse Effect), with the same effect as though made on and as of such Issue Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such earlier date and

(ii) no Default or Event of Default is continuing.

Copies of all documentation with respect to the supported transaction are attached hereto.

ALERE INC.

By:
Name:
Title:

E-1

EXHIBIT F

TO

CREDIT AGREEMENT

Form of Notice of Conversion or Continuation

[GENERAL ELECTRIC CAPITAL CORPORATION,

      as Pro Rata Administrative Agent]

[GOLDMAN SACHS BANK USA,

      as B Term Loan Administrative Agent] under the

      Credit Agreement referred to below

            ,

Attention:

Re:	ALERE INC. (the “Borrower”)

Reference is made to the Credit Agreement, dated as of June 18, 2015, among the Borrower, Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, General Electric Capital Corporation, as the Pro Rata Administrative Agent and the Collateral Agent, the L/C Issuers and the other Secured Parties party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The Borrower hereby gives you irrevocable notice, pursuant to Section 2.10 of the Credit Agreement of its request for the following:

[(i) a continuation, on             ,         , as Eurodollar Rate Loans having an Interest Period of      months of [A Term Loans][B Term Loans][Designate other Tranche of Term Loans][Revolving Loans] in an aggregate outstanding principal amount of $         having an Interest Period ending on the proposed date for such continuation;]

[[(i)](ii)] a conversion, on             ,         , to Eurodollar Rate Loans having an Interest Period of     months of [A Term Loans][B Term Loans][Designate other Tranche of Term Loans][Revolving Loans] in an aggregate outstanding principal amount of $        ; and]

[(i)][(ii)][(iii)] a conversion, on             ,         , to Base Rate Loans, of [A Term Loans][B Term Loans][Designate other Tranche of Term Loans][Revolving Loans] in an aggregate outstanding principal amount of $        .]

In connection herewith, the undersigned hereby certifies that no Default or Event of Default is continuing on the date hereof, both before and after giving effect to any Loan to be made or Letter of Credit to be issued on or before any date for any proposed conversion or continuation set forth above (it being understood that no conversion or continuation requested herein shall constitute the making of any Loan).

ALERE INC.

By:
Name:
Title:

EXHIBIT I-1

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of June 18, 2015, among the Borrower, Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, General Electric Capital Corporation, as the Pro Rata Administrative Agent and the Collateral Agent, the L/C Issuers and the other Secured Parties party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 11.2(f) and Section 2.17(h) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT I-2

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of June 18, 2015, among the Borrower, Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, General Electric Capital Corporation, as the Pro Rata Administrative Agent and the Collateral Agent, the L/C Issuers and the other Secured Parties party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 11.2(f) and Section 2.17(h) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT I-3

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of June 18, 2015, among the Borrower, Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, General Electric Capital Corporation, as the Pro Rata Administrative Agent and the Collateral Agent, the L/C Issuers and the other Secured Parties party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(h) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Applicable Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Applicable Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Applicable Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT I-4

FORM OF

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships for U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of June 18, 2015, among the Borrower, Goldman Sachs Bank USA, as the B Term Loan Administrative Agent, General Electric Capital Corporation, as the Pro Rata Administrative Agent and the Collateral Agent, the L/C Issuers and the other Secured Parties party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17(h) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Applicable Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Applicable Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Applicable Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]